UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Leading toward a sustainable future 2021 Proxy Statement Notice of Annual Meeting April 20, 2021 1 p.m. ET Virtual Only PSEG > Powering Progress PSEGLeading toward a sustainable future 2021 Proxy Statement Notice of Annual Meeting April 20, 2021-1 p.m. ET Virtual Only PSEG > Powering Progress PSEG

AWARDS & RECOGNITION

2020

- **Jan.** Best Employers for Diversity 2020
  Forbes
- **Jan.** 2020 Public Company Board of the Year
  National Association of Corporate Directors, New Jersey Chapter
- **Jun.** Energy Star Partner of the Year Award (PSEG LI)
  U.S. Environmental Protection Agency
- **Jun.** Most Trusted Combined Gas & Electric Utility in the East, Most Trusted Brand
  Cogent Syndicated Brand Trust Index
- **Jun.** Corporate Citizenship Award (Large Business)
  Long Island Business News
- **Jul.** Framatome Top Innovative Practice Award (PSEG Nuclear)
  Nuclear Energy Institute
- **Nov.** ReliabilityOne™ Award for Outstanding Reliability Performance in Mid-Atlantic Metropolitan Region, 19th consecutive year
  PA Consulting
- **Nov.** 2020 Outstanding Customer Engagement Award
  PA Consulting
- **Nov.** Dow Jones Sustainability North America Index, 13th consecutive year
  Dow Jones
- **Nov.** Top Utilities Company, 2020 Reader Ranking
  NJBIZ
- **Dec.** America's Most Responsible Companies 2021
  Newsweek

One of Americas Best Employers for DiversityForbes2020 Public Company Board of the YearNational Association of Corporate Directors, New Jersey ChapterEnergy Star Partner of the Year Award (PSEG LI)U.S. Environmental Protection AgencyMost Trusted Combined Gas & Electric Utility in the East, Most Trusted BrandCogent Syndicated Brand Trust IndexFramatome Top Innovative Practice Award (PSEG Nuclear)Nuclear Energy InstituteCorporate Citizenship Award (Large Business)Long Island Business NewsReliabilityOneTM Award for Outstanding Reliability Performance in Mid-Atlantic Metropolitan Region, 19th consecutive yearPA Consulting2020 Outstanding Customer Engagement AwardPA ConsultingDow Jones Sustainability North America Index, 13th consecutive yearDow JonesTop Utilities Company, 2020 Reader RankingNJBIZAmericas Most Responsible Companies 2021NewsweekRECENTAW A R D S & R E C O G N I T I O NJan.2020 Jan.Jun. Jun. Jul. Sept. Nov. Nov. Nov. Nov. Dec. Best Employers for Diversity 2020 Forbes2020 Public Company Board of the YearNational Association of Corporate Directors, New Jersey ChapterEnergy Star Partner of the Year Award (PSEG LI)U.S. Environmental Protection AgencyMost Trusted Combined Gas & Electric Utility in the East, Most Trusted BrandCogent Syndicated Brand Trust IndexFramatome Top Innovative Practice Award (PSEG Nuclear)Nuclear Energy InstituteCorporate Citizenship Award (Large Business)Long Island Business NewsReliabilityOneTM Award for Outstanding Reliability Performance in Mid-Atlantic Metropolitan Region, 19th consecutive yearPA Consulting2020 Outstanding Customer Engagement AwardPA ConsultingDow Jones Sustainability North America Index, 13th consecutive yearDow JonesTop Utilities Company, 2020 Reader RankingNJBIZAmericas Most Responsible Companies 2021NewsweekRECENTAW A R D S & R E C O G N I T I O NJan.2020 Jan.Jun. Jun. Jun. Jul. Nov. Nov. Nov. Nov. Dec.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT OF PSEG

The Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (the “Company”) will be held on Tuesday, April 20, 2021, at 1:00 p.m. Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other meeting participants, the Annual Meeting will be held in a virtual only format via live webcast on the internet. You will not be able to attend the Annual Meeting in person. However, stockholders of record as of the close of business on February 19, 2021 will be able to attend, vote, and submit questions during the virtual meeting by registering at: register.proxypush.com/peg

DATE

April 20, 2021

at 1:00 P.M., Eastern Time

VIRTUAL MEETING

To attend the meeting

register at: register.proxypush.com/peg

Scan this QR code to access the 2021 PSEG Proxy Statement and 2020 Annual Report on your mobile device

RECORD DATE

Stockholders entitled to vote at the Annual Meeting are the holders of common stock of record on February 19, 2021

You are encouraged to vote your shares in advance of the Annual Meeting for the following items:

1.  Elect ten members of the Board of Directors (Board) to hold office until the Annual Meeting of Stockholders in 2022, or until each director’s respective successor is elected and qualified;

2.  Approve on an advisory basis, our executive compensation;

3.  Ratify the appointment of Deloitte & Touche LLP (Deloitte) as independent auditor for 2021;

4.  Approve the 2021 Equity Compensation Plan for Outside Directors;

5.  Approve the 2021 Long-Term Incentive Plan; and

6.  Transact any other business that is properly presented at the meeting.

By order of the Board of Directors,

Michael K. Hyun

Secretary

March 15, 2021

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY. YOU MAY ALSO VOTE VIA THE INTERNET OR BY TELEPHONE. PLEASE USE THE INTERNET ADDRESS OR TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

IF YOU HAVE MULTIPLE ACCOUNTS, YOU MAY RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM AND RELATED MATERIALS. PLEASE VOTE EACH PROXY CARD AND VOTING INSTRUCTION FORM THAT YOU RECEIVE. THANK YOU FOR VOTING.

Voting Methods for Stockholders

MAIL EQ Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
INTERNET/MOBILE www.proxypush.com/peg	PHONE 1-866-883-3382 (toll-free)

Please vote on these items:

PROPOSAL		PROPOSAL		PROPOSAL
1	Election of Directors	2	Advisory Vote on the Approval of Executive Compensation	3	Ratification of the Appointment of Independent Auditor

PROPOSAL		PROPOSAL
4	Approval of the 2021 Equity Compensation Plan for Outside Directors	5	Approval of the 2021 Long-Term Incentive Plan

To Submit Proposals for the 2022 Annual Meeting

FINAL DATE November 15, 2021 (last day for receipt by us)	CONTACT Corporate Secretary, PSEG 80 Park Plaza, T4B, Newark, NJ 07102

For shares held by a bank or broker, including those in the various stockholder and employee plans that we offer, please follow the voting instructions from your bank, broker or plan administrator. For more information, see pages 84-88.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 20, 2021 (Annual Meeting).

The Proxy Statement and Annual Report to Stockholders are available at www.pseg.com/annualmeeting.

The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March 15, 2021.

Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) is distributing this Proxy Statement to solicit proxies in connection with our 2021 Annual Meeting of Stockholders.

Save Trees Go Paperless.

Future Electronic Delivery

You can help us and the environment by choosing to receive future proxy statements and related documents such as the Annual Report and Form 10-K by electronic delivery. You may sign up for future electronic delivery at the website below, depending on the nature of your ownership. Please note that these are not the same sites to use for voting. For further information about how to vote, see the Notice of Annual Meeting of Stockholders and page 87.

•   If you are a stockholder of record, please go to www.proxyconsent.com/peg

•   For shares held in Employee Benefit Plans, please go to www.proxyconsent.com/peg

•   If your shares are held by a bank or broker, please go to https://enroll.icsdelivery.com/peg

PSEG 2021 Proxy Statement	i

Forward-Looking Statements

The statements contained in this Proxy Statement that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC) and available on our website: https://investor.pseg.com/financial-information/sec-filings. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this Proxy Statement apply only as of the date hereof. We specifically disclaim any obligation to update these forward-looking statements unless required by applicable securities laws. Information on our website should not be deemed incorporated into, or as a part of, this report.

ii	PSEG 2021 Proxy Statement

Proxy Statement Summary

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

At the Annual Meeting, you will be asked to vote on the following five proposals. It is our recommendation that you vote in favor of all five.

Proposal		Board Recommendation	Page Reference

1.	Election of Directors	FOR	6

2.	Advisory Vote on the Approval of Executive Compensation	FOR	38

3.	Ratification of the Appointment of Deloitte as Independent Auditor for 2021	FOR	71

4.	Approval of the 2021 Equity Compensation Plan for Outside Directors	FOR	74

5.	Approval of the 2021 Long-Term Incentive Plan	FOR	77

Ensuring that our Board has the optimal balance of skills, viewpoints, perspectives and experiences is a top priority of the Board and the Corporate Governance Committee. The nominees you are being asked to vote for are a diverse group of highly qualified leaders with a broad range of business, industry, academic and public service experience. Our Board nominees also reflect our commitment to diversity.

For additional information about the diversity, experience, skills and qualifications of each individual nominee, please see the charts on page 2 and pages 6-8 and biographical data on pages 10-14.

WHAT’S NEW?

This year we have expanded our discussion of the following items:

•  Integrated Approach to Shareholder Engagement, see page 21.

•  Board Oversight of Cybersecurity, see page 22.

•  Human Capital Management, including Diversity, Equity and Inclusion, see pages 27-30.

•  Oversight of Political Contributions and Engagement Activities, see page 31.

•  COVID-19 Response:

•  Oversight of COVID-19 Risk Management, see page 23;

•  COVID-19 Response (Community, Customers, Employees), see page 24; and

•  No COVID-19 Adjustments to Compensation, see page 41.

ESG Highlights (p.24-31) Announced exploration of strategic alternatives for non-nuclear assets. Gained NJBPU approval for the Clean Energy Future proposal to invest $1 billion in Energy Efficiency programs, approximately $700 million for Energy Cloud/Smart Meters (AMI) and $166 million for Electric Vehicle charging infrastructure. Entered into an agreement to acquire a 25% interest in Orsteds 1,100MW Ocean Wind project, located off the coast of New Jersey, (subject to regulatory approval). Added Equity to our Diversity & Inclusion strategy for a renewed focus on fair and equitable workplace processes. Enhanced transparency on workforce diversity. Enhanced oversight and transparency of political contributions and engagement.

PSEG 2021 Proxy Statement	1

Proxy Statement Summary

OUR DIRECTOR NOMINEES

Name	Age	Director Since	Primary Occupation	Independent	Committee Memberships

Ralph Izzo	63	2006	Chairman of the Board, President and Chief Executive Officer (CEO) of PSEG		E (Chair)

Shirley Ann Jackson Lead Director	74	2001	President of Rensselaer Polytechnic Institute	●	CG, E, IO, O

Willie A. Deese	65	2016	Retired Executive Vice President (EVP) of Merck & Co. Inc.	●	A, CG (Chair), O

David Lilley	74	2009	Retired Chairman of the Board, President and CEO of Cytec Industries, Inc.	●	A, E, F, O (Chair)

Barry H. Ostrowsky	70	2018	President and CEO of RWJBarnabas Health, Inc.	●	A, F, O

Scott G. Stephenson	63	2020	Chairman of the Board, President and CEO, Verisk Analytics, Inc.	●	F, IO

Laura A. Sugg	60	2019	Retired President – Australasia Division of ConocoPhillips Corporation	●	A, IO (Chair)

John P. Surma	66	2019	Retired Chairman and CEO, United States Steel Corporation	●	CG, IO, O

Susan Tomasky	68	2012	Retired President – AEP Transmission of American Electric Power Corporation	●	A (Chair), CG, E, O

Alfred W. Zollar	66	2012	Retired General Manager – Tivoli Software Division of IBM Corporation	●	A, F (Chair), IO

A=Audit    CG=Corporate Governance    E=Executive    F=Finance    IO=Industrial Operations    O=Organization and Compensation

GOVERNANCE HIGHLIGHTS

PSEG is committed to strong corporate governance practices, as we recognize that they contribute to long-term stockholder value. For additional information on our corporate governance, see the section under Proposal 1: Election of Directors beginning on page 6.

Board Tenure Gender, Racial and Ethnic Diversity Board Independence 4 new directors added in the last 4 years bringing fresh perspectives to the BoardBoard Tenure Gender, Racial and Ethnic Diversity Board Independence 3 Directors 10+ years Average Tenure 7.8 years 4 Directors 04 years 3 Directors 59 years 50% Diversity 3 Directors Racially/Ethnically Diverse Lead Director 3 Directors Women 9 of 10 Are independent (all but CEO) 4 new directors added in the last 4 years bringing fresh perspectives to the Board

Governance Best Practices

•  Annual election of all directors

•  Majority voting for directors with a director resignation policy

•  Stockholders’ right to call special meetings

•  Proxy access

•  No poison pill

•  Independent board (all but CEO)

•  Strong independent Lead Director with clear duties

•  Regular executive sessions of independent directors

•  Regular engagement with investors

•  Board oversight of sustainability, climate change, cybersecurity, and human capital management (including diversity, equity, and inclusion)

•  Diverse directors’ skills, qualifications, gender, race and ethnicity (50% women and/or racially/ethnically diverse; Corporate Governance Committee is 75% gender and/or racially/ethnically diverse; two Committees chaired by women; two Committees chaired by racially/ethnically diverse directors)

•  Robust stock ownership requirements for directors and executives

•  Succession planning for CEO and key executives

•  Annual disclosure of political engagement activities

2	PSEG 2021 Proxy Statement

Proxy Statement Summary

2020 PERFORMANCE SNAPSHOT

The charts below compare the relative contributions to earnings of Public Service Electric and Gas Company (PSE&G) and PSEG Power LLC (PSEG Power or Power) over the past five years and show our earnings growth in those years. Our financial highlights are presented below. You can find a more comprehensive discussion of our 2020 business and financial performance in our 2020 Form 10-K.

See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

$3.76$3.33 $3.43$3.28$3.10 $2.93 $3.12$2.83 $2.90 7 594 13122 468 20 4306 72 502 409 479 365 505 514$1.75 181,067 1,250 1,327 1,250 1,327 973 963 1,067 889 889(20) (25) (16) (16)2016 2017 2018 2019 2020 2016 2017 2018 2019 2020PSEG Enterprise/Other PSEG Enterprise/Other PSEG Power PSEG Power PSE&G PSE&GNet Income per share (GAAP) Opera ng Earnings per share (non-GAAP)GAAP: Contribution to PSEG Net Income ($ Millions)and Net Income per share ($/Share)Non-GAAP: Contribution to PSEG Operating Earnings ($ Millions)and Operating Earnings per share ($/Share)

Financial Highlights

Dollars in Millions, except per share amounts	2020 ($)	2019 ($)

Operating Revenues	9,603	10,076

Net Income	1,905	1,693

Total Assets	50,050	47,730

Earnings Per Share (EPS) – Diluted	3.76	3.33

Dividends Paid per Share	1.96	1.88

Market Price per Share – Year-end	58.30	59.05

PSEG Value Proposition

We conduct our business through two direct wholly owned subsidiaries, PSE&G and PSEG Power. We are an energy company with a diversified business mix with operations primarily in the Northeastern and Mid-Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment.

Operational Excellence Safe, Reliable Operations with Commitment to Continuous Improvement Financial Strength Sound Credit Quality, Balance Sheet and Cash Flow Disciplined Investment Aligned with NJ Energy and Environmental Goals

PSEG 2021 Proxy Statement	3

Proxy Statement Summary

EXECUTIVE COMPENSATION HIGHLIGHTS

SAY ON PAY Stockholders continued to show strong support for our executive compensation programs, with 94.1% of the votes cast for the approval of the “say on pay” proposal at our 2020 Annual Meeting.	94.1% Approval in 2020

The following are some highlights of our executive compensation program. Our executive compensation program is benchmarked against our peers and helps us recruit and retain top talent. Our executive compensation program closely links pay to performance in order to align our leadership team’s interests with stockholders’ interests. Our incentives put a significant portion of our executives’ pay at risk based on performance.

Our independent compensation consultant, Compensation Advisory Partners LLC (CAP), provides executive compensation services to the Board.

Key Components	Type	Rationale

Base salary	Fixed	Experience, performance and competitive market.

Annual cash incentive under our Senior Management Incentive Compensation Plan (SMICP)	Variable performance-based	Emphasis on Operating EPS (non-GAAP) as the corporate financial objective and business unit financial performance, as well as additional operational and strategic metrics. Payment opportunity from zero to 200% of target percentage of salary.

Equity-based incentive awards under our Long-Term Incentive Plan (LTIP), consisting of performance share units (PSUs) and restricted stock units (RSUs)	Variable performance-based

PSUs (70% for the Named Executive Officers (NEOs)) are measured over a three-year period based equally upon Total Shareholder Return (TSR) and Return on Invested Capital (ROIC) vs. peers with the opportunity to earn between zero and 200% of target.

RSUs (30% for the NEOs) cliff vest at the end of three years, unless retirement eligible, when RSUs vest one-twelfth per month over one year. All of our NEOs are retirement eligible.

Retirement and post-employment benefits		Assist in attracting and retaining our executives and provide a competitive benefits package to our employees.

4	PSEG 2021 Proxy Statement

Proxy Statement Summary

Executive Pay Mix

For 2020, the target annual and long-term incentive pay for our CEO and other NEOs as a group was 89% and 77%, respectively, of target Total Direct Compensation.

CEO Pay Mix Average Other NEO Pay Mix 11% 16% 73% 23% 58% 19% Salary SMICP LTIP Value at Risk

2020 TARGET COMPENSATION SUMMARY

Executive	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive ($)		Target Total Compensation ($)
				PSUs	RSUs
Ralph Izzo	1,421,400	140%	3,411,360	6,370,046	2,730,029	12,511,435
Daniel J. Cregg	680,000	75%	1,190,000	1,134,027	486,030	2,810,057
Ralph A. LaRossa	787,000	90%	1,495,300	1,680,020	720,044	3,895,364
Tamara L. Linde	638,600	75%	1,117,550	910,021	390,004	2,417,575
David M. Daly	600,000	75%	1,050,000	952,013	408,005	2,410,018

PSEG 2021 Proxy Statement	5

Overview of Board Nominees – Diversity of Skills, Qualifications and Experience

PROPOSAL 1 ELECTION OF DIRECTORS

OVERVIEW OF BOARD NOMINEES

You are being asked to vote on the election of ten directors.

Our Corporate Governance Principles (Governance Principles) place great emphasis on diversity that utilizes a broad meaning to include a balance of factors such as race, ethnicity, gender, background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable for achieving an appropriate group of qualified individuals.

Our Board is composed of the right mix of skills and backgrounds to enable us to achieve our strategic goals. Each director elected at the Annual Meeting is elected to serve a one-year term. Our Corporate Governance Committee evaluated the nominees and recommended them to the full Board, which approved their nomination. All nominees were elected at the 2020 Annual Meeting.

Vote required: A director will be elected if the number of shares voted FOR that director exceeds the number of shares voted AGAINST that director, not counting abstentions and votes withheld or for which no instructions are given. See Majority Voting for Election of Directors on page 86.

Diversity of Skills, Qualifications and Experience

Skills and QualificationsAccounting/Finance*Construction/Engineering/ManufacturingCorporate GovernanceCustomer Satisfaction & SalesEnvironment/ScienceGovernment/Policy/RegulatoryHuman Capital ManagementIndustrial OperationsRisk ManagementTechnology/CybersecurityIzzoJacksonDeeseLilleyOstrowsky SuggSurmaTomaskyZollar

* See page 18 for “audit committee financial expert” information as defined under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

6	PSEG 2021 Proxy Statement

Overview of Board Nominees – Gender, Racial and Ethnic Diversity

Gender, Racial and Ethnic Diversity

We value diversity of gender, race and ethnicity in our multifaceted Board selection process. Our Board includes three women and three racially/ethnically diverse directors.

➢   75% of Corporate Governance Committee members are either women and/or racially/ethnically diverse

➢   Two of the Board’s standing Committees are chaired by women (Audit Committee; Industrial Operations Committee)

➢   Two of the Board’s standing Committees are chaired by racially/ethnically diverse directors (Corporate Governance Committee; Finance Committee)

Gender, Racial and Ethnic Diversity 3 DirectorsRacially/Ethnically DiverseLead Director3 DirectorsWomen50% Diversity

Director Independence

The Board consists of a majority of independent directors, as required by our Governance Principles and the New York Stock Exchange (NYSE). The Governance Principles define our standards for director independence. The Corporate Governance Committee annually assesses the independence of each director and makes recommendations to the Board. For a director to be independent, the Board must affirmatively determine that the director has no material relationship with the Company other than service as a director.

The Board has determined that all of the current directors and nominees for election are independent except Ralph Izzo, our Chairman of the Board, President and CEO. These determinations were based upon the responses submitted by each director to questionnaires, business records, publicly available information and applicable SEC and NYSE requirements. Other than the payments reported in this Proxy Statement in the Director Compensation Table, none of our directors have or will receive any compensation or have entered into any golden leash arrangements in connection with their service on our Board.

Independence of our Board Members 9 of 10 are independent (all but CEO)

PSEG 2021 Proxy Statement	7

Overview of Board Nominees – Board Refreshment and Tenure

Board Refreshment and Tenure

Refreshing our Board is important to provide new perspectives and ideas while ensuring sufficient experience and institutional knowledge. This mix helps mitigate risk. We replenish needed skills and experience and refresh Board committees through rotation of chairs and memberships.

The Corporate Governance Committee considers upcoming retirements in order to replenish needed skills. It also considers the Board’s average tenure. Upon election of the nominees at this Annual Meeting, the average tenure of the members of our Board for their current term of service will be approximately 7.8 years. In the past four years, we have added four new directors to our Board. Upon the election of the nominees presented in this Proxy Statement, the tenure of our directors will be balanced across a spectrum of experience on our Board.

Mandatory Retirement at 75

Our independent directors may not serve beyond the Annual Meeting of Stockholders held in the calendar year following their seventy-fifth birthday. This allows us to benefit from long-serving directors’ industry expertise, institutional knowledge and continuity, while maintaining our ability to refresh our Board through the addition of new members.

Director Tenure 3 Directors 10+ years4 Director 0-4 years3 Directors 5-9 yearsAverage Tenure 7.8 years 4 new directors added in the last 4 years, bringing fresh perspectives to the Board

8	PSEG 2021 Proxy Statement

Overview of Board Nominees – Board Membership Selection

Board Membership Selection

The selection of qualified, engaged directors with diverse skills and viewpoints is critical to our success and to the long-term interests of our stockholders. The Corporate Governance Committee considers the mix of qualifications of Board members, evaluates prospective nominees and recommends candidates to the Board. The Board’s evaluation is focused on the strategic needs of the Company and the composition of the Board.

Board Composition Evaluated identify skills and experience desirablefor new directors in light of our strategy,current Board skills composition, andsuccession planning.Diverse Pool of Candidates IdentifiedMultiple sources used,including inputfrom directors andindependent research.ElectionBoard elects a newmember, who thenstands for election bystockholders at theAnnual Meeting.Potential Directors RecommendedCorporate GovernanceCommittee recommendspotential directors tothe Board.Potential Candidates AssessedAssess candidates qualifications,conflicts, independenceand background. Board membersmeet with qualifiedcandidates.

Board Selection Criteria and Qualifications

DIVERSITY OF SKILLS, EXPERIENCE, GENDER, RACE AND ETHNICITY. The Corporate Governance Committee considers the need for diversity in background, experience, leadership positions, skills, accomplishments, financial expertise, professional interests, personal qualities, gender, race and ethnicity as well as other traits desirable for an optimal combination of qualified individuals.

TIME TO DEVOTE TO BOARD SERVICE. The Corporate Governance Committee also considers the amount of time that a candidate will likely have to devote to the duties required of a director.

REVIEW OF POTENTIAL CONFLICTS. Prior to a director accepting an invitation to serve as a director of another company, the Corporate Governance Committee reviews potential conflicts. The Corporate Governance Committee also reviews the relevant details of any new position of a director and determines the continued appropriateness of Board membership.

INDEPENDENCE. A majority of the Board must consist of independent directors in accordance with our Governance Principles and NYSE requirements.

NOMINEES FOR DIRECTOR

Set forth on the following pages is important information about our director nominees.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES BELOW.

PSEG 2021 Proxy Statement	9

Biographical Information

RALPH IZZO Chairman of the Board, President and CEO, PSEG Age: 63 Director since: 2006	SHIRLEY ANN JACKSON Independent Lead Director, PSEG President, Rensselaer Polytechnic Institute Age: 74 Director since: 2001*
Committees Executive (Chair)	Committees Corporate Governance, Executive, Industrial Operations, Organization & Compensation
Current Public Company Directorships Bank of New York Mellon	Current Public Company Directorships FedEx Corp
Prior Public Company Directorships The Williams Companies, Inc.	Prior Public Company Directorships International Business Machines Corporation (IBM), NYSE Euronext; Marathon Oil Corp.; Medtronic, Inc.

Experience

Chairman of the Board, President and CEO of PSEG since April 2007 and Chair of the Executive Committee. A member of the PSEG Board since 2006.

Director of PSE&G, PSEG Power, and Energy Holdings since October 2006. Director of Services since December 2003.

President and Chief Operating Officer (COO) of PSEG from October 2006 to April 2007. President and COO of PSE&G from October 2003 to October 2006.

Experience

Director of PSE&G since February 2013.

President of Rensselaer Polytechnic Institute, Troy, New York, a major technological research university since July 1999.

*A member of the PSEG Board from 1987 to 1995 and rejoined in 2001. Chair, U.S. Nuclear Regulatory Commission (NRC) from July 1995 to July 1999.

Reasons for Nomination

•  Extensive senior leadership experience in operational excellence, strategic planning, finance and risk management as our Chairman of the Board, President and CEO.

•  Thorough understanding of the challenges and opportunities of our evolving industry.

•  In-depth knowledge of PSEG’s strengths, challenges, opportunities, risks and corporate culture.

•  Deep understanding of managing the technical and scientific issues our Company faces from his background as a research physicist.

•  Experience in energy policy and a recognized thought leader.

Reasons for Nomination

•  A wide array of executive, governmental, scientific and research experience as a recipient of the National Medal of Science, the highest honor for scientific achievement bestowed by the President of the United States.

•  Valuable management and financial skills gained as President of Rensselaer Polytechnic Institute.

•  In-depth experience and continued involvement in energy policy, scientific research and development, technology and innovation, risk management, physical and cybersecurity and financial services industry oversight.

•  Thorough understanding of the requirements for maintaining the excellence of our extensive nuclear operations gained through her background as a nuclear physicist and former NRC Chair.

10	PSEG 2021 Proxy Statement

Biographical Information

WILLIE A. DEESE Retired EVP, Merck & Co. Inc. and President, Merck Manufacturing Division Age: 65 Director since: 2016	DAVID LILLEY Retired Chairman of the Board, President and CEO, Cytec Industries, Inc. Age: 74 Director since: 2009
Committees Audit, Corporate Governance (Chair), Organization & Compensation	Committees Audit, Executive, Finance, Organization & Compensation (Chair)
Current Public Company Directorships CDK Global, Inc.; Dentsply Sirona USA; G1 Therapeutics	Current Public Company Directorships None
Prior Public Company Directorships None	Prior Public Company Directorships Rockwell Collins, Inc.; Andeavor Corporation; Arch Chemicals, Inc.

Experience

EVP of Merck & Co. Inc., Kenilworth, New Jersey, which develops, manufactures and distributes pharmaceuticals, from January 2008 until June 2016, President of Merck Manufacturing Division from 2005 until 2008, and Senior Vice President of Global Procurement at Merck from 2004 to 2005.

Prior to that, Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline, a pharmaceutical company.

Experience

Director of PSE&G since April 2020.

Chairman of the Board, President and CEO of Cytec Industries, Inc., Woodland Park, New Jersey, a global specialty chemicals and materials company, from January 1999 until December 2008, President and CEO from May 1998 to January 1999, and President and COO from January 1997 to May 1998.

Reasons for Nomination

•  Significant regulatory, manufacturing and procurement experience gained through his service as EVP of Merck & Co., President of Merck Manufacturing Division and Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline.

•  Thorough understanding of the many regulatory requirements our Company faces gained through extensive leadership experience in a highly regulated industry.

•  Deep knowledge of manufacturing and technology contributes to strong oversight of our operations and overall cost effectiveness.

Reasons for Nomination

•  In-depth knowledge of product development, manufacturing and sales gained through his years as Chairman of the Board, President and CEO at Cytec Industries.

•  Valuable experience with ultimate responsibility for financial matters and overall business performance.

•  Significant leadership experience that contributes to our Board’s oversight of our operations and adherence to safety and environmental requirements.

•  Broad experience with finance and executive compensation, as well as extensive experience in operational management.

PSEG 2021 Proxy Statement	11

Biographical Information

BARRY H. OSTROWSKY President and CEO, RWJBarnabas Health Age: 70 Director since: 2018	SCOTT G. STEPHENSON Chairman of the Board, President and CEO, Verisk Analytics, Inc. Age: 63 Director since: 2020
Committees Audit, Finance, Organization & Compensation	Committees Finance, Industrial Operations
Current Public Company Directorships None	Current Public Company Directorships Verisk Analytics, Inc.
Prior Public Company Directorships None	Prior Public Company Directorships None

Experience

President and CEO of RWJBarnabas Health, West Orange, New Jersey, a comprehensive integrated health care delivery system of hospitals, programs and services since April 2016.

President and CEO of Barnabas Health from January 2012 until April 2016; President and COO from July 2011 until January 2012 and EVP and General Counsel from December 1996 until July 2011.

Experience

Chairman of the Board and CEO of Verisk Analytics, Jersey City, New Jersey, a data analytics and risk assessment company since April 2013 and President since March 2011. Between 2001 and 2011, held various leadership positions at Verisk Analytics, including COO, head of the Decision Analytics segment, EVP and President of its Intego Solutions segment.

Advisor at Silver Lake Partners, a technology-oriented private equity firm, from 2000 to 2001. Partner with the Boston Consulting Group from 1989 to 1999.

Reasons for Nomination

•  Extensive experience in dealing with regulatory and public policy matters for an organization serving a diverse population gained through his experience as President and CEO of RWJBarnabas Health and Barnabas Health.

•  Valuable legal background as well as strong experience in financial matters and management of a large, comprehensive business enterprise.

•  Significant management, strategic planning and implementation skills that contribute to the changing landscape of our industry.

•  Broad knowledge of consumers, customer service and health care of great benefit for matters relating to our large customer and employee base.

Reasons for Nomination

•  Significant strategic leadership, financial management and human capital management experience as Chairman and CEO of Verisk Analytics.

•  Valuable innovation, technology, data analytics, customer service and risk assessment experience from his various senior management and operational positions at Verisk Analytics.

•  In-depth operations and value creation experience gained from his positions at the Boston Consulting Group.

12	PSEG 2021 Proxy Statement

Biographical Information

LAURA A. SUGG Retired President, Australasia Division of ConocoPhillips Corporation Age: 60 Director since: 2019	JOHN P. SURMA Retired Chairman and CEO, United States Steel Corporation Age: 66 Director since: 2019
Committees Audit, Industrial Operations (Chair)	Committees Corporate Governance, Industrial Operations, Organization & Compensation
Current Public Company Directorships Murphy Oil Corporation	Current Public Company Directorships Marathon Petroleum Corporation and its consolidated subsidiary, MPLX GP LLC; Trane Technologies plc
Prior Public Company Directorships The Williams Companies, Inc.; Denbury Resources, Inc.	Prior Public Company Directorships Concho Resources, Inc.; Bank of New York Mellon Corporation; Mellon Bank Corporation; Calgon Carbon Corporation

Experience

President, Australasia Division of ConocoPhillips Corporation, Houston, Texas, a leading worldwide oil and gas exploration and development company, from July 2005 to February 2007.

General Manager-Human Resources, exploration and production of ConocoPhillips from October 2003 to June 2005.

Experience

Chairman and CEO, United States Steel Corporation, a leading global integrated steel producer, from October 2004 through September 2013 and Executive Chairman until December 2013. President and COO of United States Steel from February 2003 to October 2004; Chief Financial Officer (CFO) from January 2002 to February 2003.

Chairman of the Board of the Federal Reserve Bank of Cleveland from 2017 to 2018; Chairman of the National Safety Council from September 2015 to September 2017.

Reasons for Nomination

•  Extensive experience in engineering, science and operations, including responsibility for major exploration and production operations.

•  Valuable background in corporate planning, business development and regulatory matters acquired through executive roles at ConocoPhilips.

•  In-depth knowledge of human capital management matters from leadership experience in human resources management.

•  Strong track record across disciplines gained through her success in varied roles at ConocoPhilips.

Reasons for Nomination

•  Experienced leader with a strong financial, management, manufacturing and regulatory matters background as Chairman and CEO of United States Steel Corporation.

•  Deep knowledge of enhancing shareholder value in a complex enterprise.

•  Significant financial and accounting expertise as the CFO of United States Steel Corporation.

•  Extensive experience on strategic, operational and financial oversight gained as a director of large public company boards.

PSEG 2021 Proxy Statement	13

Biographical Information

SUSAN TOMASKY Retired President, AEP Transmission of American Electric Power Corporation Age: 68 Director since: 2012	ALFRED W. ZOLLAR Executive Advisor, Siris Capital Group, LLC and Retired General Manager, Tivoli Software Division of IBM Age: 66 Director since: 2012
Committees Audit (Chair), Corporate Governance, Executive, Organization & Compensation	Committees Audit, Finance (Chair), Industrial Operations
Current Public Company Directorships Marathon Petroleum Corporation; Fidelity Equity and High Income Mutual Funds	Current Public Company Directorships Bank of New York Mellon; Nasdaq, Inc.
Prior Public Company Directorships Andeavor Corporation; Summit Midstream Partners, LP.	Prior Public Company Directorships Red Hat, Inc.; Chubb Corporation

Experience

Director of PSE&G since April 2020.

Member of the Advisory Board of certain Fidelity funds from February 2020 to June 2020. President, AEP Transmission of American Electric Power Corporation (AEP), Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011, and held Executive positions with AEP from July 1998 to May 2008, including EVP, CFO and General Counsel. General Counsel of the U.S. Federal Energy Regulatory Commission (FERC) from March 1993 to June 1997.

Experience

Executive Advisor, Siris Capital Group, LLC, New York, New York, a private equity firm, since March 2021 and served as Executive Partner from February 2014 to March 2021. General Manager, Tivoli Software division of IBM, Armonk, New York, a worldwide information technology and consulting company, from July 2004 to January 2011. General Manager-eServer iSeries from January 2003 to July 2004. President and CEO, Lotus Software division, from January 2000 to 2003, and Division General Manager, Network Computer Software division, from 1996 to 2000.

Reasons for Nomination

•  Broad electric industry executive experience from key leadership positions involving transmission operations, services and governance at one of the largest utility holding companies in the United States.

•  In-depth knowledge of industry financial and legal matters acquired as CFO and General Counsel at AEP.

•  Highly valuable experience in oversight of regulated business, science and environmental matters gained as General Counsel of FERC.

•  Deep knowledge of and valuable perspective on utility management, finance, law, risk management and governmental regulation.

Reasons for Nomination

•  Broad knowledge in executive leadership, product development and information technology, including cybersecurity.

•  Valuable experience from various leadership roles, including senior management positions in varied IBM software group divisions.

•  Deep executive and managerial experience in oversight of operational excellence, customer satisfaction and cybersecurity.

•  In-depth knowledge of finance and risk management through private equity leadership roles.

14	PSEG 2021 Proxy Statement

Corporate Governance – Role of the Board of Directors

CORPORATE GOVERNANCE

Role of the Board of Directors

PSEG is governed by our Board and its committees that meet throughout the year. The Board is elected by our stockholders and is the ultimate decision-making body of the Company except for the items reserved to stockholders.

The Board provides direction and oversight by:

•	Actively engaging in developing corporate strategy and approving major initiatives and significant investments;

•	Monitoring financial and business integrity and performance, including risk management;

•	Monitoring sound corporate citizenship grounded in the principles of diversity, equity and inclusion;

•	Evaluating the performance of the CEO and approving succession plans for the CEO and other senior executives;

•	Selecting a diverse group of nominees for election to the Board; and

•	Evaluating Board and committee performance.

The Board holds an annual strategy session in addition to its regular meetings, receives regular updates and actively engages in dialogue with our senior management. The Board has full and free access to all members of management and may hire its own consultants and advisors as it deems necessary.

Board Leadership Structure

The Board has determined that, at the present time, it is in the best interests of the Company and stockholders for all three positions of Chairman of the Board, President and CEO to be combined under the leadership of Ralph Izzo and that independent board member Shirley Ann Jackson serve as Lead Director. The Board believes that Mr. Izzo possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success.

The Role of Our Lead Director

Shirley Ann Jackson has served as our Lead Director since April 2019. Our Lead Director is an independent director designated annually by the independent directors and typically serves in that capacity for four years. The Lead Director’s duties include:

•  Presiding over executive sessions of the independent directors;

•  Providing the independent directors with a key means for collaboration and communication;

•  Coordinating with the Chairs of our various Board committees to set agendas for committee meetings;

•  Reviewing quality and timeliness of information provided to the directors; and

•  Ensuring a robust Board self-evaluation.

As communities face adversity climate change, diversity, equity and inclusion challenges, the COVID-19 pandemic I am confident that citizenship and innovation will prevail. Strong Board oversight and good governance at PSEG will help steer the company towards powering a clean energy future and benefiting its stakeholders. Shirley Ann Jackson

Our Lead Director complements the talents and contributions of Mr. Izzo and promotes confidence in our governance structure by providing an additional perspective to that of management.

Our Corporate Governance Principles

The Board has adopted and operates under our By-Laws and Governance Principles. The Governance Principles provide guidelines for directors and management to effectively pursue and support our business objectives. The Governance Principles govern our board structure, requirements of our directors, board operations and functioning of our Board committees and are reviewed periodically by the Corporate Governance Committee, which recommends any changes to the Board. Our By-Laws and Governance Principles can be found on our website at https://investor.pseg.com/governance/governance-overview.

PSEG 2021 Proxy Statement	15

Corporate Governance – Board and Committee Self-Assessment Process

Board and Committee Self-Assessment Process

Our Board and committees each have a robust annual process for self-assessment, as shown below.

The Corporate Governance Committee leads the committee evaluation process. Directors provide written assessments of board and committee performance, identifying areas for improvement. The lead Director, Chair and committee members analyze the responses and report on the results to the full board. The board and each committee discuss the responses, decide on action items and execute plans to address them.The Corporate Governance Committee leads the committee evaluation process. Directors provide written assessments of board and committee performance, identifying areas for improvement. The Lead Director, Chairs and committee members analyze the responses and report on the results to the full board. The board and each committee discuss the responses, decide on action items and execute plans to address them.

Governance Enhancements from the 2020 Self-Assessment Process:

We continued enhancements with respect to Board meeting effectiveness, executive sessions of independent directors and director selection process.

Director Education and Orientation

To assist the Board in understanding the Company and to maintain the necessary knowledge to perform their responsibilities, members of our Board are offered and participate in a variety of learning opportunities throughout the year.

Internal Educational Presentations	The Board is regularly offered internal presentations that comprise “deep dives” on specific topics presented by management as well as detailed assets data books where appropriate.

External Programs	Directors are encouraged to attend third-party programs; management regularly updates a list of recommended offerings.

Outside Speakers	The Board regularly hears from outside experts on such topics as investor perspectives, strategy, cybersecurity, environmental, social and governance (ESG) issues, climate change, regulatory matters and business leadership.

Orientations

New directors and new committee members receive comprehensive materials and in-house orientation sessions featuring presentations by key members of management and the independent auditor. These sessions cover such topics as strategic plans; operations; human capital management; ESG and climate change; significant financial, accounting and risk management issues; regulatory and governance practices and compliance programs and trends.

Highlights In 2020, we continued to provide lunch and learn series of educational presentations on topics of interest to our Board. These sessions provide the Board with the opportunity to interact with subject matter experts below the officer level.

16	PSEG 2021 Proxy Statement

Corporate Governance – Board and Committee Meetings and Attendance

Board and Committee Meetings and Attendance

In 2020, the Board met seven times, including five regular meetings, one strategy session and one special meeting. The PSE&G Board met six times, including five regular meetings and one strategy session. During 2020, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served. All of the directors who were elected in 2020 attended the 2020 Annual Meeting of Stockholders.

Our Governance Principles provide that each director is expected to attend all Board meetings, all meetings of committees of which the director is a member and the Annual Meeting of Stockholders.

Service on Other Boards

The experience gained through other directorships provides our Board with a breadth of valuable knowledge and insight. Advance approval by the Corporate Governance Committee is required for service on any public company board. All of our nominees have successfully balanced other demands on their time and attention in meeting their obligations to PSEG.

Board Committees

Our Board has six standing Committees: Audit, Corporate Governance, Executive, Finance, Industrial Operations, and Organization and Compensation (O&CC). A description of each Committee follows.

Committee assignments and Chairs are regularly reviewed and periodically changed to optimize the talents of our directors and meet the Company’s evolving needs.

Each Committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports, may investigate any matter involving us and has discretion to hire outside resources. Each Committee, other than the Executive Committee, has a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities and a review of its charter.

The Executive Committee consists of the Chairman of the Board, the Lead Director and at least one additional independent director. In 2020, the members of the Executive Committee were Ralph Izzo, Shirley Ann Jackson, David Lilley and Susan Tomasky. The authority of the Executive Committee is set forth in our By-Laws. The Committee charters and our By-Laws are posted on our website, https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

PSEG 2021 Proxy Statement	17

Corporate Governance – Board Committees

Audit Committee

Chair:	Susan Tomasky

Members:	Willie A. Deese, David Lilley, Barry H. Ostrowsky, Laura A. Sugg, Alfred W. Zollar

Meetings held in 2020: 9

Key Responsibilities

➢	Oversees the quality and integrity of our accounting, auditing and financial reporting practices and financial statements;

➢	Selects and evaluates the work of the independent auditor;

➢	Oversees our internal audit functions and our legal and business compliance program;

➢	Reviews, the status of material litigation matters, and the guidelines, policies and processes of our risk management program;

➢	Reviews disclosure controls and procedures and cybersecurity relating to financial controls;

➢	Reviews earnings press releases, financial information and earnings guidance; and

➢	Recommends to the Board audited financial statements to be included in our Form 10-K, and the Audit Committee Report for inclusion in this Proxy Statement.

The Board has determined that: All members of the Audit Committee meet heightened independence and qualification criteria and are financially literate; All members of the Audit Committee possess accounting or financial management expertise, as defined in the NYSE rules and Governance Principles; and Each of David Lilley, Barry H. Ostrowsky, and Susan Tomasky is an audit committee financial expert under the Sarbanes-Oxley Act of 2002 and the rules of the SEC. No member of the Audit Committee serves on the Audit Committee of more than three public companies, including ours.

The Audit Committee Report appears under Proposal 3: Ratification of the Appointment of Independent Auditor on page 73.

Organization and Compensation Committee

Chair:	David Lilley

Members:	Willie A. Deese, Shirley Ann Jackson, Barry H. Ostrowsky, John P. Surma, Susan Tomasky

Meetings held in 2020: 5

Key Responsibilities

➢	Oversees our executive compensation policies, practices and plans;

➢	Reviews the stockholder advisory vote on say-on-pay and considers action in light of that vote;

➢	Approves executive compensation targets and awards (with the exception of the CEO, whose compensation is approved by the Board);

➢

Monitors the risks associated with our compensation policies and practices and other risks related to human capital management matters (including periodic review of diversity, equity and inclusion, and other workforce initiatives);

➢	Selects and oversees the Board’s independent compensation consultant;

➢	Evaluates the CEO’s performance and recommends approval of the CEO’s compensation to the Board;

➢	Reviews the performance of certain other key members of management as well as key management succession and development plans; and

➢	Reviews the Compensation Discussion and Analysis section of, and provides its report in, the annual Proxy Statement.

The Board has determined that: All O&CC members meet heightened independence and qualification criteria in accordance with the NYSE listing standards and SEC rules; and The current composition of the O&CC provides the committee with the requisite expertise and experience to oversee our executive compensation program and assess the alignment of pay for performance.

The O&CC Report on Executive Compensation appears under Proposal 2: Advisory Vote on the Approval of Executive Compensation on page 55.

18	PSEG 2021 Proxy Statement

Corporate Governance – Board Committees

Finance Committee	Corporate Governance Committee

Chair: Alfred W. Zollar Members: David Lilley, Barry H. Ostrowsky, Scott G. Stephenson Meetings held in 2020: 5	Chair: Willie A. Deese Members: Shirley Ann Jackson, John P. Surma, Susan Tomasky Meetings held in 2020: 4

Key Responsibilities	Key Responsibilities

➢   Oversees corporate financial policies and processes and significant financial decisions;

➢   Reviews annually our financial plan, dividend policy, capital structure and cash management policies and practices;

➢   Discusses with management our risk assessment and risk management policies;

➢   Oversees the investment guidelines for, and investment performance of, the Company’s pension plan trust funds and nuclear decommissioning trust funds; and

➢   Reviews with management credit agency ratings and analyses.

➢   Oversees the Company’s corporate governance practices;

➢   Evaluates the composition and qualifications of the Board, its committees and prospective nominees, assesses the independence of each nominee and makes recommendations to the Board;

➢   Oversees the self-evaluation process of the Board and its committees and reviews the Governance Principles and committee charters and makes recommendations to the Board in order to improve effectiveness of the Board and its committees;

➢   Oversees sustainability efforts and initiatives, activities and disclosures related to climate change and our political participation activities and expenses;

➢   Oversees risk management guidelines, policies, processes and mapping and identifies risks to the Board and its committees;

➢   Reviews and approves transactions with related persons;

➢   Reviews and makes recommendations to the Board regarding compensation of directors; and

➢   Provides input to the O&CC regarding the performance of the CEO as Chairman of the Board.

The nomination process and criteria used are described under Board Membership selection beginning on page 6.

PSEG 2021 Proxy Statement	19

Corporate Governance – Board Committees

Industrial Operations Committee

Chair: Laura A. Sugg Members: Shirley Ann Jackson, Scott G. Stephenson, John P. Surma, Alfred W. Zollar Meetings held in 2020: 5

Key Responsibilities

➢   Oversees the operations of the Company including electric and natural gas transmission and distribution, nuclear, fossil and other generation and energy trading, as well as related matters;

➢   Oversees all matters relating to cyber and physical security across the Company;

➢   Provides oversight of crisis management related to operations of the Company;

➢   Oversees environmental, health and safety and legal and compliance issues relating to operations;

➢   Reviews the results of major inspections and evaluations by external oversight groups such as the NRC and the Institute of Nuclear Power Operations;

➢   Reviews the results of significant reports of the PSEG Nuclear Safety Review Board (NSRB), and receives independent reports from the NSRB Committee Representative;

➢   Receives and reviews periodic reports from officers and employees who have responsibility for operation of nuclear generating facilities, including regular reports from the Chief Nuclear Officer;

➢   Reviews the results of significant reports of the PSEG Cybersecurity Excellence Oversight Board (CEOB), and receives independent reports from the CEOB Committee Representative; and

➢   Reviews periodic reports from officers and employees who have responsibility for the Company’s cybersecurity program including regular reports from the Chief Information Security Officer.

20	PSEG 2021 Proxy Statement

Corporate Governance – Integrated Approach to Shareholder Engagement

Integrated Approach to Shareholder Engagement

The Board and management believe in ongoing shareholder engagement and conduct engagement efforts throughout the year in an integrated approach, including through investor conferences, analyst meetings, and one-on-one discussions. Understanding the issues that are important to our shareholders is critical for our accountability. We have robust conversations on topics such as corporate governance, executive compensation, business strategy, risk management, human capital management and ESG matters. Our Board routinely reviews and improves our practices and disclosures in a manner that best supports our business and our culture taking into account feedback from shareholder engagement.

Shareholder Outreach and Engagement

Engaged Through:Annual Shareholder Outreach Investor Conferences Quarterly Earnings Calls Annual Meeting Invitation to Speak to BoardAnnual Shareholder Outreach:We extended engagement invitations to over 30 of our largest shareholders representing >50% of our outstanding shares. Approximately onefourth of them accepted and engaged in one-on-one discussions with us.Information Shared Through:SEC Fillings, Press Releases & Company Website ESG Performance Report Annual Sustainability/Climate Change Report Annual Investor Fact Book & IR Fact Sheets Investor Conference MaterialsDiscussion Topics - Annual Shareholder Outreach:Board Diversity, Refreshment & Tenure ESG-related Business Strategy COVID-19 Response Sustainability & Climate ChangeHuman Capital Management, including Diversity, Equity & Inclusion

PSEG 2021 Proxy Statement	21

Corporate Governance – Board and Committee Oversight of Risk Management

Board and Committee Oversight of Risk Management

The objective of PSEG’s risk management program is to support the achievement of growth and business objectives within acceptable risk levels. An important aspect of the program is promoting a risk-aware culture where all employees have a responsibility for identifying and communicating risks, and where there is clear accountability for risk mitigation.

The Board has ultimate responsibility for the oversight of risk management at PSEG, overseeing the Company’s risk management program and reviewing the most significant risks facing the Company.

The Board interacts with senior management regarding assessment and mitigation of the most significant risks facing the Company, across a range of categories that includes strategic, financial, operational, environmental, human capital management, health and safety, legal and compliance and reputational risks.

The Corporate Governance Committee reviews key enterprise risks and recommends to the Board the mapping of each risk to an appropriate committee or the full Board, in accordance with the allocation of risk categories reflected in the charter of each committee.

Board of Directors Strategic risks Risks not mapped to specific CommitteesCorporate Governance Committee Risk policies and practices Mapping of risks to Board and Committees Reputation and political activity risks ESG and climate change risksAudit Committee Risk-related processes and assessments Financial and other reporting risks Compliance and legal risksFinance Committee Finance and investment risk Commodity, credit, liquidity, tax event, pension fund and trust riskIndustrial Operations CommitteeOperating risks (including Health & Safety) Project risks Cybersecurity risksOrganization and Compensation Committee Executive compensation, succession planning and other talent risks Senior officer interaction Reporting on risks by Chief Risk Officer, Chief InformationERM Programs annual risk assessment, deep & Digital Officer, Chief Compliance Officer and Vice dive reviews and regular risk updates President of Internal Auditing Services, among othersSenior Management / Risk Management CommitteeLines of Business / Functional Areas

The Board’s oversight of risk management is supported by the Risk Management Committee, which consists of senior executives, and by the Enterprise Risk Management (ERM) team, led by PSEG’s Chief Risk Officer in collaboration with other assurance functions and management committees and councils, such as the Cybersecurity Council, and the CEOB. (For more information on cybersecurity risk management, see the next section.) At least annually, the Chief Risk Officer briefs the Corporate Governance Committee and the Audit Committee on enterprise-level risks and emerging risks. Throughout the year, the Board and each committee provide ongoing oversight of key enterprise risks through deep-dive risk reviews and updates presented by representatives of the relevant line of business and functional areas. The risk reviews include analyses of underlying risk causes, as well as reviews of current risk mitigation and response activities. The committees report out to the Board regarding their risk reviews and elevate risk issues to the Board as appropriate. Management integrates risk evaluation into business decisions and escalates to the committees and Board as appropriate.

Board Oversight of Cybersecurity

Cybersecurity is a critical component of our risk management program. The Board, the Audit Committee, Industrial Operations Committee and senior management receive frequent reports on such topics as personnel and resources to monitor and address cybersecurity threats, technological advances in cybersecurity protection, rapidly evolving cybersecurity threats that may affect our Company and industry, cybersecurity incident response and applicable cybersecurity laws, regulations and standards as well as collaboration mechanisms with intelligence and enforcement agencies and industry groups to assure timely threat awareness and response coordination.

22	PSEG 2021 Proxy Statement

Corporate Governance – Board Oversight of Cybersecurity

Our cybersecurity program is focused on the following areas:

Governance:

•

Cybersecurity Council – which is comprised of members of senior management, meets regularly to discuss emerging cybersecurity issues and maintenance of a corporate cybersecurity scorecard to measure performance of key risk indicators (KRIs). The Cybersecurity Council ensures that senior management and ultimately, the Board, is informed of information required to exercise proper oversight over cybersecurity risks and that escalation procedures are followed.

•

CEOB – provides the COO with periodic cybersecurity assessments of the Company. The CEOB is comprised of employee and non-employee members who have expertise in technology security, compliance and controls, or in management practices.

Cybersecurity Awareness: Identifying and assessing cyber risks through partnerships with public and private entities and industry groups and disseminating electronic notices to, and conducting presentations for, company personnel.

Training: Providing annual cybersecurity training for all personnel with network access, as well as additional education for personnel with access to industrial control systems or customer information systems; and conducting phishing exercises. Regular cybersecurity education is also provided to our Board through management reports and presentations by external subject matter experts.

Technical Safeguards: Deploying measures to protect our network perimeter and internal Information Technology platforms, such as internal and external firewalls, network intrusion detection and prevention, penetration testing, vulnerability assessments, threat intelligence, anti-malware and access controls.

Vendor Management: Maintaining a risk-based vendor management program, including the development of robust security contractual provisions. Notably, in 2020, the Company implemented additional measures to ensure compliance with new requirements promulgated by the North American Electric Reliability Corporation applicable to cyber systems involved in the operation of the Bulk Electric System (BES). These new or enhanced measures require PSEG to identify and assess cybersecurity risks to the BES from vendor products or services.

Incident Response Plans: Maintaining and updating incident response plans that address the life cycle of a cyber incident from a technical perspective (i.e., detection, response and recovery), as well as data breach response (with a focus on external communication and legal compliance); and testing those plans (both internally and through external exercises).

Mobile Security: Deploying controls to prevent loss of data through mobile device channels.

Response to COVID-19 Pandemic

A pandemic has the potential to influence risks across the enterprise with the capacity to impact operations, health & safety, and financial results. Throughout the COVID-19 pandemic, PSEG has relied on a well-established crisis management structure to quickly coordinate responses across the organization and ensure the continued delivery of our essential services to our customers in a safe manner. The Executive Crisis Management Team, led by the COO and with representation from all operating companies and functional areas, met as often as seven days a week in the early months of the crisis and continues to meet regularly to monitor evolving conditions and adapt the Company’s response. Frequent updates and testimonials on pandemic safety are provided to employees, including on personal mobile devices.

PSEG’s ERM program provided the framework by which the potential impacts of the pandemic on the enterprise were proactively assessed and planned for, beyond the immediate response horizon. These assessments were discussed with the Risk Management Committee and the Executive Crisis Management Team at multiple times throughout the year and presented to the Board. PSEG is documenting lessons learned to strengthen business continuity plans and improve resilience to the uncertainty of the ongoing pandemic or a future event.

PSEG 2021 Proxy Statement	23

Corporate Governance – Response to COVID-19 Pandemic

COVID-19 Response (Community, Customers and Employees)

By providing essential electric and natural gas service to over 3.5 million customers in New Jersey and Long Island, New York – two states that saw the highest early positivity and morbidity rates – PSEG delivered more than just heating and lighting to homes, businesses, and essential emergency services. These essential services have proven to be more critical than ever in powering the communication infrastructure, enabling the work-from-home economy, keeping us connected to our loved ones and maintaining the critical energy infrastructure that supports economic activity in our service territories. Furthermore, our response efforts have contributed to employee and customer safety protocols, and expanded community outreach as follows:

Community:

➢	PSEG Foundation pledged $4 million in support to communities for pandemic response and relief efforts and to combat food insecurity;

➢	PSEG donated 50,000 N95 masks and 200,000 pairs of gloves to New Jersey health care workers; and

➢	PSEG sponsored the COVID-19 testing site in Salem County, and continues to support local food and community organizations and events to ease the financial hardship in the Salem community.

Customers:

➢    Voluntarily suspended shutoffs of service due to
non-payment; worked cooperatively with customers needing
payment flexibility;

➢   Maintained full customer service staffing and hours of
availability via phone;

➢   WorryFree® Tech-Talk Appliance Repair introduced to
remotely assist appliance repair customers; and

➢    Provided assistance with electricity provisioning
for emergency medical facilities construction.

Employees:

➢    Maintained workforce levels and employee benefits.
Implemented remote work practice for all employees where
job could be performed remotely;

PSEG COVID-19 ResponsePledged $4M since the start of the COVID-19 pandemic to support communitiesDonated 50K N95 masks & 200K pairs ofgloves to New Jersey health care workersVoluntarily suspended shutoffs of service dueto non-payment WorryFree Tech-Talk Appliance Repair introduced to remotely assist appliance repair customers Continuation of hiring for talent pipelineincluding internships and no layoffs due to thepandemic Pandemic hotline exclusively for employees

➢

Pandemic response hotline exclusive for PSEG employees to guide them through questions on their health and safety, identification and notification of close contact exposure, clinical assessments to determine quarantine needs and appropriate return to work procedures;

➢	Enhanced bereavement leave allotments to accommodate any employee suffering a loss of a family member;

➢	Expanded COVID-19 related paid time off for employees to take care of themselves and their family members, get vaccinated and navigate school and daycare closures;

➢	Expanded childcare resources, including discounted home and remote placement services, expanded referrals and tutoring support;

➢	Implemented changes to medical and retirement savings plan made available through federal relief packages;

➢	Introduced a mobile assessment tool that enables employees to answer questions, regarding their health and exposure status which provides a daily passport for entry into the workplace;

➢	Provided frequent education to front line managers and the workforce by PSEG’s medical director and Health and Safety teams;

➢

Increased leadership communication platforms, including “The Link” employee social media channel and ongoing pulse surveys during the critical period of the pandemic to ensure employee well-being and engagement; and

➢	Designed Responsible Reentry approach and playbook for future business practices.

24	PSEG 2021 Proxy Statement

Corporate Governance – Our Approach to Sustainability

Our Approach to Sustainability

We continue to implement sound ESG practices throughout our business. PSEG’s agile approach for continuous integration of ESG practices reflects our goal of being a leader in building an economically strong, environmentally responsible energy future. Our Board takes an active role in overseeing ESG and corporate citizenship issues including our climate strategy. As specified in its charter, the Corporate Governance Committee holds the primary responsibility for overseeing sustainability matters for our Company and will oversee our transition to a future of net-zero carbon emissions.

ENVIRONMENTAL CEF: EE, EC/Smart Meters, EV Charging Infrastructure Coal Free by Mid-2021 Orsteds Ocean Wind Farm Strategic Alternatives for Fossil Fleet Net-Zero Vision PROGRESS TOWARD OUR ESG GOALS IN 2020-2021 GOVERNANCE Board/Committee Oversight Board Diversity/Refreshment Sustainability/Climate reports (follows SASB and TCFD), ESG Performance report Executive Compensation linked to ESG goals Member of CEO Climate Dialogue Political Contributions/ Engagement Oversight SOCIAL Company/Foundation giving of $13M in 2020 Committed $1M to Social Justice Initiative Committed to Just Transition principles Expanded D&I commitment to include Equity Continuous Employee Engagement & Development Sustainability yearbook member 2021 s&p global Ceres Dow jones sustainability indices In collaboration with sam CECPENVIRONMENTAL CEF: EE, EC/Smart Meters, EV Charging Infrastructure Coal Free by Mid-2021 Orsteds Ocean Wind Farm Strategic Alternatives for Fossil Fleet Net-Zero Vision PROGRESS TOWARD OUR ESG GOALS IN 2020-2021 GOVERNANCE Board/Committee Oversight Board Diversity/Refreshment Sustainability/Climate reports (follows SASB and TCFD), ESG Performance report Executive Compensation linked to ESG goals Member of CEO Climate Dialogue Political Contributions/ Engagement Oversight SOCIAL Committed $4M to Pandemic Relief Efforts Committed $1M to Social Justice Initiative Committed to Just Transition principles Expanded D&I commitment to include Equity Continuous Employee Engagement & Development Sustainability yearbook member 2021 s&p global Ceres Dow jones sustainability indices In collaboration with sam CECP

PSEG 2021 Proxy Statement	25

Corporate Governance – Our Environmental Priorities

Our Environmental Priorities

PSEG’s Powering Progress vision is a future in which we help all customers use less energy, ensure the energy they use is cleaner, and deliver that energy more reliably than ever before.

In 2020, we continued to successfully execute on our Powering Progress vision through our Clean Energy Future programs, renewable energy investment strategy, and enhanced ESG disclosures that follow the Task Force on Climate-related Financial Disclosures framework (TCFD).

Clean Energy Future Programs: In 2020, New Jersey Board of Public Utilities (NJBPU) approved $1 billion of investments through our Energy Efficiency (EE) program. This is the largest commitment to energy efficiency ever in NJ.

In 2021, NJBPU also approved AMI (Smart Meters)/Energy Cloud program, which provides investments of approximately $700 million for smart meter programs over the next four years, and a proposal for PSE&G to provide investments of approximately $166 million for electric vehicle (EV) charging infrastructure programs.

Furthermore, PSEG has filed for NJBPU review of its electric storage (ES) proposal for utility-scale investments to supplement solar generation and enhance grid resiliency.

Progress in Offshore Wind Renewable Energy: In 2020, PSEG entered into an agreement to acquire a 25% ownership interest in Ørsted’s 1,100-megawatt Ocean Wind project, NJ’s first offshore wind farm (subject to regulatory approval).

Strategic Review of Non-Nuclear Generation Assets: In 2020, PSEG announced a strategic review of PSEG Power’s non-nuclear generation assets to accelerate transformation into a primarily regulated electric and gas utility and contracted business which will, among other benefits, enhance its ESG position.

PSEG’s Emissions Goals and Net-Zero Vision: As part of our Powering Progress Initiative, PSEG is working towards reducing greenhouse gas emissions from PSEG Power’s fleet by 80% from 2005 levels by 2046.

PSEG’s vision of net-zero emissions by 2050 assumes necessary advances in technology, public policy and consumer behavior, including preservation of existing nuclear fleet, continued investment in renewable energy sources, retirement or sale of coal assets and no plans to acquire or build new fossil units.

Sustainability/Climate Reports: PSEG is committed to reporting annually on sustainability and climate using the TCFD framework. PSEG’s Sustainability/Climate reports are compliant with the Sustainability Accounting Standards Board and incorporates a comprehensive analysis of contributions to the United Nations Sustainable Development Goals. PSEG’s Sustainability/Climate reports are featured on our website.

2021 ESG Performance Report: In 2021, PSEG launched its first ESG Performance report as part of its ongoing efforts to increase disclosures and transparency. The report includes additional ESG metrics and disclosures, as well as the Company’s progress toward existing goals. The report is featured on our website.

PSEG’s Gas System Modernization Program: In addition, PSEG’s Gas System Modernization Program (GSMP) focuses on modernizing and replacing cast iron and unprotected steel main, resulting in a reduction in methane leaks, safety enhancements and supports customer usage of high efficiency appliances.

PSEG Sustainability Net-Zero By 2050 Generates >90% of New Jerseys carbon emissions-free energy $2 billion in Clean Energy Future programs 25% interest in NJs first offshore wind farm 13th year in a row Dow Jones Sustainability North America Index and 2021 selection in S&P Sustainability Yearbook invested $2.7 billion in electric and gas transmission and distribution system

26	PSEG 2021 Proxy Statement

Corporate Governance – Our Social Priorities

Our Social Priorities

Our focus on citizenship is grounded in the belief that we can do well as a company by doing good for the diverse people and communities we serve. The Board, through its Corporate Governance Committee, oversees our corporate citizenship that is grounded in the principles of diversity, equity and social priorities.

PSEG Foundation & Corporate Citizenship: Through the PSEG Foundation, the Company makes approximately $8 million annually in corporate contributions to support our communities.

Employee Volunteerism: We also support our communities through employee volunteerism that includes paid time off and grants to nonprofits.

NJ CEO Council: Our CEO is a member of the New Jersey CEO Council, a coalition of CEOs that has pledged to hire or train more than 30,000 residents by 2030 and spend an additional $250 million on procurement with state-based, diverse companies by 2025. Both efforts focus on underrepresented and underserved communities.

Environmental Stewardship: Community investment in environmental stewardship is another strategic pillar of PSEG’s Foundation and we aim to increase support to 20% of annual giving by 2023.

Clean Energy Workforce: PSEG is developing New Jersey’s clean energy workforce through innovative training and pipeline development programs, emphasizing low- to moderate-income and underserved communities. PSE&G’s $1 billion energy efficiency program is expected to create more than 4,000 direct and indirect clean energy jobs.

Powering Progress / Social Justice: In a joined effort, PSEG and the PSEG Foundation launched the Powering Equity and Social Justice Initiative with a $1 million commitment to fight racial injustice and inequity.

COVID-19 Community Efforts: Our community efforts through the PSEG Foundation expanded this year and include additional support for pandemic response and relief efforts and to combat food insecurity, for which we pledged $4 million. To further assist customers and communities during the pandemic, PSEG also voluntarily suspended shutoffs of service due to non-payment and worked cooperatively with customers needing payment flexibility. For more information see pages 23-24.

Supplier Diversity: PSEG is also committed to diversity that spans across the value chain, including supplier diversity with a goal of achieving 30% of applicable supplier spend allocated to diverse suppliers by 2023.

Customer focus: PSEG provides essential electric service to over 2.3 million customers and gas to over 1.9 million customers. Through disciplined cost management, sound investment practices and reliable energy delivery, PSEG strives to keep customer cost as low as possible. NJ customers benefit from access to low cost natural gas which has also resulted in lower electricity prices.

Human Capital Management: Our People

At PSEG, we know that our people are our most valuable resource. Therefore, our Human Capital Management strategy is designed to ensure we have the best talent and culture to sustain our business both today and in the future as we lead transformation in our industry.

Board Oversight of Human Capital Management

Our Board has a key role in the oversight of our talent management programs and culture initiatives with particular focus on diversity, equity and inclusion, organization and succession planning, talent and workforce development, total rewards, and culture. At least semi-annually the Board is engaged in a review of our human capital management focusing on our organizational and leadership priorities, executive leadership succession and development plans, and executive performance and potential. In addition, the Board reviews workforce and talent diversity metrics, employee engagement and culture survey data and findings, and talent and culture plans and programmatic developments. The Board actively engages not only with our executive leadership teams but also our rising senior leaders through formal presentations and talent engagement meetings.

As specified in its charter, the O&CC holds the primary responsibility for overseeing our organizational, talent and total rewards strategy. The Organizational and Compensation Committee oversees our annual incentive plan, which includes specific metrics holding our leaders accountable to meet human capital related goals to drive key talent, culture, diversity, equity and inclusion priorities. Specifically, annual employee incentive awards are tied to a People Strong Goal, which measures employee growth and development, engagement, and inclusion, and a Diversity, Equity and Inclusion (DEI) index, which measures DEI progress, among other business performance goals. PSEG’s pay-for-performance philosophy aligns employee compensation with individual performance as well as business unit and Enterprise performance results, driving employee accountability and ownership of overall results and progress on key strategic objectives.

PSEG 2021 Proxy Statement	27

Corporate Governance – Our Social Priorities

Our Culture

PSEG continuously strives for a culture inclusive and supportive of its employees, customers and the communities we serve. Through our Core Commitments, we attract, develop, and retain a high-performing diverse workforce that drives organizational performance and fosters a culture of collaboration, learning and comfort speaking up, where new ideas are welcome and all of our approximately 13,000 employees feel valued and enhance each other’s performance.

Diversity, Equity and Inclusion

With intention and action, in 2020, PSEG added “Equity” to its Diversity & Inclusion commitment, signaling a renewed focus on ensuring our systems and processes are fair and equitable.

OUR CORE COMMITMENTS

SAFETY

We put safety first.

INTEGRITY

We do what’s right.

CONTINUOUS IMPROVEMENT

We aspire to achieve excellence.

DIVERSITY, EQUITY & INCLUSION

We treat all individuals fairly, equitably, and with dignity and respect.

CUSTOMER SERVICE

We keep customers at the heart of everything we do.

Pay Equity Reviews: We set compensation levels for new and existing employee candidates based on role qualification and market data. We calibrate our performance ratings and perform semi-annual equity reviews across the Enterprise to ensure our pay is fair and equitable for all employees.

Policy, Practice and Equity Reviews: We performed a comprehensive equity review of our policies and practices, resulting in specific updates to our programs to better support equity (e.g., expanded access to our parental leave program). We enhanced our year-end performance management process for all non-represented employees to control for bias. We continue to review and modify job requirements to focus on Day 1 job requirements to maximize opportunity and allow for on-the-job training.

Inclusion: In January 2020, we launched a new program, Inclusion for All, to foster a more inclusive workplace culture. We trained Diversity Champions and our leadership teams on inclusive leadership skills and created Local Inclusion Teams throughout the businesses. The Local Inclusion Teams, along with our strong, active network of Employee Business Resource Groups (EBRGs) drive inclusion at the local and grassroots levels of the Enterprise. In the third quarter, we launched a disability inclusion campaign to better understand our employee population self-identifying as having a disability.

Diversity: Our approach has become more transparent so that we can assess progress in our diversity representation. We track our Equal Employment Opportunity data to inform our workforce development strategy. To bolster diversity pipeline hiring, this year we created a women-in-skilled-trades initiative, and are piloting an in-depth partnership model with historically Black colleges and universities (HBCUs).

Employee Business

Resource Groups (EBRGs)

Over 25 employee groups in 12 focus areas networked with over 500 local organizations and schools.

Black Professionals, Asian & Pacific Islanders, Hispanic & LatinX, LGBTQ+, People with Disabilities, New Hires, Women, Working Parents & Caregivers, Veterans, Young Generations in Nuclear, Environmental and Safety professionals.

28	PSEG 2021 Proxy Statement

Corporate Governance – Our Social Priorities

Talent Attraction and Retention

PSEG has maintained an unwavering focus on attracting, developing and retaining a robust talent pipeline for the future, from our frontline to our leadership levels. To remain competitive and continue to provide our customers with the best service, we must ensure our employees are engaged and have the right skills and environment to drive innovation, productivity, safety and excellence.

To PSEG, developing the talent of the future is about:

•	Deployment of the right people in the right roles;

•	Continuous skill building to meet current operational needs and stay ahead of market and industry trends;

•	Leveraging people, technology, and processes to create high quality, timely and effective outcomes for our customers; and

•	Evaluation of both internal and contracted talent options to optimize efficiency.

Diversity, Equity & Inclusion Highlights

Forbes 2020 list of Americas Best Employers for Diversity 3rd year in a row Military Friendly Employer 2021 Bronze medallion Forbes 2020 list of best employers for veterans $1 Million Commitment to fight racial injustice and inequity CEO is part of NJ CEO Council supporting the training and placement of 30,000 NJ residents by 2030 Our CEO is a signatory to CEO Action for Diversity & Inclusion commitment

Talent Development

Our learning and development programs reach all of our employees from entry to executive level and include digital on-demand learning resources and live, instructor-led workshops.

•  In 2020 we trained our Top 200+ Leaders on developing Inclusive Leadership skills.

•  We pioneered a leadership development program for Black professionals designed to increase representation in leadership ranks.

•  We doubled our participation in women’s leadership development programs through virtual platform offerings.

•  We delivered a six-month “Accelerate” program to support newly hired college graduates in their introduction to our workplace.

Employee Engagement We solicit continuous feedback so that we improve our culture in a way that is responsive to the voices of our employees. 2020 Your Voice Matters survey highlights:

86% Overall engagement score	88% of employees are proud to work at PSEG	Annual Employee net promoter score improved 6.9 points

Our Total Rewards Program

In addition to our competitive pay, incentives and benefits programs, our Total Rewards offerings take into account the safety, health and overall well-being of our employees. We offer an array of programs designed to support physical, emotional, social, and financial wellness, the foundation of employee engagement and productivity.

We support our employees through everyday challenges, critical life events, as well as new and changing life experiences. Our benefits program includes access to mental health, childcare and elder care resources, voluntary benefits for discounted services, tuition reimbursement and adoption assistance.

PSEG 2021 Proxy Statement	29

Corporate Governance – Our Social Priorities

Labor Relations

We are proud of the partnership we have with union leadership and the 7,786 employees represented by unions in our workforce.

•

Our strong relationship with our unions allowed for swift and effective implementation of COVID-19 protocols, with over 45 negotiated agreements on terms such as sequestration, flexible work hours and paid time off, telecommuting, use of personal vehicles, and training.

•	In 2020, we extended several of our labor contracts through 2023, providing labor stability during the pendency of key business initiatives.

Just Transition: As we accelerate our business to a primarily regulated utility and contracted energy business with zero-carbon nuclear assets, PSEG is committed to a fair, equitable and transparent approach to human capital management, one that is grounded in treating people with dignity and respect. With evolving technologies in energy and digital advancements we look for training, upskilling and redeployment opportunities for our existing workforce.

PSEG Workforce at a Glance

Total Headcount 12,788 Voluntary Turnover (excluding retirement 1.4% Avg. employee tenure 15 years 61% Represented Employees PSEG Benchmark Results (Utilities) Racially/Ethnically Diverse Women 26% 21% 18% 24% Race/ Ethnicity White or Caucasian (73%) Black or African American (12%) Hispanic or Latino (9%) Asian (5%) Others* (1%) *includes Native Hawaiian or Other Pacific Islander or Two or More Races 14% Racially/Ethnically Diverse Executives 28% Women in Executive positionsTotal Headcount 12,788 Voluntary Turnover (excluding retirement) 1.4% Avg. employee tenure 15 years 61% Represented Employees PSEG Benchmark Results (Utilities) Racially/Ethnically Diverse Women 26% 21% 18% 24% Race/ Ethnicity White or Caucasian (73%) Black or African American (12%) Hispanic or Latino (9%) Asian (5%) Others* (1%) *includes Native Hawaiian or Other Pacific Islander or Two or More Races 14% Racially/Ethnically Diverse Executives 28% Women in Executive positions

Our Governance Priorities

Sound corporate governance is integral to the results and progress we achieve. We are guided by a code of conduct and integrity that emphasizes high ethical standards, accountability and transparency. Governance is a top priority and includes a focus on enterprise risk management (see p. 22), cybersecurity (see p. 22), political contributions (see p. 31) and executive compensation (see p. 39). Our Board exercises oversight, supported by each committee, as reflected in their charters.

➢	Corporate Governance Committee – sustainability/ESG practices (and climate change), and enterprise risk management

➢	Audit Committee – ethics and compliance (Standards of Conduct), financial reporting, internal controls and related risks

➢	Industrial Operations Committee – cybersecurity and safety

➢	Finance Committee – finance and investment risk, commodity/credit/liquidity, tax and pension risks

➢	Organization and Compensation Committee – human capital management

Sound corporate governance starts from the top where we strive to balance the right mix of Board diversity characteristics (including skills, backgrounds, gender, racial and ethnic diversity) that will enable us to achieve our strategic goals. Our Board is continuously refreshed and we had seven new directors in the last ten years (including four new directors since 2018) and four of the seven directors were women or racially/ethnically diverse. For more information, see pages 6-8.

Our ESG goals are also linked to executive compensation. Compensation scorecards reflect key ESG goals including diversity, equity and inclusion, climate and sustainability. For more information, see pages 47-48.

30	PSEG 2021 Proxy Statement

Corporate Governance – Our Governance Priorities

Oversight of Political Contributions and Engagement Activities

The Company is committed to maintaining orderly, stable and productive relationships with its stakeholders in government. The nature of our business requires that we are a trusted corporate citizen with an unwavering commitment to integrity. The Corporate Governance Committee oversees our political engagement activities in accordance with our Corporate Political Participation Practice, which may be found here: https://investor.pseg.com/governance/governance-overview/default.aspx

In 2020, we revised our Corporate Political Participation Practice to implement additional controls on the Company’s political engagement activities. These controls expand internal requirements applicable to the Company’s interactions with prominent political figures and its contributions to political organizations and social welfare organizations (i.e., 501(c)(4) organizations). For example, any contribution to a social welfare organization will undergo a robust review to confirm the contribution will not result in unreasonably adverse reputational or business risk and must be approved by the Senior Vice President—Corporate Citizenship and EVP and General Counsel. These additional controls also expand the review and approval process applicable to interactions with prominent political figures and others close to them. Also, vendors or suppliers who perform lobbying activities or political consulting may not subcontract work without our prior review and approval.

Consistent with our commitment to integrity in our political activities, we are transparent about our political contributions. Annually, we publish a report that includes our corporate contributions to candidates, trade associations and other political and social welfare organizations. With regard to trade associations, we request that trade associations to which we paid total annual payments of $50,000 or more identify the portion of dues or payments received from PSEG that were used for expenditures or contributions that, if made directly by PSEG, would not have been deductible under Section 162(e)(1)(B) of the Internal Revenue Code (IRC). The report is available here:

https://investor.pseg.com/governance/governance-overview/default.aspx

Political Spending Transparency & Governance
Received First Tier Score on the CPA-Zicklin Index for Corporate Political Disclosure and Accountability

Annually publish Political Contributions Report on corporate political contributions, including to 501(c)(4), organizations	Corporate Governance Committee oversight of political expenditures and disclosures

Enhanced Corporate Political Participation Practice to implement additional controls, including over politically connected vendors and 501(c)(4) contributions

What We Expect of Our Employees, Officers and Directors

We have a long-established corporate culture of emphasizing integrity, honesty and the highest ethical standards and require all to remain in compliance with our Standards of Conduct. Our Chief Compliance Officer has overall responsibility for administering the Standards of Conduct under the oversight of the Audit Committee.

The Standards of Conduct are posted on our website at:

https://corporate.pseg.com/aboutpseg/leadershipandgovernance/standardsofconduct

Our Standards of Conduct:

•

Form an integral part of our business conduct compliance program and apply to all of our directors, employees and contractors, who are each responsible for understanding and complying with the Standards of Conduct;

•	Establish a set of written common expectations for dealings with investors, customers, fellow employees, competitors, vendors, government officials and the media; and

•	Provide procedures for seeking ethical guidance and reporting concerns, including a hotline.

We require every employee to complete annual training on the Standards of Conduct.

We commit to post on our website:

•	Any amendment to the Standards of Conduct; and

•

Any waiver from the Standards of Conduct that applies to any director, executive officer or person performing similar functions and that relates to any applicable SEC requirement. Waivers may be granted in exceptional circumstances only and must be made by the Board.

PSEG 2021 Proxy Statement	31

Corporate Governance – Our Governance Priorities

In 2020, we did not grant any waivers to the Standards of Conduct.

Our Standards of Conduct, Compliance Program, Related Person Transactions Practice and Conflicts of Interest Practice described below, establish clear policies and procedures regarding personal and business conduct. Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our directors or officers serves as a director or executive officer, must be approved by our Board. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

Certain Relationships and Related Person Transactions

Under our Related Person Transactions Practice, which is administered by the Corporate Governance Committee, directors and executive officers must report any potential related person transactions.

For purposes of our Related Person Transactions Practice, a related person transaction includes transactions in which PSEG is a participant, the amount involved exceeds $120,000 and a “related person” has or will have a direct or indirect interest. Related persons of PSEG consist of directors (including director nominees), executive officers, stockholders beneficially owning more than 5% of PSEG’s voting securities and the immediate family members of these individuals.

The Corporate Governance Committee reviews the facts and circumstances of each transaction and approves or ratifies related person transactions that it determines are in the best interests of PSEG and its stockholders. The Corporate Governance Committee’s consideration include:

•	Whether the transaction was in the ordinary course of business and at arm’s length, in accordance with the Company’s internal policies and procedures

•	Whether the transaction involved any special treatment of the related person

•	The purpose of the transaction and its potential benefits to PSEG
•	The approximate dollar value of the transaction

•	The related person’s interest in the transaction

•	Any other information regarding the transaction or the related person that the Committee deems relevant

PSEG Director Barry H. Ostrowsky is the President and CEO of RWJBarnabas Health (RWJBarnabas), a non-profit corporation incorporated in New Jersey.

•

In 2020, as part of the Company’s philanthropic activities and commitment to invest in the communities in which we do business, the Company, directly or through a subsidiary, donated approximately $43,800 to facilities affiliated with RWJBarnabas and the PSEG Foundation, a separate, 501(c)(3) organization that is funded by the Company but whose donations are not determined or influenced by the PSEG Board, donated approximately $135,000. It is expected that PSEG and the PSEG Foundation each will make future contributions to facilities affiliated with RWJBarnabas.

•

Since 2013, the Company’s subsidiary, PSEG Services Corporation (Services), has had a contractual arrangement with an RWJBarnabas affiliate, Robert Wood Johnson University Hospital Hamilton (RWJ Hamilton), pursuant to which RWJ Hamilton provides medical care, medical testing and related services to the Company and its subsidiaries. In 2020, the Company paid a total of approximately $376,000 for services provided pursuant to this arrangement. The Company expects to pay a similar amount in 2021.

•

Since 2008, the Company’s subsidiary, PSE&G, has engaged in an ongoing Hospital Energy Efficiency Program (HEE Program), through which PSE&G provides funds for energy efficiency upgrades to hospitals throughout the PSE&G service territory. The HEE Program was approved, and is overseen, by the NJBPU. PSE&G has committed to invest approximately $271.8 million through the HEE Program to a variety of hospitals over the course of several years. PSEG had made commitments of approximately $64.7 million to RWJBarnabas facilities. These projects are in various stages of completion, with several fully completed and others in progress or in the planning stage. The aggregate portion that RWJBarnabas facilities have committed to repay to PSE&G through utility bills in accordance with the NJBPU-approved terms of the program is equal to approximately $24.1 million. Because the HEE Program is ongoing, the investment and repayment figures are subject to change in the coming years.

Christopher LaRossa, brother of Ralph A. LaRossa, COO of PSEG and one of the Company’s NEOs, is an employee of, and receives compensation from, PSE&G. During 2020, Christopher LaRossa served and currently serves as District Manager – Regulatory Policy and Procedure. The approximate total compensation paid to Christopher LaRossa during 2020 was within the range set for employees with comparable qualifications and responsibilities who held similar positions at the Company (salary of $114,000-$228,000 plus incentive compensation targeted at 20% of salary). He also received health insurance and other benefits

32	PSEG 2021 Proxy Statement

Corporate Governance – Certain Relationships and Related Person Transactions

available to all other employees in a similar position. His compensation was determined in accordance with our compensation practices applicable to employees who hold similar positions. Ralph A. LaRossa did not and does not have any direct responsibility for directing or reviewing his brother’s work or any influence over his brother’s compensation or the other terms of his employment.

The Corporate Governance Committee reviewed all of the transactions referenced above and determined that they are in the best interests of PSEG and its stockholders. We do not have any other related person transactions that meet the requirements for disclosure in this Proxy Statement.

Conflicts of Interest

The Governance Principles provide that a director must notify the Chair of the Corporate Governance Committee if the director encounters a conflict of interest or proposes to accept a position with a new entity so that potential conflicts of interest may be reviewed. Our Conflicts of Interest Practice applies to all employees, contractors, suppliers and any third party working on behalf of PSEG and covers situations where individual interests are or could be at odds or in conflict with PSEG’s interests. These situations are required to be reported to our Office of Ethics and Compliance, which may conduct an investigation or take actions it deems appropriate.

PSEG 2021 Proxy Statement	33

Security Ownership Table

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of February 19, 2021, beneficial ownership of our common stock by the directors and nominees and the currently serving executive officers named in the 2020 Summary Compensation Table. None of these amounts exceeds one percent of our common stock outstanding. The table also shows as of February 19, 2021, beneficial ownership in shares by any person or group known to us to be the beneficial owner of more than five percent of our common stock. According to the Schedule 13G filed by each owner with the SEC, these securities were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

Name	Owned Shares (#)(1)	Restricted Stock (#)(2)	Stock Units/ RSUs (#)(3)	Phantom Shares (#)(4)	Deferred Equity Shares (#)(5)	Amount of Beneficial Ownership of Common Stock (#)	Percent of Class (%)
Directors:

Willie A. Deese	-	-	15,096	-	-	15,096	<1

Shirley Ann Jackson	5,604	9,600	53,082	4,338	-	72,624	<1

David Lilley	-	-	45,465	32,659	-	78,124	<1

Barry H. Ostrowsky(6)	-	-	8,114	-	-	8,114	<1

Scott G. Stephenson(6)	-	-	2,808	-	-	2,808	<1

Laura A. Sugg(6)	210	-	5,251	-	-	5,461	<1

John P. Surma(6)	1,736	-	2,808	-	-	4,544	<1

Susan Tomasky	-	-	31,261	-	-	31,261	<1

Alfred W. Zollar	-	-	31,042	-		31,042	<1

NEOs:

Ralph Izzo(7)	50,817	-	137,464	-	1,676,483	1,864,764	<1

Daniel J. Cregg(7)	62,780	-	25,623	-	8,781	97,184	<1

Ralph A. LaRossa(7)	26,324	-	33,107	-	149,288	208,719	<1

Tamara L. Linde(7)	51,249	-	21,032	-	-	72,281	<1

David M. Daly(7)	35,580	-	20,515	-	-	56,095	<1

All Directors, NEOs and Executive Officers of the Company as a Group (16 Persons):

	316,412	9,600	443,615	36,997	1,834,552	2,641,176	<1

Certain Beneficial Owners:

Blackrock, Inc.(8)						51,015,043	10.10

State Street Corporation(9)						26,360,568	5.21

T. Rowe Price Associates, Inc.(10)						26,136,648	5.10

Vanguard Group, Inc.(11)						42,222,685	8.35

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, Employee Stock Purchase Plan, shares owned jointly by or with a spouse and shares held in a trust or a custodial account.

(2)	Includes restricted stock granted to directors under the former Stock Plan for Outside Directors.
(3)

Includes vested and unvested RSUs granted to executive officers under the LTIP and stock units granted to directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(4)

Includes phantom shares accrued under the Directors’ Deferred Compensation Plan for those individuals who have elected to have the earnings on their deferred payments calculated based upon the performance of our common stock, with no voting rights and all payouts in cash.

(5)	Includes shares deferred under the Equity Deferral Plan, with no voting rights.
(6)	Board member has not yet met their ownership requirement.
(7)	Address: 80 Park Plaza, Newark, NJ 07102
(8)	As reported on Schedule 13G filed on January 8, 2021. Address: 55 East 52nd Street, New York, NY 10055.
(9)	As reported on Schedule 13G filed on February 10, 2021. Address: One Lincoln Street, Boston, MA 02111.
(10)	As reported on Schedule 13G filed on February 16, 2021. Address: 100 E. Pratt Street, Baltimore, MD 21202.
(11)	As reported on Schedule 13G filed on February 8, 2021. Address: 100 Vanguard Blvd., Malvern, PA 19355.

34	PSEG 2021 Proxy Statement

Security Ownership Table – Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

The following information is based upon our review of Forms 3 and 4 filed in 2020 and Forms 5 filed with respect to 2020 with the SEC under Section 16(a) of the Securities Exchange Act of 1934, as amended, regarding transactions involving our common stock. During 2020, none of our NEOs were late in filing a Form 3, 4 or 5 in accordance with the applicable requirements of the SEC. For our directors, due to administrative error, one Form 4 was filed late for Shirley Ann Jackson reflecting the notional first quarterly investment in the PSEG Stock Fund as part of the Deferred Compensation Plan.

DIRECTOR COMPENSATION

The table below reports 2020 compensation to directors except Mr. Izzo, as explained below, under How Our Directors Are Compensated.

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Willie A. Deese	158,333	135,038	-	-	-	150	293,521

William V. Hickey(3)	53,333	-	-	-	-	-	53,333

Shirley Ann Jackson	215,000	135,038	-	-	-	150	350,188

David Lilley	178,333	135,038	-	-	-	150	313,521

Barry H. Ostrowsky	155,000	135,038	-	-	-	150	290,188

Scott G. Stephenson	109,167	135,038	-	-	-	150	244,355

Laura A. Sugg	138,333	135,038	-	-	-	150	273,521

John P. Surma	155,000	135,038	-	-	-	150	290,188

Richard J. Swift(3)	60,000	-	-	-	-	-	60,000

Susan Tomasky	178,333	135,038	-	-	-	150	313,521

Alfred W. Zollar	160,000	135,038	-	-	-	150	295,188

(1)

Includes all meeting fees, chair/committee retainer fees and the annual retainer, as described below under How Our Directors Are Compensated, and reflects time served in a particular position throughout the year. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below.

Deese ($)	Hickey(3) ($)	Jackson ($)	Lilley ($)	Ostrowsky ($)	Stephenson ($)	Sugg ($)	Surma ($)	Swift(3) ($)	Tomasky ($)	Zollar ($)
-	53,333	215,000	-	-	-	-	-	-	-	-

(2)

For each, the grant date fair value of the award on May 1, 2020 equated to 2,733 stock units, rounded up to the nearest whole share, based on the then current market price of the common stock of $49.41. In addition, each individual’s account is credited with additional stock units on the quarterly dividend dates at the then current dividend rate. The following table shows outstanding stock units granted under the Directors’ Equity Plan and restricted stock granted under the prior Stock Plan for Outside Directors, as of December 31, 2020:

	Deese (#)	Jackson (#)	Lilley (#)	Ostrowsky (#)	Stephenson (#)	Sugg (#)	Surma (#)	Tomasky (#)	Zollar (#)

Stock Units	15,096	53,082	45,465	8,114	2,808	5,251	2,808	31,261	31,042

Restricted Stock	-	9,600	-	-	-	-	-	-	-

(3)	Service on our Board ended in April 2020.

PSEG 2021 Proxy Statement	35

Director Compensation – How Our Directors Are Compensated

How Our Directors Are Compensated

As provided in our Governance Principles, director compensation is reviewed periodically by the Corporate Governance Committee, which recommends approval to the Board. Our compensation to non-management directors is comparable to median director compensation among our peer companies, in order to be able to attract and retain high quality Board members. This compensation includes a cash retainer, RSUs and reimbursement for expenses for attending Board and committee meetings and related functions. Ralph Izzo, who is compensated as our CEO does not receive any additional compensation for Board membership. His compensation as an employee is shown in this Proxy Statement in the executive compensation tables and in the Executive Compensation section. In accordance with PSEG’s Certificate of Incorporation, the Company provides indemnity and reimbursement of expenses to the full extent permitted by law and provides directors’ and officers’ insurance.

Every two years, our independent compensation consultant, CAP, advises the Corporate Governance Committee on the competitiveness of our director compensation.

The independent directors are compensated according to the schedule shown below. All amounts are paid in cash, except the equity grant, which is paid in common stock units equal to the amount shown. All payments to the Chairs and committee members, as indicated, are per assignment and are in addition to the annual retainer and equity grant. Following a review of peer company market data conducted by CAP, the fee schedule was last revised effective May 1, 2016. The fee schedule, among other things, was last reviewed by CAP in 2019 and no changes were made to the fee schedule at that time.

Fee Schedule ($)

Annual Retainer	95,000

Annual Equity Grant	135,000

Lead Director	40,000

Committee Chair: Audit; O&CC	30,000

Committee Chair: Corporate Governance; Finance	25,000

Committee Chair: Industrial Operations	25,000

Committee Member: Audit	20,000

Committee Member: Corporate Governance; Executive; Finance; O&CC	20,000

Committee Member: Industrial Operations	20,000

Directors’ Stock Ownership Requirement

Our Governance Principles require that our directors own shares of our common stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to six times the annual retainer (which is currently $95,000 for a total required ownership level of $570,000) before they may sell any PSEG stock. The Board raised the minimum ownership requirement in 2019 from five to six times the annual retainer to be aligned with market practice. All incumbent directors currently meet this stock ownership level except for our four newest directors: Barry H. Ostrowsky, who joined the Board in February 2018; Laura A. Sugg, who joined the Board in January 2019; John P. Surma, who joined the Board in November 2019 and Scott G. Stephenson who joined the Board in February 2020. Additional details can be found in the table under Security Ownership of Directors, Management and Certain Beneficial Owners on page 34.

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each of our outside directors is granted an award of stock unit equivalents each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in the director’s name and accrues credits equivalent to the dividends on shares of our common stock. If a director does not remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Distributions of all deferred equity under the Directors’ Equity Plan are made in shares of our common stock after the director terminates service on the Board in accordance with elected distributions, which may be either in a lump-sum payment or, with respect to grants made prior to 2012, in annual payments over a period of up to ten years.

Under the Directors’ Equity Plan, beginning with grants made in 2012, directors may elect to receive distribution of a particular year’s deferrals either upon termination of service or after a specified number of years or, effective in 2020, directors who have met the stock ownership requirement may elect to receive distribution of shares upon vesting. A director may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years. Distribution elections must be made prior to the date of the award.

36	PSEG 2021 Proxy Statement

Director Compensation – How Our Directors Are Compensated

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, directors may elect to defer any portion of their cash fees. Elections must be made in the calendar year prior to the year of payment. When deferral is elected, the director must make an election as to the timing of the distribution from the Directors’ Deferred Compensation Plan account. Distributions are made in cash.

For amounts deferred prior to 2012, distributions may begin (a) on the thirtieth day after the date of termination of service as a director or, in the alternative, (b) on January 15th of any calendar year following termination of service, but in any event no later than the later of (i) January of the year following the year of the director’s 71st birthday or (ii) January following termination of service. Directors may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of one lump-sum payment or annual distributions over a period of up to ten years.

For compensation deferred beginning in 2012, directors may elect to begin distribution of a particular year’s deferrals, either (a) within 30 days of termination of service or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment or annual installments over a period of three to fifteen years.

Directors may make a distribution election for each year’s deferred compensation and may make changes regarding the timing of distribution elections with respect to prior deferred compensation as long as any new distribution election is made at least one year prior to the date that the distribution would otherwise have begun and the revised commencement date is at least five years later than the date that the distribution would otherwise have begun.

PSEG 2021 Proxy Statement	37

Compensation Discussion and Analysis

PROPOSAL 2 ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

We recognize that executive compensation is an important matter for our stockholders. As required by Section 14A of the Exchange Act, we provide you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as say-on-pay.

This vote is held annually and is non-binding, but the Board, the O&CC and management carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation.

The next say-on-pay vote will occur at our 2022 Annual Meeting of Stockholders. The next say-on-frequency vote, which determines how often the say-on-pay vote is to be held, will occur at our 2023 Annual Meeting of Stockholders.

The O&CC has approved the compensation arrangements discussed in the Report of our O&CC, the Executive Compensation section and the compensation tables. We encourage you to read our Executive Compensation section, in which we explain the reasons supporting our executive pay decisions. We have summarized the highlights in our Executive Compensation Summary.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions and performance. We are asking you to indicate your support of our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our NEOs as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask for you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the applicable rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Vote required: We will tally the votes cast, excluding abstentions and shares withheld or for which no instructions are given.

  THE BOARD RECOMMENDS A VOTE FOR THE RESOLUTION IN THIS PROPOSAL.

38	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Summary

EXECUTIVE COMPENSATION SUMMARY

•	2020 Named Executive Officers
•	2020 Company Performance Overview
•	Executive Compensation Philosophy and Pay for Performance
•	Executive Compensation
•	Say-on-Pay and Shareholder Engagement
•	Executive Compensation Best Practices
•	Peer Comparison and Benchmarking
•	How We Compensate Our Executives
•	Our Compensation Elements Explained
•	Executive Compensation Governance Features and Controls
•	Accounting and Tax Implications
•	Compensation Committee Interlocks and Insider Participation
•	Executive Compensation Tables

2020 Named Executive Officers

Ralph Izzo, Chairman of the Board, President & Chief Executive Officer (CEO)
Daniel J. Cregg, Executive Vice President (EVP) & Chief Financial Officer (CFO)
Ralph A. LaRossa, Chief Operating Officer (COO) – PSEG (1)
Tamara L. Linde, Executive Vice President (EVP) & General Counsel
David M. Daly, President – PSE&G (2)

(1)

Mr. LaRossa was elected to the position of Chairman of the Board (COB) of PSEG Long Island, effective December 14, 2020. During 2020, he was President & COO of PSEG Power and continues to hold these positions in addition to his current position.

(2)	Effective December 14, 2020, Mr. Daly no longer holds the positions relating to Clean Energy Ventures and PSEG Long Island LLC.

PSEG 2021 Proxy Statement	39

Compensation Discussion and Analysis – 2020 Company Performance Overview

2020 Company Performance Overview

The charts below compare the relative contributions of PSE&G and PSEG Power to our consolidated Net Income and Non-GAAP Operating Earnings over the past five years and show our steady earnings and consistent dividend growth in those years. This impact is reflected in the realized pay of our NEOs, since our executive compensation program links incentive payouts to measures of Non-GAAP Operating Earnings over multiple time frames. We show below the annual TSR and ROIC in the last three years compared to our 2020 peer group. You can find a more comprehensive discussion of our 2020 business and financial performance in our 2020 Form 10-K.

See Appendix A for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings.

$1.75
$3.10
$2.83
$3.33
$3.76
18
889
(20)
122
479
973
6
365
1,067
468
1,250
(25)
594
1,327
(16)
2016
2017
2018
2019
2020
PSEG Enterprise/Other
PSEG Power
PSE&G
Net Income per share (GAAP)

$2.90
$2.93
$3.12
$3.28
$3.43
72
514
889
20
505
963
13
502
1,067
7
409
1,250
430
1,327
(16)
2016
2017
2018
2019
2020
PSEG Enterprise/Other
PSEG Power
PSE&G
Operating Earnings per share (non-GAAP)

Annual Total Shareholder Return (TSR)

3-Year TSR
PSEG: 25.5%
PSEG Peers: 28.9%
4.7%
7.5%
17.1%
27.1%
2.4%
5.4%
2018
2019
2020
PSEG
Peer Group

Annual Return on Invested Capital (ROIC)

3-Year ROIC
PSEG: 6.8%
PSEG Peers: 7.2%
6.2%
5.8%
6.9%
10.7%
7.2%
5.1%
2018
2019
2020
PSEG
Peer Group

PSEG Dividend Payout ($/Share)
$2.10
$2.00
$1.90
$1.80
$1.70
$1.60
$1.50
$1.64
$1.72
$1.80
$1.88
$1.96
2016
2017
2018
2019
2020

GAAP: Contribution to PSEG Net Income ($ Millions) and Net Income per share ($/Share) Non-GAAP: Contribution to PSEG Operating Earnings ($ Millions) and Operating Earnings per share($/Share) PSEG Enterprise/Other PSEG Power PSE&G Net Income per share (GAAP) PSEG Enterprise/Other PSEG Power PSE&G Opera_ng Earnings per share (non-GAAP) Annual Total Shareholder Return (TSR) Annual Return on Invested Capital (ROIC) 3-Year TSR PSEG: 25.5% PSEG Peers: 28.9% 3-Year ROIC PSEG: 6.8% PSEG Peers: 7.2% PSEG Peer Group PSEG Dividend Payout ($/Share) 2020 5.1%

40	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Philosophy and Pay for Performance

Executive Compensation Philosophy and Pay for Performance

Our program aligns executive compensation to the successful execution of our strategic plans, meeting our financial and operational goals and delivering strong returns to our shareholders while balancing the interests of our multiple stakeholders. These include our stockholders, the customers we serve, our employees and the communities in which we operate. We attract and retain exceptional executive talent needed for long-term success by ensuring our compensation is market competitive with our peers.

Our incentive plans focus on financial and operational performance as well as Human Capital Management. Our LTIP also focuses on performance versus peers over a multi-year time horizon. The goals of individual NEOs, including our CEO, place a high value on strategic initiatives, long-range planning, disciplined investments, ESG priorities and operational excellence that enhance value and our responsibilities as a public utility. The actual value of compensation, especially equity grants, reflect our Company’s performance over time.

Actual Payout Compared to Target CEO SMICP Payout Avg. Other NEO SMICP Payout PSU Payout	The O&CC annually reviews and evaluates our compensation program and maintains the flexibility to make decisions about actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. In addition to the established performance measures, these may include economic, market and competitive conditions, regulatory and legal requirements, internal pay equity considerations, ESG priorities and peer group or market practices. The O&CC and the Board align strong pay for performance with long-term stockholder value creation without encouraging excessive risk taking.

No COVID-19 Related Adjustments to Compensation

The O&CC determined not to make any adjustments to the targets or results for the 2020 compensation program for our NEOs despite our 2020 financial results being impacted by the COVID-19 pandemic. All metrics were unchanged from what was established at the beginning of the fiscal year, and incentive programs were assessed including the impacts of COVID-19. Annual incentive targets were established versus business plan or internal/external benchmarks, prior to COVID-19. Both PSU metrics (TSR and ROIC) are measured relative to peer performance, with all peers impacted to various degrees by this event. For more information on CEO Compensation, see page 46.

2020 Target Compensation Summary

Overall target compensation should be competitive compared to individuals in our peer group so that we can attract, motivate and retain exceptional talent. The 2020 compensation decisions are reflective of each executive’s role, responsibilities, performance and time in position. Our 2020 target compensation is as follows:

Executive	Base Salary ($)	Annual Incentive	Target Total Cash ($)	Long-Term Incentive($)		Target Total Compensation ($)
				PSUs	RSUs
Ralph Izzo	1,421,400	140%	3,411,360	6,370,046	2,730,029	12,511,435
Daniel J. Cregg	680,000	75%	1,190,000	1,134,027	486,030	2,810,057
Ralph A. LaRossa	787,000	90%	1,495,300	1,680,020	720,044	3,895,364
Tamara L. Linde	638,600	75%	1,117,550	910,021	390,004	2,417,575
David M. Daly	600,000	75%	1,050,000	952,013	408,005	2,410,018

The above values reflect target compensation opportunities, which may not match the Summary Compensation Table.

PSEG 2021 Proxy Statement	41

Compensation Discussion and Analysis – Say-on-Pay and Shareholder Engagement

EXECUTIVE COMPENSATION

Say-on-Pay and Shareholder Engagement

At the 2020 Annual Meeting, our stockholders voted approximately 94.1% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay-for-performance philosophy. We continuously review our executive compensation program in recognition of investor feedback and adjust, as appropriate, the compensation of our executives in light of their performance, our business results, our financial condition and the competitive market for the role.

94.1% of stockholders voted in favor of 2020 say-on-pay proposal	We strongly encourage investor feedback and will continue to review and make changes to our executive compensation program in recognition of investor interests, evolving trends and best practices.

In particular, the O&CC, with input from our independent compensation consultant, CAP, considered the 2020 say-on-pay vote result and current market practices as it evaluated our executive compensation program. During the past year, we actively reached out to many of our largest investors to advise them of recent compensation and governance actions we have taken and to listen to any concerns they may have. We always welcome stockholders’ comments and suggestions and continue to consider the outcome of the say-on-pay vote on our program design.

Executive Compensation Best Practices

What We Do	What We Don’t Do

 Pay for performance, with a significant portion of target compensation at risk

 Set stretch performance goals

 Competitive pay, targeted around the median

 Maximum payout cap for incentive plans

 Minimum vesting of three years for RSUs and PSUs unless retirement eligible

 Double trigger in the event of a change-in-control to receive severance benefits

 Clawback policy that applies to financial restatements or in the event of misconduct or material violations of our Standards of Conduct

 Robust stock ownership guidelines for executives

 Independent executive compensation consultant reviews programs and practices

 Engage stockholders to solicit feedback on our compensation program

 Uniform retirement formulas for all employees

   No guaranteed incentive compensation

   No excise tax gross ups

   No hedging or pledging for any employee, including officers and directors

   No compensation plans that encourage or reward executives’ excessive risks

   No dividends paid on unearned awards

   No repricing or exchange of underwater stock options

   No excessive perks

   No longer offer additional service credit for pension calculation

   No discretion exercised for adverse effects of COVID-19

42	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Peer Comparison and Benchmarking

How We Choose Peers for Benchmarking

We evaluate and set executive compensation to be competitive within a peer group comprised of similarly sized energy companies, with a significant focus on regulated utilities given our strategy. We consider our peers’ earnings, market capitalization, operational characteristics, price-to-earnings ratio and revenue. Because our revenue is driven by energy demand and prices that are outside the control of management, we emphasize earnings over revenue. We believe this approach is more reflective of the complexities of our business when comparing across companies.

Each year, we re-evaluate the peer group to assess its appropriateness. Our peer companies for 2020 are listed below.

Peer Companies

Ameren Corporation	American Electric Power Co., Inc.	CenterPoint Energy, Inc.

Consolidated Edison, Inc.	Dominion Resources, Inc.	DTE Energy Company

Duke Energy Corporation	Edison International	Entergy Corporation

Eversource Energy	Exelon Corporation	FirstEnergy Corp.

NextEra Energy, Inc.	NRG Energy, Inc.	PPL Corporation

Sempra Energy	Southern Company	Xcel Energy Inc.

For 2021, we removed NextEra Energy and NRG Energy and added CMS Energy and WEC Energy. NextEra Energy and NRG Energy were removed due to their business mix and profile. CMS Energy and WEC Energy were added due to their comparability to us in business mix, profile, and size.

How We Use Peer Data

Reference point for setting 2020 pay levels Target the median (50th percentile) of the peer group for Total Direct Compensation Assess our performance under our LTIP and the alignment between pay and performance Review incentive plan design, equity usage and governance practices

Pay Governance LLC assists in analyzing the annual Willis Towers Watson Energy Services Executive Compensation Survey–U.S. assessment of the market using the peer companies. We use the peer group data to the extent each position is reported in the survey data. The O&CC’s independent consultant, CAP, reviews the outcome of the competitive assessment and provides supplemental data on the peer group as required.

PSEG 2021 Proxy Statement	43

Compensation Discussion and Analysis – Peer Comparison and Benchmarking

Compensation Benchmark

Market positioning varies based on benchmark match (comparability), and an executives’ experience, performance, and time in role. Executives who have been in their roles a significant amount of time may exceed the median of peers due to experience and performance.

Base Salary, target Total Cash Compensation and target Total Direct Compensation of each of the NEOs as a percentage of the comparative median benchmark levels of the peer group are noted below, along with each individual’s time in position. Mr. Izzo’s compensation decisions are discussed further in the CEO Compensation section.

Percent of Comparative Median Benchmark Levels (2020)

Chart reflects executive compensation decisions made in December 2019.

50% 75% 100% 125% 150% R. Izzo 12 years, 9 months D. Cregg 4 years, 3 months R. LaRossa(1) 2 years, 3 months T. Linde 5 years, 6 months D. Daly 2 years, 3 months (1) Compensation decisions for Mr. LaRossa above reflects his new role as COO - PSEG effective January 1, 2020. Time in position as of Dec 31, 2019 Base Salary Note: Shading reflects competitive range (+/- 20% of median) Time in position as of Dec 31, 2019 Total Cash Total Direct

44	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – How We Compensate Our Executives

How We Compensate Our Executives

Element Link to Business and Talent Strategy Link to Performance Form Base Salary Fixed Pay Recognizes executives competencies, experience, job responsibilities, skills, internal equity and the competitive market for the position Cash Annual Cash Incentive-SMICP At Risk Pay Incentivizes the achievement of key financial, operational, and strategic goals Cash Multiple performance measures, with a strong emphasis on non-GAAP EPS, measured over a one year period with a payout ranging from 0% 200% Equity-Based Incentive Awards-LTIP At Risk Pay Aligns NEOs interests with long-term interests of shareholders and the Company by rewarding for strong stock price performance and capital efficiency Common Stock 70% PSUs and 30% RSUs Payout of PSUs (if any) based equally on our ROIC vs. peers and TSR vs. peers and ranges from 0% - 200%Awards vest at the end of three years Retirement and Post-Employment Benefits Fixed Pay Facilitates attraction and retention and provides participants with the opportunity to effectively manage the timing of income and tax liability Cash

See the section on Our Compensation Elements Explained below for more detail.

The O&CC believes that the majority of a senior executive’s compensation should be performance-based, and the more senior an executive’s position is in the organization, the more that executive’s pay should be oriented toward long-term compensation. On average, 77% of pay is at risk for our NEOs, with 89% of pay at risk for our CEO.

CEO Pay Mix 23% 19% 58% Average Other NEO Pay Mix 11% 16% 73% Salary SMICP LTIP Value at Risk

Executive Performance and Goals

We have provided detailed calculations of the payouts under our SMICP and LTIP, including a discussion of the pre-established goals for these incentive plans and the performance achieved by our NEOs.

We do not disclose forward-looking targets for our annual incentive plan, where the disclosure could result in competitive harm. On an annual basis, the O&CC and CAP, the Committee’s independent consultant, review the degree of difficulty of the targets to ensure that the goals are driving performance. For our long-term plan, however, we use relative metrics only and the goal and corresponding payout percent are noted in the 2020 Grants section.

Targets are set based on the proposed business plan and a rigorous process is undertaken at the start of each year to determine the range of performance for each measure. The corporate and business unit performance goals are set at levels that require strong performance for a target payout and superior performance for a greater than target payout.

PSEG 2021 Proxy Statement	45

Compensation Discussion and Analysis – How We Compensate Our Executives

For 2020, we set SMICP targets that were higher than actual 2019 results for the PSEG and PSE&G earnings components. Recognizing that our business is highly sensitive to factors outside our control, including energy prices and weather, in some years our goals in the SMICP may be below the prior year’s results, which is common among our peers. Accordingly, PSEG Power’s 2020 SMICP earnings component was set slightly below 2019 actual results.

CEO Compensation

2020 compensation decisions recognize the long-tenure and seasoned experience of Mr. Izzo and the Board’s confidence in his ability to successfully lead the Company as CEO. Acknowledging Mr. Izzo’s experience, including his deep understanding of our strategy, operations, risk profile, regulatory and environmental circumstances, supports the above market median compensation philosophy in light of continued strong financial performance over time. Compensation increases are primarily in the form of at-risk, incentive compensation. The changes to the key terms of Mr. Izzo’s compensation in 2020 were as follows:

Component	2020 vs. 2019

Base Salary	• Increased annual salary to $1,421,400 for 2020 from $1,380,000 in 2019.

• Positioned at 104% of the market median.

Annual Cash Incentive	• Increased annual incentive target from 125% to 140% of salary for 2020.

• Positioned at 112% of the market median for target Cash Compensation.

Long-Term Incentive	• Increased target long-term incentive to $9,100,075 from $7,395,089 in February 2020.

• Positioned at 122% of the market median for target Total Direct Compensation

2020 vs 2019 Target Compensation for CEO (in thousands) 2020 $1,421 $1,990 $9,100 $12,511 19% 2019 $1,380 $1,725 $7,395 $10,500 Salary SMICP LTIP

SMICP and LTIP amounts in the graph above reflect the target values. Actual payouts are reported in the Executive Compensation section following the applicable performance period.

After meeting in executive session without the CEO present, the O&CC recommended the CEO’s compensation to all of the independent directors, who approved the compensation. In recognition of Mr. Izzo’s contributions to the Company, long-term management development, and succession planning, the Board believes Mr. Izzo’s 2020 compensation and positioning is appropriate.

In December 2020, at the request of the CEO, the Committee made no changes to Mr. Izzo’s 2021 target compensation due to macroeconomic challenges and the impact the global pandemic had on businesses, communities, our customers, our employees, and individuals.

46	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

Our Compensation Elements Explained

Executive Base Salary

Each NEO’s base salary level is reviewed annually by the O&CC. The O&CC considers base salary adjustments for individual NEOs other than the CEO based on market data, CEO recommendations, performance and additional factors including leadership, time in position and other personal contributions. Mr. Izzo received a base salary increase of 3% in 2020. Other NEOs’ increases ranged from 3% to 7%.

Executive Annual Cash Incentive

Our NEOs are eligible for an annual cash incentive under our SMICP. The O&CC evaluates each NEO’s incentive compensation based on achievement of specific performance goals relating to the Company’s and the applicable business unit’s earnings, a business unit scorecard and strategic goals. The business unit scorecard metrics are comprised of goals based on financial, operational and strategic performance of the respective business unit. The focus is on performance measured against benchmarked targets and continuous improvement from prior year. The O&CC approves the incentive compensation for all NEOs except the CEO. The O&CC recommends the CEO’s incentive compensation to the Board, which approves it.

All executive officers have strategic “People Strong” goals, including leadership, continuous improvement and leading practices in support of Company-wide strategic initiatives, enhancing the employee experience with a focus on culture, diversity, equity and inclusion, and talent development. The goals foster a culture of inclusion inside the Company, where every employee is valued for their unique perspectives, backgrounds, skills and experiences and can contribute to the success of PSEG, as well as in the communities we serve. The business unit scorecard and other strategic goals focus on the following categories: People, Safe and Reliable, Economic and Greener Energy, which are benchmarked, when possible, against the broader utility industry, setting our targets at the top quartile (or the top decile for safety-related measures). People-related goals include OSHA benchmarks, talent slate diversity, and diversity, equity and inclusion measures. Safe and Reliable includes System Average Interruption Duration Index and other reliability measures, JD Power measures, performance indicators and cybersecurity measures. Economic focuses on financial measures including cash generation, EPS and ROIC. Greener Energy focuses on renewable energy generation.

Strategic Enterprise-wide scorecard categories include PSE&G filings, nuclear ZECs, long-term strategic business plan, market policy rules, ESG – climate and sustainability matters, cost management and continuous improvement, and New Jersey hiring. Mr. Izzo has a larger percentage tied to additional strategic objectives focused more broadly on Operational Excellence, Financial Strength and Disciplined Investments.

PSEG 2021 Proxy Statement	47

Compensation Discussion and Analysis – Our Compensation Elements Explained

Operational Excellence	Financial Strength	Disciplined Investments

•  Achieve top quartile performance in providing safe, reliable, economic and greener energy

•  Foster a culture of collaboration, learning, and comfort speaking up, where new ideas are welcome and all employees feel valued and enhance each other’s performance through our core commitments of safety, diversity, equity and inclusion, integrity, continuous improvement and customer service

•  Attract, develop and retain a high-performing and diverse workforce

•  Achieve earnings targets and execute on cost efficiency and business optimization initiatives

•  Improve valuation by improving long-term growth prospects and more sustainable earnings mix while maintaining strong credit ratings

•  Deliver value through strong relations with key stakeholders – customers, stockholders, employees, regulators, governments and communities

•  Advocate for policies and rules that fairly compensate the transmission, distribution and generation businesses

•  Implement enhanced capital review process and execute investments on budget and schedule

•  Obtain approval of our Clean Energy Future (CEF) filing, including Energy Efficiency, Electric Vehicles and Energy Storage, and AMI

•  Develop and execute strategies to sustain and profitably grow our businesses, with a focus on clean energy opportunities, including preserving nuclear and considering offshore wind investments

Each NEO’s performance under each applicable factor — corporate EPS, business unit earnings, business unit scorecard and strategic goals — could range from zero to 2.0 (200%) based on the achievement of pre-determined goals.

Target and Actual Performance Levels for 2020 Financial Metrics Threshold (50%) Target (100%) Stretch (150%) Maximum (200%) Payout Factor Corporate Operating EPS (non-GAAP) ($) 3.43 1.15 3.30 3.40 3.50 3.55 PSE&G Adjusted Operating Earning (non-GAAP) ($Millions) 1,328.5 0.84 1,310.0 1,337.0 1,370.0 1,382.7 Power Adjusted EBITDA (non-GAAP) ($Millions) 1,026.1 1.14 944.0 1,008.0 1,072.0 1,090.0

Operating EPS (non-GAAP) excludes mark-to-market activity, Nuclear Decommissioning Trust (NDT) related activity and material one-time items. In order to provide a consistent comparison of earnings, PSE&G’s non-GAAP Operating Earnings results are adjusted for variances between actual interest expense and the business plan. PSEG Power’s non-GAAP Adjusted EBITDA excludes the same items as non-GAAP Operating Earnings, as well as income tax expense, interest expense and depreciation and amortization. We further adjusted PSEG Power’s non-GAAP Adjusted EBITDA to exclude tax credit purchase costs, which directly impact income tax expense. We used these non-GAAP measures because we believe they better reflect operating performance and more directly relate to ongoing operations of the businesses. See Appendix A for reconciliation to GAAP of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA.

48	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

Percentage of Comparative Median Benchmark Levels (2020)

Chart reflects executive compensation decisions made in December 2019

Performance Factor Overall Achievement Factor Modification (if applicable) (000s) Payout Earned (000s) Ralph Izzo Daniel J. Cregg Ralph A. LaRossa Tamara L. Linde David M. Daly Corporate EPS Business Unit Earnings Business Unit Scorecard Corporate Strategic Goals

The final payout for Mr. Daly was modified downward by the Organizational and Compensation Committee to reflect the identification of needed improvements to processes and systems in connection with PSEG LI’s performance during Tropical Storm Isaias as reported in Note 15 to the Consolidated Financial Statements in our 2020 Form 10-K.

Executive Long-Term Incentive

Grants are typically made each February. Factors that are considered in the determination of award amounts are the competitive market and the individual’s role, responsibilities, and contribution, CEO recommendation as well as talent retention needs. With respect to the CEO, the O&CC develops a recommended award opportunity in consultation with CAP and submits the proposal for approval by the Board.

2020 Equity Program 70% PSUs " Rewards strong financial and stock price performance over a longer time frame than annual rewards " Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible " Aligns the interest of officers with long term stockholder value 30% RSUs " Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible " Aligns the interests of officers with long term stockholder value2020 Equity Program 70% PSUs " Rewards strong financial and stock price performance over a longer time frame than annual rewards " Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible " Aligns the interest of officers with long-term stockholder value 30% RSUs " Facilitates retention as recipient generally must remain an employee through vesting dates to earn payout, unless retirement eligible " Aligns the interests of officers with long-term stockholder value

RSUs are denominated in units of common stock and cliff vest at the end of three years, payable in shares of our common stock. PSUs are denominated in units of common stock and are subject to achievement of certain performance goals over a three-year period, vesting at the end of the performance period.

2018 Grant PSU Result: LTIP awards of PSUs made for the three-year performance period ended December 31, 2020 were reported in our Proxy Statement at fair value at the time of the grants. These PSU grants were subject to the achievement of goals related to relative TSR and relative ROIC vs. peers.

50% Relative TSR Rewards management when we deliver value to shareholders in excess of our peers 50% Relative ROIC Rewards management for managing our business and capital better than our peers

We determine ROIC by dividing Net Income (adjusted for interest expense, excluding amounts related to securitized debt) by debt and equity (adjusted for securitized debt).

PSEG 2021 Proxy Statement	49

Compensation Discussion and Analysis – Our Compensation Elements Explained

The performance schedule for relative TSR and ROIC is determined by ranking within the peer group. Shown below are the ranks and payout factors at threshold, target and maximum levels and our actual rank for this period:

For 2018 grants, the peer group consisted of 19 companies plus PSEG.

Performance vs. Peers Payout Rank 5 200% Rank 10 100% Rank 15 20% Rank 16 and Higher 0% Actual TSR Result Rank 10 100% Payout Actual ROIC Result Rank XX XX% Payout Final Overall PSU Payout XXX%

Based on the performance results for that period, as approved by the O&CC, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly, and as recommended by the O&CC and approved by the Board, Mr. Izzo, will receive payment in 2021 of shares of our common stock equal to 140% (see table below) of the grant target.

Determination of Individual Payouts for Executives: Based on these results, participants earned a PSU payout of 140%. The dollar amount of each payout, made in shares of our common stock, is shown below, calculated using the average of the high and low price of our common stock on March 2, 2021, $54.69. These amounts are reported in the Option Exercises and Stock Vested during 2020 Table.

NEO	PSUs Granted (#)	PSUs Earned (#) (1)	PSUs Payout ($) (1)

Ralph Izzo	89,062	138,354	7,566,603

Daniel J. Cregg	15,301	23,770	1,299,955

Ralph A. LaRossa	45,174	70,176	3,837,930

Tamara L. Linde	15,301	23,770	1,299,955

David M. Daly	10,838	16,836	920,784

(1)	Reflects rounding and includes accrued dividend equivalents earned.

2020 Grants: The structure of the long-term incentive is consistent with the prior grants as described in the Executive Long-Term Incentive section above, in the form of 70% PSUs and 30% RSUs vesting at the end of three years. Payouts, if any, will be based on TSR vs. peers and ROIC vs. peers on the scale below.

Performance vs. Peers	Payout
Rank 5	200%
Rank 10	100%
Rank 15	20%
Rank 16 and Higher	0%

Note: Chart reports payout scale for 19 peers plus PSEG for a total of 20. This scale could be adjusted if a peer undergoes a change such as being acquired.

The grants included in our Summary Compensation Table were approved in February 2020 for the NEOs. These grants are for the three-year performance period ending December 31, 2022 and are shown in the 2020 Grants of Plan-Based Awards Table. These awards are also reported in the Summary Compensation Table at the grant date fair value.

50	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Our Compensation Elements Explained

Retirement and Post-Retirement Benefits

Deferred Compensation Plans: We offer a deferred compensation plan to our officers so they can more effectively manage their personal tax obligations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan (except the Company Stock Fund and the Fidelity Brokerage Link Account), as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan that provides officers with the opportunity to defer equity compensation. The election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares are held in a Rabbi Trust.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Retirement Benefits for Executives: Substantially all employees, including the NEOs, receive certain qualified retirement benefits under one of the Pension Plans, which provides either a Final Average Pay Component or a Cash Balance Component. The nature of the individual’s Pension Plan benefit depends upon the date of hire. Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly participate in the Final Average Pay Component as they each began employment before January 1, 1996.

In addition to the qualified plan, we provide certain nonqualified retirement benefits under the Reinstatement Plan and the Supplemental Executive Retirement Income Plan (Supplemental Plan). All of our NEOs participate in the Reinstatement Plan and Mr. Izzo and Mr. LaRossa participate in the additional limited benefit provisions of the Supplemental Plan. As described in the Pension Benefits Table, Mr. Izzo is eligible to receive additional years of credited service.

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below. Amounts reported for 2020 reflect changes in the discount rate as well as actuarial changes, which impacted the benefit calculations.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants. We provide retirees with the opportunity to receive medical benefits with a subsidy available to participants in the Final Average Pay Component of the Pension Plan who meet the eligibility requirements.

Severance and Change-In-Control Benefits for Executives: We provide severance benefits in the event of certain employment terminations to all officers, including the NEOs. All of our NEOs participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits, as described under Potential Payments Upon Termination of Employment or Change-In-Control.

We provide severance benefits upon a change-in-control to officers. A change-in-control is by its nature disruptive to an organization and its executives. Executives are frequently key players in the success of organizational change. To assure the continuing performance of these executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package.

Neither our Key Executive Severance Plan nor Mr. Izzo’s severance agreement provide for gross-up payments from us in the event that any NEO or other participant is subject to an excise tax related to receipt of a change-in-control payment. Both the Key Executive Severance Plan and Mr. Izzo’s severance agreement include a “double-trigger” provision on benefits, which are paid only in the event of termination of employment following a change-in-control. PSU payments, if any, are prorated. No benefits are paid in the event of a termination for cause.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control.

Limited Perquisites for Executives

We provide certain perquisites that are reasonably aligned with those of our peers or provide benefit to us, such as providing personal security to executives with a high public profile and allowing executives to be productive while commuting. These include an automobile stipend (and for the CEO, a driver), parking, reimbursement of relocation expenses, annual physical examinations, limited personal and spousal travel including use of aircraft (in accordance with the policy we have established and with CEO approval), home security, limited personal technology, charitable contributions on behalf of the individual, limited club memberships, limited reimbursement of credit card annual fees and limited personal entertainment. These perquisites are described in the 2020 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly hired executives.

PSEG 2021 Proxy Statement	51

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Executive Compensation Governance Features and Controls

Role of the Compensation Consultant

The O&CC has retained CAP as its independent compensation consultant to provide information, analyses and advice regarding executive and director compensation. Select responsibilities include:

Review compensation program and levels	Analyze pay and performance alignment

Provide comparative industry trends and peer data	Ad hoc support on executive compensation matters

CAP reports directly to the O&CC and is prohibited from sharing certain information with management. CAP also periodically meets with the O&CC in executive session without the presence of management and provides only executive compensation consulting services. In 2020, CAP attended four meetings of the O&CC.

Management also retains a compensation consultant, Pay Governance, to provide market compensation data for our officers, including the NEOs. This data is made available to CAP.

In July 2020, the O&CC reviewed CAP’s independence relative to the following factors:

CAPs provision of other services to the Company The amount of fees CAP receives from the Company as a percentage of CAPs total revenue The policies and procedures of CAP that are designed to prevent conflicts of interest Any business or personal relationship between Organization and Compensation Committee members and CAP or its compensation consultants Any PSEG stock owned by CAP or its compensation consultants Any business or personal relationship between our executive officers and CAP or any of its compensation consultants Other factors that would be relevant to CAPs independence from management

The O&CC concluded that CAP is independent and no conflicts of interest exist.

Executive Compensation Risk Assessment

In 2020, CAP reviewed our compensation program to assess whether they could encourage excessive risk-taking. The risk assessment included a full inventory of all incentive compensation plans in the organization, including their design, metrics, goals and operation and a review of business and operational risks as well as governance and oversight practices and internal controls. Our Vice President and Chief Risk Officer, as well as our internal compensation professionals under the supervision of our Senior Vice President - Human Resources, provided input into this process as appropriate. Management and CAP reviewed this assessment with the O&CC. Based on this review, the O&CC determined that the programs are appropriately structured and do not encourage excessive risk-taking.

52	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Our compensation programs include the following risk mitigation features:

•  Strong governance processes and controls in place

•  Multi-year vesting for long-term incentives

•  Multiple dimensions of performance, including: a balanced scorecard that includes, among other factors, ESG goals; EPS (non-GAAP) for corporate financial performance; earnings (non-GAAP) for business unit performance; and key strategic and operational metrics that balance risks

•  Equity compensation and our stock ownership and retention policy discourage a short-term focus

•  A balanced total compensation package that includes a mix of base salary, benefits and annual and long-term incentive

•  Caps on the total amount of incentive compensation that can be earned and paid out annually

•  O&CC oversight of incentive plan formulas, performance measures/goals and corresponding payment scales

•  A robust Clawback policy

Strong Clawback Practice

We have a Clawback Practice that has a three-year look-back and:

•	Applies to all incentive compensation for all non-represented employees

•

Applies in the event of (i) a restatement of financial statements, (ii) recalculation of incentive compensation, in each case resulting from the employee’s misconduct or (iii) an employee’s act or omission that constitutes a material violation of our Standards of Conduct and that results or would have resulted in termination of employment

•	Is administered by the O&CC for officer compensation

Actual LTIP grants may contain additional provisions, such as recoupment for violations of non-compete, non-solicitation or confidentiality agreements. We will adjust the terms of our Clawback Practice as may be needed to comply with appropriate regulations and best practices.

Role of the CEO in Executive Compensation

The CEO attends O&CC meetings, other than executive sessions. The CEO recommends changes to the salaries of his direct reports (who, in 2020, included the NEOs) and recommends LTI award levels. The CEO develops and the O&CC considers these recommendations in the context of each executive’s individual performance, experience in role and competitiveness of salary as well as internal equity among executives. The O&CC believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

No Hedging and Pledging

We have a policy that prohibits all employees, including NEOs, other officers and directors, from hedging, short-selling or pledging our common stock. All employees are prohibited from trading in options, puts, calls or other derivative instruments related to PSEG equity or debt securities. They also are prohibited from purchasing our common stock on margin, borrowing against our common stock held in a margin account and or pledging our common stock as collateral for a loan. A direction to exercise and hold, or to exercise and sell, PSEG equity in compliance with an approved Rule 10b5-1 Plan is exempt from the requirement.

Trading Pre-clearance is Required for Directors and Officers

Under our Insider Trading Practice, all of our directors and officers, including the NEOs, are required to obtain pre-clearance from the Office of the General Counsel prior to engaging in any transaction involving our common stock and may only engage in transactions during “open window” periods or pursuant to pre-established plans.

PSEG 2021 Proxy Statement	53

Compensation Discussion and Analysis – Executive Compensation Governance Features and Controls

Stock Ownership and Retention Policy for Executives

Our Stock Ownership and Retention Policy applies to our officers (as shown on the table). The required amount, including vested and unvested RSUs and 401(k) shares, but not unearned PSUs, must be acquired within five years.

Stock Ownership Requirement as Multiple of Base Salary CEO 8x Salary Other NEOs 4x Salary Executive Vice President 4x Salary Senior Vice President 2x Salary Vice President 1x Salary

Each officer must retain 100%, of all shares, net of taxes, acquired through equity grants, including the vesting of restricted stock or RSU grants, payout of PSU awards and exercise of option grants, until the ownership requirement is met.

All NEOs have met their respective ownership requirement.

Accounting and Tax Implications

The O&CC has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (see Note 20 to the Consolidated Financial Statements included in our 2020 Form 10-K) regarding the expensing of equity awards in determining the nature of the grants under the LTIP.

The O&CC considers the tax-deductibility of our compensation payments as one factor in determining executive compensation. In addition, the O&CC considers other factors in making decisions, as noted in this Executive Compensation section, and retains the flexibility to award compensation consistent with our compensation philosophy and program in the best interests of the Company and our stockholders even if it is not deductible. IRC Section 162(m) generally denies a deduction for federal and state income tax purposes for compensation in excess of $1 million for the CEO and certain other persons named in the Proxy Statement. At the time that the O&CC made its decisions as to the 2017 incentive awards, an exemption existed for PSUs granted under the LTIP, as qualifying performance-based compensation pursuant to stockholder-approved plans. In December 2020, the Internal Revenue Service (IRS) issued final regulations under IRC 162(m). PSEG recorded taxes based on our interpretation of the relevant statute.

Effective for 2018, the Section 162(m) exemption applicable for qualifying plans was repealed in the federal tax legislation enacted in December 2017, except for certain arrangements in place on November 2, 2017.

54	PSEG 2021 Proxy Statement

Compensation Discussion and Analysis – Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

During 2020, each of the following individuals served as a member of the O&CC for all or a portion of the year: Willie A. Deese, Shirley Ann Jackson, David Lilley (Chair), Barry H. Ostrowsky, John P. Surma and Susan Tomasky. No member of the O&CC was an officer or employee or a former officer or employee of any PSEG company. None of our executive officers were “interlocks” meaning none served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an executive officer. No member of the O&CC had a direct or indirect material interest in any transaction with us, other than as described on page 32 under Certain Relationships and Related Person Transactions with respect to Barry H. Ostrowsky.

COMPENSATION COMMITTEE REPORT The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Compensation Advisory Partners LLC, the Committees compensation consultant. Based on this review and these discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. Members of the Organization and Compensation Committee: David Lilley Chair Barry H. Ostrowsky Willie A. Deese Shirley Ann John P. Surma Susan Tomasky February 15, 2021

PSEG 2021 Proxy Statement	55

Executive Compensation Tables – 2020 Summary Compensation Table

EXECUTIVE COMPENSATION TABLES

2020 Summary Compensation Table

The following table summarizes the compensation of our NEOs for the years shown. The NEOs are our CEO, CFO and three most highly compensated executive officers in 2020.

Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6&7)	Total ($)

Ralph Izzo	2020	1,421,400	9,100,075	2,348,200	1,335,000	103,579	14,308,254
Chairman of the Board, President & CEO	2019	1,380,000	7,395,089	2,052,800	2,186,000	60,338	13,074,227
	2018	1,340,000	6,985,019	2,036,800	-	57,472	10,419,291

Daniel J. Cregg	2020	680,000	1,620,057	601,800	657,000	29,609	3,588,466
EVP & CFO	2019	660,200	1,400,063	599,200	712,000	31,057	3,402,520
	2018	628,700	1,200,039	594,100	95,000	28,929	2,546,768

Ralph A. LaRossa	2020	787,000	2,400,064	835,800	928,000	29,400	4,980,264
COO	2019	737,700	1,400,063	608,600	1,281,000	28,559	4,055,922
	2018	719,700	4,400,095	597,500	1,770,000	27,292	7,514,587

Tamara L. Linde	2020	638,600	1,300,025	565,200	686,000	30,416	3,220,241
EVP &	2019	620,000	1,300,054	562,700	883,000	29,974	3,395,728
General Counsel	2018	595,600	1,200,039	571,800	54,000	29,079	2,450,518

David M. Daly	2020	600,000	1,360,018	424,600	511,000	26,744	2,922,362
President (PSE&G)	2019	569,300	1,100,050	576,500	550,000	26,464	2,822,314
	2018	522,200	850,033	514,600	-	25,929	1,912,762

(1)

Mr. LaRossa was elected to the position of COB of PSEG Long Island, effective December 14, 2020. During 2020, he was President & COO of PSEG Power. He continues to hold the positions of President & COO of PSEG Power in addition to his current position. Effective December 14, 2020, Mr. Daly no longer holds the positions relating to Clean Energy Ventures and PSEG Long Island LLC.

(2)	Amounts shown are based on annualized salary. Mr. Cregg deferred, $9,141, $195,000 and $129,944 of his 2020, 2019 and 2018 salary, respectively (see 2020 Non-Qualified Deferred Compensation Table).
(3)

The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our Form 10-K. 2020, 2019 and 2018 LTIP awards were granted in February of each year. All 2020 awards are shown in the Grants of Plan Based Awards Table and discussed in the Executive Compensation section and consist of PSUs and RSUs. PSU value is shown at the target amount. Actual value of the shares received upon vesting of RSUs depends upon the price of our common stock. Payout value of the PSUs earned at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving TSR and ROIC performance factors. More detailed information is provided in the Executive Compensation section. The respective amounts shown below represent the grant date fair value of PSUs at target and maximum amounts.

	2020		2019		2018

	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)

Ralph Izzo	6,370,046	12,740,092	5,176,535	10,353,070	4,889,504	9,779,008

Daniel J. Cregg	1,134,027	2,268,054	980,043	1,960,086	840,025	1,680,050

Ralph A. LaRossa	1,680,020	3,360,040	980,043	1,960,086	2,480,053	4,960,105

Tamara L. Linde	910,021	1,820,042	910,000	1,820,000	840,025	1,680,050

David M. Daly	952,013	1,904,026	770,039	1,540,078	595,006	1,190,012

(4)

As discussed in the Executive Compensation section, amounts awarded were earned under the SMICP and determined and paid in the following year. Mr. Cregg deferred $0, $179,760 and $118,820 of his 2020, 2019 and 2018 SMICP, respectively.

56	PSEG 2021 Proxy Statement

Executive Compensation Tables – 2020 Summary Compensation Table

(5)

Includes the change in the actuarial present value of accumulated benefit under Defined Benefit Pension Plans and Supplemental Executive Retirement Plans between calendar years 2020 and 2019, 2019 and 2018, and 2018 and 2017, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and other assumptions as discussed in Note 14 to the Consolidated Financial Statements included in our 2020 Form 10-K. If the aggregate change in pension plan values is negative, it is shown as zero. The changes are as follows:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

2020	1,335,000	657,000	928,000	686,000	511,000

2019	2,186,000	712,000	1,281,000	883,000	550,000

2018	-	95,000	1,770,000	54,000	-

Any interest earned under the Deferred Compensation Plan at the prime rate plus 1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2020, 2019 or 2018.
(6)

For 2020, depending on the individual, includes perquisites and personal benefits which include (a) automobile, parking and related expenses, (b) physical examinations, (c) home security systems and services, (d) limited credit card annual fees, (e) limited personal entertainment, (f) limited airline club memberships and (g) charitable contributions. For automobiles, the pro-rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used or a stipend; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use. For all other items, actual expenses were used. No NEO received a perquisite in 2020 that exceeded the greater of $25,000 or 10% of the NEO’s total perquisite and personal benefit amount, except for Ralph Izzo whose perquisite increase in 2020 was due to a home security system repair cost totaling $59,170.

(7)	Includes the employer matching contribution to our 401(k) Plan at the same percentage generally available to all non-represented employees. For 2020, these amounts were:

	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

401(k) Company Match	11,400	11,400	11,400	11,400	11,400

PSEG 2021 Proxy Statement	57

Executive Compensation Tables – 2020 Grants of Plan-Based Awards Table

2020 Grants of Plan-Based Awards Table

The following table provides information on plan-based awards made to our NEOs for 2020.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name and Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Ralph Izzo
SMICP		995,000	1,990,000	3,980,000	-	-	-	-	-
PSUs	2/18/2020	-	-	-	12,333	123,331	246,662	-	6,370,046
RSUs	2/18/2020	-	-	-	-	-	-	46,256	2,730,029
Daniel J. Cregg
SMICP		255,000	510,000	1,020,000	-	-	-	-	-
PSUs	2/18/2020	-	-	-	2,196	21,956	43,912	-	1,134,027
RSUs	2/18/2020	-	-	-	-	-	-	8,235	486,030
Ralph A. LaRossa
SMICP		354,200	708,300	1,416,600	-	-	-	-	-
PSUs	2/18/2020	-	-	-	3,253	32,527	65,054	-	1,680,020
RSUs	2/18/2020	-	-	-	-	-	-	12,200	720,044
Tamara L. Linde
SMICP		239,500	479,000	958,000	-	-	-	-	-
PSUs	2/18/2020	-	-	-	1,762	17,619	35,238	-	910,021
RSUs	2/18/2020	-	-	-	-	-	-	6,608	390,004
David M. Daly
SMICP		225,000	450,000	900,000	-	-	-	-	-
PSUs	2/18/2020	-	-	-	1,843	18,432	36,864	-	952,013
RSUs	2/18/2020	-	-	-	-	-	-	6,913	408,005

(1)	Relates to cash awards under the SMICP and equity awards (PSUs and RSUs) made under the LTIP.
(2)

Represents possible payouts under SMICP for 2020 performance. Threshold represents minimum amount payable, if earned. For payout factors, see the Executive Compensation section. The actual payouts on the awards were determined in February 2021 and paid thereafter, as reported in the 2020 Summary Compensation Table.

(3)	Represents LTIP award of PSUs described below. Threshold represents minimum amount payable, if earned. For additional information, see the Executive Compensation section.
(4)	Represents LTIP award of RSUs described below. For additional information, see the Executive Compensation section.
(5)	Represents the grant date fair value of the equity award. For a discussion of the assumptions made in valuation, see Note 20 to the Consolidated Financial Statements included in our 2020 Form 10-K.

58	PSEG 2021 Proxy Statement

Executive Compensation Tables – Material Factors Concerning Awards Shown

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

SMICP

The plan-based awards for annual cash incentive compensation included in the 2020 Summary Compensation Table were paid in 2021 with respect to 2020 performance under the terms of the SMICP. The range of possible awards for each NEO in relation to the NEO’s target award is set forth in the Grants of Plan-Based Awards Table. An explanation of the SMICP and performance goals, measures and performance factors achieved are described under Executive Annual Cash Incentive in the Executive Compensation section.

LTIP

LTIP awards were made to NEOs in February 2020 in the form of RSUs and PSUs. The RSUs cliff vest after three years. The three-year performance period for the PSUs ends December 31, 2022, with payment, if any, made the following year. As explained in the Executive Compensation section, for retirement eligible employees, RSUs vest 1/12th per month in the year awarded and PSUs vest 1/36th per month over the three-year performance period. All of our NEOs are retirement eligible. The range of possible payouts for each NEO in relation to the NEO’s target award is set forth in the table above. Payments of awards granted in February 2018 will be made based on performance for the three-year period that ended on December 31, 2020. Further explanation of PSU payment determination is set forth under Executive Long-Term Incentive in the Executive Compensation section. For additional information about vesting, see Potential Payments Upon Termination of Employment or Change-In-Control.

No stock options have been granted since 2009 and as of December 31, 2020 no stock options are outstanding. No discounted options may be granted and no repricings may be done without stockholder approval.

Employment Agreements

The CEO and each NEO receive an annual salary review and participate in the SMICP, LTIP, Reinstatement Plan and Key Executive Severance Plan. Mr. Izzo has entered into a severance agreement, the terms of which are discussed below under Potential Payments Upon Termination of Employment or Change-in-Control. Mr. Izzo and Mr. LaRossa participate in the Supplemental Plan.

For additional information regarding severance benefit provisions, see Potential Payments Upon Termination of Employment or Change-in-Control.

PSEG 2021 Proxy Statement	59

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2020 Table

Outstanding Equity Awards at Year-End December 31, 2020 Table

The following table lists all outstanding awards, consisting of PSUs and RSUs, as of December 31, 2020 for our NEOs.

Name	Number of Shares or Units of Stock that have Not Vested (#)(1)	Market Value of Shares or Units of Stock that have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)(4)

Ralph Izzo			115,176	6,714,761

Daniel J. Cregg	-	-	20,841	1,215,030

Ralph A. LaRossa	33,769	1,968,733	28,162	1,641,845

Tamara L. Linde	-	-	17,434	1,016,402

David M. Daly	-	-	17,192	1,002,294
(1)

The vesting schedule for unvested RSUs is shown below. Dividend equivalents accrue on RSUs at the regular dividend rate and are paid in shares of common stock upon distribution. Because all NEOs are retirement eligible, their annual RSUs are fully vested as RSUs vest 1/12th each month in the year awarded. Amounts vested in 2020 are shown in the Option Exercises and Stock Vested During 2020 Table. Mr. LaRossa’s 2018 RSU retention award vested on January 1, 2021, as this award is not subject to Retirement Eligibility vesting provisions.

RSU Vesting Schedule
	Grant Date	2020 (#)	2021 (#)	2022 (#)	Total (#)

Ralph A. LaRossa	2/20/2018	-	33,769	-	33,769

(2)	Value represents number of shares or units multiplied by the closing price on the NYSE on December 31, 2020 of $58.30.

60	PSEG 2021 Proxy Statement

Executive Compensation Tables – Outstanding Equity Awards at Year-End December 31, 2020 Table

(3)

PSUs in the table above are shown at target. PSUs awarded under the LTIP are earned based on a three-year performance period. Payment, if any, is made in the first quarter of the year following the end of the performance period. The vesting schedule below shows the number of unvested PSUs at target and maximum and includes accrued dividend equivalents. Each of the NEOs is retirement eligible. PSUs for retirement eligible NEOs vest 1/36th in their awards each month over the three-year performance period. The amounts shown for those individuals represent 12/36th of their 2019 awards that vest in 2021, 12/36th of their 2020 awards that vest in 2021 and 12/36th of their 2020 awards that vest in 2022. For further explanation of PSUs, see the Executive Compensation section.

	PSU Vesting Schedule
	Grant Date	Target 2021 (#)	Maximum 2021 (#)	Target 2022 (#)	Maximum 2022 (#)	Target Total (#)	Maximum Total (#)
Ralph Izzo	2/19/2019	29,761	59,522	-	-	29,761	59,522
	2/18/2020	42,707	85,414	42,708	85,416	85,415	170,830

						115,176	230,352

Daniel J. Cregg	2/19/2019	5,635	11,270	-	-	5,635	11,270
	2/18/2020	7,603	15,206	7,603	15,206	15,206	30,412

						20,841	41,682

Ralph A. LaRossa	2/19/2019	5,635	11,270	-	-	5,635	11,270
	2/18/2020	11,264	22,528	11,263	22,526	22,527	45,054

						28,162	56,324

Tamara L. Linde	2/19/2019	5,232	10,464	-	-	5,232	10,464
	2/18/2020	6,101	12,202	6,101	12,202	12,202	24,404

						17,434	34,868

David M. Daly	2/19/2019	4,427	8,854	-	-	4,427	8,854
	2/18/2020	6,383	12,766	6,382	12,764	12,765	25,530

						17,192	34,384

(4)	Value of PSUs is shown at target, multiplied by the closing price on the NYSE on December 31, 2020 of $58.30.

PSEG 2021 Proxy Statement	61

Executive Compensation Tables – Option Exercises and Stock Vested During 2020 Table

Option Exercises and Stock Vested During 2020 Table

The following table provides information, as noted, regarding the exercise of stock options by the NEOs in 2020 and the vesting during 2020 of RSUs and PSUs previously granted to the NEOs, under our LTIP.

	Stock Awards
Name	Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph Izzo	PSU(1)(2)	138,354	7,566,603
	RSU(3)(4)	48,053	2,801,490
Daniel J. Cregg	PSU(1)(2)	23,770	1,299,955
	RSU(3)(4)	8,555	498,752
Ralph A. LaRossa	PSU(1)(2)	70,176	3,837,930
	RSU(3)(4)	12,674	738,892
Tamara L. Linde	PSU(1)(2)	23,770	1,299,955
	RSU(3)(4)	6,865	400,213
David M. Daly	PSU(1)(2)	16,836	920,784
	RSU(3)(4)	7,182	418,685

(1)

The table above shows the total payout value distributed for each of the NEOs for the 2018 grants based on the results of the three-year performance period and our common stock price, as described further in the Executive Compensation section. Each NEO became retirement eligible prior to 2018. Under the LTIP, PSUs vest 1/36th per month of service for retirement eligible participants. We show below for each NEO the number of PSUs, including accrued dividend equivalents, at both target and maximum values, that vested in 2020 with respect to their 2019 and 2020 grants. No dollar values are shown for these as payouts, if any, are dependent on the actual results of the performance metrics and applicable stock prices for the respective performance periods. The number of PSUs, including dividend equivalents, earned, if any, will be determined at the conclusion of the applicable performance periods and reported in the relevant Proxy Statements. Mr. LaRossa’s PSU retention award is included as the award fully vested as of December 31, 2020.

	PSU Grant Date	Granted	Target Vested (#)	Maximum Vested (#)
Ralph Izzo	2/19/2019	83,291	29,761	59,522
	2/18/2020	123,331	42,707	85,414

Daniel J. Cregg	2/19/2019	15,769	5,635	11,270
	2/18/2020	21,956	7,603	15,206

Ralph A. LaRossa	2/20/2018	27,323	30,318	60,636
	2/19/2019	15,769	5,635	11,270
	2/18/2020	32,527	11,264	22,528

Tamara L. Linde	2/19/2019	14,642	5,232	10,464
	2/18/2020	17,619	6,101	12,202

David M. Daly	2/19/2019	12,390	4,427	8,854
	2/18/2020	18,432	6,383	12,766

(2)

Each of the NEOs had PSUs which vested on December 31, 2020, including accrued dividend equivalents, for the three-year performance period ended that day. The final awards shown in the table were made at 140% of target, as explained in the Executive Compensation section. PSUs earned and value realized reflects rounding. Shares are issued in 2021. Value realized reflects the value of the PSUs on March 2, 2021, the PSU value determination date, using the average of the high and low NYSE stock price of $54.69.

(3)

Represents RSUs that vested for NEOs, each of whom is retirement eligible, at the NYSE closing price of $58.30 on December 31, 2020. RSUs awarded under Mr. LaRossa’s retention award are not included, as they are not vested until January 1, 2021.

(4)

RSUs that vested in 2018 and 2019 due to retirement eligibility were previously reported in our prior years’ Proxy Statements. RSUs that were granted in 2017 were distributed on January 1, 2020, in the following amounts, including DEUs: Mr. Izzo: 48,764 shares, with a value of $2,876,585; Mr. Cregg: 7,503 shares, with a value of $442,582; Mr. LaRossa: 9,753 shares, with a value of $575,330; Ms. Linde: 7,503 shares, with a value of $442,582; Mr. Daly received a distribution of 2,188 shares, with a value of $129,086. Mr. Izzo deferred payment as reported in the Non-Deferred Compensation Table. The average of the high and low NYSE stock price of $58.99 on December 31, 2019 was used to calculate the value of the shares. Amounts include rounding.

62	PSEG 2021 Proxy Statement

Executive Compensation Tables – 2020 Pension Benefits Table

2020 Pension Benefits Table

The following table provides information on the actuarial present value of the NEOs accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)
Ralph Izzo	Qualified Pension Plan(1)	28.69	2,956,000
	Retirement Income Reinstatement Plan(2)	28.69	8,318,000
	Supplemental Executive Retirement Plan(3)	33.69	5,342,000

			16,616,000

Daniel J. Cregg	Qualified Pension Plan(1)	29.17	2,006,000
	Retirement Income Reinstatement Plan(2)	29.17	2,024,000

			4,030,000

Ralph A. LaRossa	Qualified Pension Plan(1)	35.50	2,437,000
	Retirement Income Reinstatement Plan(2)	35.50	5,447,000
	Supplemental Executive Retirement Plan	35.50	1,170,000

			9,054,000

Tamara L. Linde	Qualified Pension Plan(1)	30.46	2,240,000
	Retirement Income Reinstatement Plan(2)	30.46	2,332,000

			4,572,000

David M. Daly	Qualified Pension Plan(1)	33.86	2,055,000
	Retirement Income Reinstatement Plan(2)	33.86	1,169,000

			3,224,000

(1)	All NEOs participate in the Final Average Pay Component of the Pension Plan, described below. Years shown reflect actual years of service. Each is retirement eligible.
(2)	Years shown reflect actual years of service.
(3)

Mr. Izzo receives five additional years of credited service, for the purpose of retirement benefit calculations under the Supplemental Plan in recognition of prior work experience. Years shown reflect the sum of actual years of service and years credited under the Supplemental Plan. The actuarial present value of accumulated benefits based on actual years of service for Mr. Izzo is $14,897,000 and the actuarial present value of accumulated benefits based on additional years of service for him is $1,719,000.

(4)

Amounts shown represent the actuarial present value of accumulated benefit computed as of the same Pension Plan measurement date used for our financial statements for the year ended December 31, 2020, with these exceptions: (i) NEOs were assumed to retire at the earliest date as of which they would be eligible to receive unreduced benefits; and (ii) no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 14 to the Consolidated Financial Statements included in our 2020 Form 10-K.

PSEG 2021 Proxy Statement	63

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Qualified and Non-Qualified Pension Plans

Substantially all employees are eligible to participate in the Pension Plans in either the (i) Final Average Pay Component, (ii) Cash Balance Component, or (iii) Represented Cash Balance Component.

Effective July 1, 2019, certain assets and liabilities were transferred from the Pension Plan to a new pension plan, the Pension Plan of Public Service Enterprise Group Incorporated II (Pension Plan II).

•	The current Pension Plan is the plan predominantly for inactive participants (i.e., retired participants and terminated vested participants).

•	The new plan, Pension Plan II, is the plan predominantly for active participants.

The Pension Plan and Pension Plan II each have three components: (i) Final Average Pay Component, (ii) Cash Balance Component and (iii) Represented Cash Balance Component.

The purpose of the split was to reduce the variability of pension expense while leaving the underlying benefits unchanged.

There are no changes to the benefits provided to employees under the Pension Plan or Pension Plan II.

New hires and rehires will participate in the Cash Balance Component or Represented Cash Balance Component, as applicable, of Pension Plan II.

The assets of the Pension Plan and Pension Plan II are held under a Master Trust. The assets will be tracked separately for each of the two plans. Post-split, both plans are well funded.

Final Average Pay Component

The Final Average Pay Component covers non-represented employees hired prior to January 1, 1996 and represented employees hired prior to January 1, 1997 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC. We amended the Final Average Pay Component effective January 1, 2012, to change the benefit formula for non-represented participants. The effect of the change is to reduce projected pension payments. Under the new formula, the average of the participant’s seven highest years of compensation up to the limit imposed by the IRC will be used rather than the average of the participant’s five highest years of compensation. For represented participants, the benefit is based on the 5-year final average formula.

Under the Final Average Pay Component a participant’s accrued benefit is calculated under the 5-year final average formula as of December 31, 2011 and added to the 7-year final average pay formula beginning on January 1, 2012. The final average pay formula is as follows:

(i) 1.3% of the lesser of 5 or 7 year final average earnings or $24,600 times years of credited service not exceeding 35 years;

(ii) 1.5% of the amount by which 5 or 7 year final average earnings exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii) 1.5% of 5 or 7 year final average earnings times years of credited service in excess of 35 years.

An additional benefit equal to $4.00 per month (effective January 1, 2018, $5.00 per month for represented employees) for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Final Average Pay Component benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) may commence their Final Average Pay Component benefits on a reduced basis.

64	PSEG 2021 Proxy Statement

Executive Compensation Tables – Qualified and Non-Qualified Pension Plans

Cash Balance Component

Sum of Age and Service	Percentage of Compensation Credited (%)

<30	2.00

30-39	2.50

40-49	3.25

50-59	4.25

60-69	5.50

70-79	7.00

80-89	9.00

90+	12.00

The Cash Balance Component covers non-represented employees hired or rehired after December 31, 1995 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for him/her. Participants are eligible for retirement under the Cash Balance Component upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants are immediately fully vested in their Cash Balance Component benefit upon hire. Represented employees hired after December 31, 1996 are covered by the Represented Cash Balance Component and the benefits provided are the same as the benefits under the Cash Balance Component.

Reinstatement Plan

Certain management and highly compensated employees participate in a nonqualified excess benefit retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the Pension Plan formula, but which cannot be paid from the Pension Plan as a result of the IRC mandated limits for qualified plans or the terms of the Pension Plan. The benefits payable under this plan mirror those of the Pension Plan described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include amounts deferred under the deferred compensation plan, (iii) will include amounts earned under the SMICP and the Management Incentive Compensation Plan (which are not considered under the Pension Plan), (iv) will be limited to 150% of average base salary for the applicable five or seven years for Final Average Pay Component participants and will be limited to 150% of base salary each year for Cash Balance Component participants and (v) will be offset by any benefits received by the participant under the Pension Plan.

Supplemental Plan

Certain employees receive supplemental limited retirement and death benefits in a nonqualified plan, the Supplemental Plan. In addition, prior to January 1, 2011 certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. The benefit formula mirrors the Reinstatement Plan, except that additional years of service are used. Any benefit payable under the Supplemental Plan is offset by benefits payable under the Pension Plan and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive an additional limited benefit, which is a total target replacement income percentage equal to credited service for qualified pension plan calculation purposes, plus any applicable additional credited service, plus 30, to a maximum of 75%, of an average of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under the Reinstatement Plan. The limited benefit provides that the last five or seven years are used to determine final average earnings used in the calculation. The target replacement amount under the limited benefit portion of the Supplemental Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). There is also a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants are entitled to this benefit only upon (a) retirement under the terms of the component of the Pension Plan in which they participate or (b) death.

The change in the benefit formula under the qualified Final Average Pay Component from a five year final average pay formula to a seven year final average pay formula impacts the limited benefits under the Supplemental Plan. Accordingly, we amended the Supplemental Plan as of January 1, 2012 to reflect this change.

PSEG 2021 Proxy Statement	65

Executive Compensation Tables – 2020 Non-Qualified Deferred Compensation Table

2020 Non-Qualified Deferred Compensation Table

The following table provides information regarding compensation deferred by the NEOs under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2020) ($)(1)	Registrant Contributions in Last Fiscal Year (2020) ($)	Aggregate Earnings in Last Fiscal Year (2020) ($)(2)	Aggregate Withdrawals/ Distributions (2020) ($)	Aggregate Balance at Last Fiscal Year End (2020) ($)(1)(3)

Ralph Izzo	Deferred Compensation Plan	-	-	172,102	-	10,940,849
	Equity Deferral Plan	2,876,585	-	3,017,005	-	97,286,954

Daniel J. Cregg	Deferred Compensation Plan	9,141	-	201,975	-	1,728,810
	Equity Deferral Plan	-	-	13,392	468,134	659,633

Ralph A. LaRossa	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	175,886	-	8,663,180

Tamara L. Linde	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

David M. Daly	Deferred Compensation Plan	-	-	-	-	-
	Equity Deferral Plan	-	-	-	-	-

(1)

Amounts shown include, pursuant to the Deferred Compensation Plan, 2020 deferred salary and SMICP earned in 2020 and paid in 2021 and, pursuant to the Equity Deferral Plan, PSUs vested at December 31, 2020 and paid in 2021 and RSUs vested on January 1, 2020, as shown in the Option Exercises and Stock Vested During 2020 Table.

(2)	Reflects earnings and change in value on amount in each individual’s deferred compensation account.
(3)

Includes amounts reported in the Summary Compensation Table in prior-year Proxy Statements for the Deferred Compensation Plan and/or the Equity Deferral Plan, respectively, as follows: Mr. Izzo $7,473,894 and $52,174,454; Mr. Cregg $1,330,295 and no equity deferral as the equity grant was made prior to becoming a CFO; Mr. LaRossa equity deferral of $3,814,439.

Deferred Compensation

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the NEOs, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time a participant elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from the Deferred Compensation Plan account. For compensation deferred in 2011 and earlier years distribution may commence (a) on the thirtieth day after the date employment is terminated or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of the participant’s 70th birthday or (ii) the January following termination of employment. For NEOs and other specified employees, distribution of their accounts may not occur earlier than six months following the date of their termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five year period or annual distributions over a ten year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of a particular year’s deferrals (a) six months following termination of employment or (b) a specified number of years following termination of employment. Participants may elect to receive distribution of their deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to fifteen years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

Participants may change their distribution elections as to future years’ deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

66	PSEG 2021 Proxy Statement

Executive Compensation Tables – Deferred Compensation

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the investment portfolio funds available to employees under our 401(k) plans (except the Company Stock Fund and the Fidelity Brokerage Link Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, in the percentages selected by the participant. Participants who fail to provide a designation of investment funds will accrue earnings on their accounts at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. Participants may change their investment elections on a daily basis.

For 2020, the one-year rates of returns as of December 31, 2020 for the funds offered as computed by the recordkeeper of the Deferred Compensation Plan were as follows:

Rates of Return
Funds		Target Retirement Funds
Stable Value	2.25%	Target Retirement Income	10.04%
Diversified Bond	8.57%	Target Retirement 2015	10.39%
Intermediate Duration Bond	7.19%	Target Retirement 2020	12.06%
Large Company Stock Index	18.38%	Target Retirement 2025	13.36%
Mid-Cap Index	18.23%	Target Retirement 2030	14.16%
International Developed Markets Index	10.24%	Target Retirement 2035	14.88%
Small-Cap Index	19.10%	Target Retirement 2040	15.54%
Money Market	0.43%	Target Retirement 2045	16.24%
Other		Target Retirement 2050	16.39%
Prime Plus 1/2%	1.68%	Target Retirement 2055	16.39%
		Target Retirement 2060	16.47%
		Target Retirement 2065	16.43%

Equity Deferral Plan

Participants in our Equity Deferral Plan may defer receipt of all or a portion of the shares of our common stock underlying future equity awards under the LTIP. Deferral elections must be made during an annual enrollment period prior to the date that services giving rise to the awards are performed. Deferral elections under the Equity Deferral Plan are irrevocable.

Individuals may make changes to their distribution elections provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Generally, at the time a participant elects to defer, the participant must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant (b) upon termination of employment or (c) the earlier of (a) and (b). For NEOs and other specified employees, distribution may not occur earlier than six months following the date of termination of employment. Participants will receive shares on the applicable distribution date. We hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares are reinvested in common stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

PSEG 2021 Proxy Statement	67

Potential Payments Upon Termination of Employment or Change-in-Control – Termination without Cause

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL

Termination without Cause

Mr. Izzo’s severance agreement provides for certain benefits if he is terminated without cause (a willful failure to perform his duties) or resigns for good reason (a reduction in pay, position or authority) during the term of this agreement. He would be paid a benefit of two times base salary and target bonus, as well as a prorated payment of the SMICP target incentive award for the year of termination. His welfare benefits would be continued for two years, unless he is sooner employed. Any unvested equity awards would be forfeited. The agreement provides that Mr. Izzo will be prohibited from competing with, and from recruiting employees from, us or our subsidiaries or affiliates, for certain periods after termination of employment. Violations of these provisions require a forfeiture of certain benefits.

Our Key Executive Severance Plan provides severance benefits to Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde, Mr. Daly and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to restrictive covenants including confidentiality, non-competition and non-solicitation. Termination for cause includes certain violations of our performance, behavioral and value expectations for executives.

Also under the Key Executive Severance Plan, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly are entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event they would be entitled to 1.0 times their annual base salary plus their target bonus, as well as a prorated payment of their SMICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

In accordance with Mr. LaRossa’s retention award, upon termination, voluntary or involuntary, following a change in leadership, Mr. LaRossa would become fully vested in his retention award.

Assuming a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2020, each of the NEOs would have received the following additional benefits:

Termination without Cause	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Severance	6,822,720	1,190,000	1,495,300	1,117,550	1,050,000

Pro Rata Bonus (SMICP)	1,989,960	510,000	708,300	478,950	450,000

Unvested Restricted Stock Units(1)	-	-	1,968,733	-	-

Performance Share Unit Payout	-	-	-	-	-

Health/Welfare Benefits	58,017	10,872	26,275	25,274	17,855

Outplacement	25,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	8,898,697	1,738,872	4,226,608	1,649,774	1,545,855

(1)	Includes Mr. LaRossa’s 2018 retention award.

Assuming a termination due to death or disability had occurred on December 31, 2020, each of the NEOs would have received the following additional benefits:

Termination Upon Death or Disability	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Unvested and Vested Restricted Stock Units(1)(2)	14,521	2,635	1,972,231	2,221	2,166

Performance Share Unit Payout	-	-	-	-	-

Death Benefit Under Supplemental Plan(3)	2,132,100	-	1,180,500	-	-

Aggregate Payments	2,146,621	2,635	3,152,731	2,221	2,166

(1)	Includes Mr. LaRossa’s 2018 retention award.

(2)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2020. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2020.

(3)	Includes an additional death benefit under the Supplemental Plan equal to 1.5 times base salary.

68	PSEG 2021 Proxy Statement

Potential Payments Upon Termination of Employment or Change-in-Control – Change-in-Control

Change-In-Control

Under our Key Executive Severance Plan, if any of Mr. Izzo, Mr. Cregg, Mr. LaRossa, Ms. Linde and Mr. Daly is terminated without cause or resigns for good reason within two years after a change-in-control, the individual will receive (1) three times (two times for Mr. Cregg, Ms. Linde and Mr. Daly) the sum of the NEO’s salary and target incentive bonus, (2) a pro rata bonus based on the NEO’s target annual incentive compensation, (3) accelerated vesting of equity-based awards, except for PSUs, which vest pro rata, based on target, (4) a lump sum payment equal to the actuarial equivalent of the NEO’s benefits under all of our retirement plans in which the individual participates calculated as though the NEOs remained employed for three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) beyond the date employment is terminated less the actuarial equivalent of such benefits on the date employment terminates (reported in the table below as Enhanced Retirement Benefit for pension-related amount and as Retiree Medical Increase for amount due for retiree medical benefits), (5) three years (two years for Mr. Cregg, Ms. Linde and Mr. Daly) continued welfare benefits, (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 2.99 times the individual’s average W-2 compensation for the period. Amounts above that limit are forfeited. Potential payments are shown in the Change-in-Control Termination Table.

Assuming a termination without cause or resignation with good reason had occurred on December 31, 2020 following a change-in-control, each of the NEOs would have received the following benefits:

Change-in-Control Termination	Izzo ($)	Cregg ($)	LaRossa ($)	Linde ($)	Daly ($)

Severance	10,234,080	2,380,000	4,485,900	2,235,100	2,100,000

Pro Rata Bonus (SMICP)	1,989,960	510,000	708,300	478,950	450,000

Unvested and Vested Restricted Stock Units(1)(2)	14,521	2,635	1,972,231	2,221	2,166

Performance Share Unit Payout	5,960,028	1,100,257	1,313,674	965,759	888,356

Enhanced Retirement Benefit	-	562,000	-	368,000	393,000

Retiree Medical Increase	-	269,000	-	-	-

Health/Welfare Benefits	98,456	23,963	90,254	58,167	40,637

Outplacement	25,000	25,000	25,000	25,000	25,000

Education Assistance	3,000	3,000	3,000	3,000	3,000

Parachute Payments Forfeited	-	(1,581,879)	-	-	(665,555)

Aggregate Payments	18,325,045	3,293,976	8,598,359	4,136,197	3,236,604

(1)	Includes Mr. LaRossa’s 2018 retention award.
(2)

All annually granted RSUs for all NEOs, each of whom are retirement eligible, were vested at December 31, 2020. Amounts shown for them represent the difference in present value of the accelerated payout at December 31, 2020.

A NEO would not be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if the NEO voluntarily terminated employment (other than for good reason as described above under Termination Without Cause) or if employment was terminated for cause.

In the case of a NEO’s retirement or termination of employment on account of death or disability, the Key Executive Severance Plan provides that the NEO would be entitled to accrued pay through the date of termination and prorated payment of that NEO’s target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally mean the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•

There is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the merger continuing to represent at least 75% of the combined voting power of the securities of us or the surviving entity immediately after the merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements.

PSEG 2021 Proxy Statement	69

Pay Ratio

PAY RATIO

We have calculated the ratio of our CEO’s compensation to that of our median employee. In doing so, we reviewed a comparison of our CEO’s annual total compensation for 2020 to that of all other employees in 2020, using the same methodology and elements of compensation as we used in determining the total compensation shown for our CEO in the Summary Compensation Table that appears on page 56. The median employee was determined using internal payroll records of income reported on IRS Form W-2, which is a consistently applied compensation measure, as provided by the applicable SEC provisions. We believe that the pay ratio shown below is a reasonable estimate calculated in a manner consistent with those provisions. We note that our calculation does not include all elements of our employee compensation package, such as health insurance and other benefits generally applicable to all employees.

For 2020, for purposes of this pay ratio disclosure, the compensation of our median employee was $142,464 and the compensation of our CEO was $14,308,254. The ratio of CEO to median employee pay was approximately 100:1.

70	PSEG 2021 Proxy Statement

Ratification of Auditor

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed Deloitte & Touche LLP of Parsippany, NJ, as the independent auditor for the fiscal year ending December 31, 2021, because it believes that doing so is in the best interests of the Company and its stockholders. The responsibilities of the independent auditor include auditing our financial statements and our internal controls over our financial reporting. Deloitte (or its predecessors) has performed the annual audit of the books of account of PSEG (and its predecessors) since 1934. PSEG derives many benefits from the long-term relationship, including:

•	Enhanced audit quality due to a deep understanding of our business, accounting policy and practices and internal controls; and

•	Efficient fee structures due to experience and a familiarity with our Company and industry.

As recommended by the Board, we ask you to ratify this appointment.

Representatives of Deloitte plan to be present at the 2021 Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Vote required: An affirmative vote requires a majority of the votes cast, excluding abstentions and shares withheld for which no instructions are given and are not voted.

  THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

PSEG 2021 Proxy Statement	71

Ratification of Auditor – Oversight of the Independent Auditor

OVERSIGHT OF THE INDEPENDENT AUDITOR

The Audit Committee is solely responsible for the appointment, termination, compensation and oversight of the work of PSEG’s independent registered public accounting firm, Deloitte. The Audit Committee also annually reviews its independence, performance, the selection of the lead engagement partner and reports on its performance by the Public Company Accounting Oversight Board and peer reviewers. Under applicable accounting requirements, there is a mandatory rotation of the lead engagement partner every five years. The current lead engagement partner was appointed in 2018. The Audit Committee discusses with the independent auditor the audit and any issues encountered. Additional information about the Audit Committee’s responsibilities appears above in the section on the Audit Committee on page 18.

Pre-Approval of Services

In accordance with its charter, the Audit Committee annually pre-approves all audit and non-audit services to be provided by our independent auditor subject to predetermined limits set for each category of service. The annual pre-approval of services and predetermined limits is documented in an Audit Committee resolution.

During the year, circumstances may arise when it becomes necessary to engage the independent auditor for additional services. For those instances, the Chair of the Audit Committee has been authorized to approve fees and services in excess of those authorized in the resolution. The Chair is required to report any such authorizations to the Audit Committee at its next meeting.

Fees Billed by Deloitte for 2020 and 2019

The table below shows the fees paid to Deloitte during or in connection with 2020 and 2019. All fees billed by and paid to Deloitte were negotiated by management under the direction of our CFO with the oversight and approval of the Audit Committee.

	Years ended December 31
	2020	2019
Description of Professional Service	(millions)
Audit Fees - The audit fees were incurred for audits of our annual consolidated financial statements and those of our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.	$7.4	$6.8

Audit Related Fees - The audit related fees primarily related to performing certain attest services.	-	-

Tax Fees - The tax fees relate to tax compliance and tax advice for preparation of various state and foreign corporate returns and assistance with filing tax refund claims.	0.2	0.1

All Other Fees	-	-

72	PSEG 2021 Proxy Statement

Ratification of Auditor – Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of PSEG’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of PSEG’s internal audit function and independent auditor and PSEG’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see the Audit Committee on page 18 and our Audit Committee Charter, which is posted on our website at: https://corporate.pseg.com/aboutpseg/leadershipandgovernance/boardofdirectors/committeedescriptions.

It is not the duty of the Audit Committee to prepare PSEG’s financial statements, to plan or conduct audits or to determine that PSEG’s financial statements are complete and accurate and are in accordance with GAAP in the United States. PSEG’s management is responsible for preparing PSEG’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of PSEG in conformity with GAAP in the United States.

In performing our oversight role, we have reviewed and discussed PSEG’s audited financial statements with management and with Deloitte and Touche LLP (Deloitte), PSEG’s independent registered public accounting firm for 2020.

We have further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board (PCAOB) standards.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in PSEG’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee:

Susan Tomasky, Chair	David Lilley
Willie A. Deese	Barry H. Ostrowsky
Laura A. Sugg	Alfred W. Zollar

February 15, 2021

PSEG 2021 Proxy Statement	73

Approval of the 2021 Equity Compensation Plan for Outside Directors

PROPOSAL 4 APPROVAL OF THE 2021 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS

OVERVIEW OF SUMMARY PLAN TERMS

You are being asked to consider and approve the adoption of the Public Service Enterprise Group Incorporated 2021 Equity Compensation Plan for Outside Directors (2021 Plan). The purpose of the 2021 Plan is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals of superior talent, ability and achievement to serve on its Board.

The Company’s current 2007 Equity Compensation Plan for Outside Directors has 28,809 shares authorized but not granted, and 209,214 shares outstanding at the date of this Proxy Statement. If approved by our shareholders, the 2021 Plan will become effective and no further awards will be granted under the 2007 Equity Compensation Plan for Outside Directors. However, all awards issued under the 2007 Equity Compensation Plan for Outside Directors that are outstanding as of the 2021 Plan approval date will continue to be governed by the terms of the 2007 Equity Compensation Plan for Outside Directors. If the 2021 Plan is not approved by our shareholders, awards will continue to be made under the 2007 Equity Compensation Plan for Outside Directors and the Company will evaluate its alternatives.

Under the 2021 Plan, each outside director and each nominee for outside director of the Company will be eligible to receive an award of Restricted Stock Units (RSUs) effective May 1, 2021. The 2021 Plan provides for an award of RSUs to outside directors in an amount to be determined from time-to-time by the Corporate Governance Committee, at the commencement of each year of service as a director. For 2021, the Board has established an award value of $135,000.

The description of the 2021 Plan set forth below is a summary only. For a complete understanding of its terms, you should review the 2021 Equity Compensation Plan for Outside Directors which is attached as Appendix B to this Proxy Statement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the 2021 Plan.

Description of the 2021 Equity Compensation Plan for Outside Directors

Administration. The 2021 Plan is administered by the Corporate Governance Committee, or any committee designated by the Board as successors to the powers and duties of the Corporate Governance Committee. The Corporate Governance Committee shall be comprised of not less than two members who shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Exchange Act. The Corporate Governance Committee has authority to make rules and regulations regarding the administration and operation of the 2021 Plan, including acceptable forms of notices under the 2021 Plan.

Share Reserve. The total number of shares reserved to satisfy Awards under the 2021 Plan is 250,000 shares of Common Stock. Such shares may be acquired directly from the Company or, at the discretion of the Company, purchased on the open market by the Company or its agent. The maximum number of shares that may be issued under an award shall be counted against the shares subject to the 2021 Plan at the time of grant and reserved for issuance, unless the Award Agreement provides otherwise. The maximum number of shares of Common Stock available for issuance under the 2021 Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Award Units.

No Liberal Recycling Provisions. Any shares withheld by the Company or otherwise used to satisfy tax withholding obligations associated with an Award granted under this 2021 Plan, shall, in each case, count against the shares subject to the 2021 Plan.

Participant Award Limits. The maximum aggregate value of shares with respect to which Awards may be granted in any one calendar year to any one Participant shall not exceed $750,000. This is a new feature of the 2021 Plan that was not included in the 2007 Equity Compensation Plan for Outside Directors.

Eligibility and Participation. Each member of the Board who is not and has never been a PSEG employee or an employee of any of PSEG’s affiliates (Outside Directors) will automatically participate in and receive awards under the 2021 Plan for each year of service as a director. Currently, there are nine (9) Outside Directors.

Annual Awards. The 2021 Plan provides for an annual award of RSUs to each Outside Director in an amount to be determined from time-to-time by the Board (for 2021, this amount is $135,000). Awards are made as of the first business day of May, except

74	PSEG 2021 Proxy Statement

Approval of the 2021 Equity Compensation Plan for Outside Directors

with respect to any Outside Director first elected as a director after May 1 of any year. In such case, the date of such Outside Director’s initial award grant under this 2021 Plan will be the first business day of the month next following the Outside Director’s initial election as a member of the Board. The number of RSUs to be awarded on any particular date of grant will be equal to the amount of the award grant (expressed in dollars) divided by the closing price of the Common Stock on the NYSE on the date of grant, rounded up to the next whole share.

Continued Service Requirement. If a participant fails to remain as a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service.

Restricted Stock Unit. A Restricted Stock Unit award is a right to receive shares of Common Stock upon the distribution of the RSUs to the participant in accordance with the 2021 Plan and as described below. The awards are evidenced by a bookkeeping account maintained by PSEG in the participant’s name. PSEG is not required to segregate any amounts credited to these accounts, which are established merely as an accounting convenience. Amounts credited to these accounts at all times remain solely PSEG’s property subject to the claims of its general creditors and available for its use for whatever purpose desired. The accounts will be credited with dividend equivalents at a rate equal to such dividends as may be declared on the Common Stock. Such dividend equivalents will be credited as additional Restricted Stock Units on the dividend payable date at a share price equal to closing price of the Common Stock on the NYSE on such date.

No participant shall have any of the rights of a stockholder with respect to RSUs unless and until shares of the Common Stock are actually issued in their name.

Distributions. A Participant who has met the stock ownership requirements as outlined in the PSEG Corporate Governance Principles, determined as of the beginning of the annual election period, may make an election to (i) receive the shares attributable to their vested RSU Award within the 30-day period following the next April 30th, or (ii) defer receipt of the shares in accordance with Paragraphs B through H in Section VI of the 2021 Plan. Such election is irrevocable.

A participant who has not satisfied the stock ownership requirements shall be required to defer their award and elect a distribution in accordance with Paragraphs B through H in Section VI. Such election is irrevocable.

The 2021 Plan has been drafted with requirements and conditions designed to comply with the provisions of the Code for deferred compensation plans.

Adjustments, Amendments and Termination. In the event of any corporate event or transaction, such as a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting Common Stock, appropriate adjustments to reflect such change will be made with respect to outstanding RSU Awards.

PSEG has reserved the right to amend, discontinue and/or terminate the 2021 Plan, at any time, by the action of the Board. In general, upon the termination of the 2021 Plan, participants will receive payment of their benefits in accordance with the terms of the 2021 Plan. However, PSEG may, in its discretion, terminate the entire Plan and pay each participant a single lump-sum distribution of their entire account balance, in certain circumstances, each of which is intended to comply with the IRC’s 409A requirements for deferred compensation plans.

As of March 2, 2021:

•	There are a total of 209,214 full value awards outstanding, all of which are shares underlying Restricted Stock Units, as the 2021 Plan only provides for the grant of Restricted Stock Units; and

•

There are 28,809 shares of common stock remaining available under the 2007 Equity Compensation Plan for Outside Directors. If the 2021 Plan is approved by our shareholders, the 2021 Plan will become effective and no further awards will be made under the 2007 Equity Compensation Plan for Outside Directors and the remaining balance under the 2007 Equity Compensation Plan for Outside Directors will be cancelled.

•	No further awards are expected to be granted under the 2007 Equity Compensation Plan for Outside Directors unless the 2021 Plan is not approved by shareholders.

•

If the 2021 Plan is approved, our share dilution on December 31, 2020 will be 0.05%. This level of full dilution assumes all 250,000 shares will actually be issued under the 2021 Plan. Management and our Board are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

PSEG 2021 Proxy Statement	75

Approval of the 2021 Equity Compensation Plan for Outside Directors

New Plan Benefits

2021 EQUITY COMPENSATION PLAN FOR OUTSIDE DIRECTORS

Name and Position	Dollar Value ($)		Number of Restricted Stock Units

Executive Group	-		-

Non-Executive Director Group(1)	1,215,000	(1)	-(1)

Non-Executive Officer Employee Group	-		-

(1)

There are currently nine Outside Directors serving on the Board. As discussed above, each Outside Director is expected to receive an award of restricted stock units with a dollar value of $135,000, totaling $1,215,000 in the aggregate, on May 3, 2021. The number of RSUs that will be awarded will be based on the closing price for Public Service Enterprise Group Incorporated from the NYSE on May 3, 2021.

Equity Compensation Plan Information

Please see “Equity Compensation Plan Information” in Proposal 5 for certain information with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans.

Vote required: An affirmative vote of a majority of the votes cast at the meeting. Abstentions will be counted as votes cast and will have the effect of votes against the Proposal. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

76	PSEG 2021 Proxy Statement

Approval of the 2021 Long-Term Incentive Plan

PROPOSAL 5 APPROVAL OF THE 2021 LONG-TERM INCENTIVE PLAN

On February 15, 2021, the Organizational and Compensation Committee (O&CC) unanimously recommended that our Board approve, and on February 16, 2021, our Board unanimously approved and adopted, subject to the approval of our shareholders at the Annual Meeting, the Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan (the “Plan”). The Plan will afford the O&CC, or another designee of the Board, the ability to design compensatory awards that advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals needed for positions of substantial responsibility, provide incentive compensation opportunities that are competitive with those of other companies; and contribute to the future growth in value of the Company’s equity and enhancement of long-term shareholder returns.

We have historically granted equity awards under various plans, including most recently under the 2004 Long-Term Incentive Plan Amended and Restated as of April 16, 2013. The 2004 Long-Term Incentive Plan has approximately 12 million shares authorized but not granted at the date of this Proxy Statement.

The Board believes “at risk” compensation is a significant factor in motivating performance to increase stockholder value. The Plan is designed to afford the Board or, if and to the extent the Board or its designee, the ability to design incentive awards that link pay and performance by providing the select Company’s employees with the opportunity to receive an annual award based upon factors as determined by the O&CC. If approved by our shareholders, the Plan will become effective and no further awards will be granted under the 2004 Long-Term Incentive Plan. However, all awards issued under the 2004 Long-Term Incentive Plan that are outstanding as of the Plan approval date will continue to be governed by the terms of the 2004 Long-Term Incentive Plan. If the Plan is not approved by our shareholders, awards will continue to be made under the 2004 Long-Term Incentive Plan and the Company will evaluate its alternatives.

Why You Should Vote in Favor of the Plan

We believe our future success depends on our ability to attract, motivate and retain high quality employees for positions substantial responsibility and that approval of the Plan is a key component to achieving this success.

The use of equity as part of our compensation programs is also important to our continued success because it fosters a pay-for-performance culture, which is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees to create shareholder value because the value employees realize from equity compensation is based on our stock performance. Because equity compensation awards under the Plan will generally be subject to vesting and/or performance criteria, the Plan also aligns the goals and objectives of our employees with the interests of our shareholders and promotes a focus on long-term value creation. These vesting conditions also enhance our ability to retain our key employees.

We also believe we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholder equity and, therefore, we have carefully managed our equity incentive compensation to ensure that the cost of equity compensation to our shareholders is reasonable in relation to the important benefits gained.

Plan Highlights

The Plan authorizes the O&CC, or a designee thereof, to provide equity-based compensation in the form of stock options, stock appreciation rights (SARs), restricted share awards, restricted stock units, performance stock units, performance shares or any combination thereof, in each case for the purpose of providing our officers, and other key employees, incentives and rewards for superior performance. Some of the key features of the Plan that reflect our commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Summary of the Plan” and are detailed in their entirety by reference to the full copy of the proposed Plan, which is set forth as Appendix C to this Proxy Statement. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Plan.

Administration. The Plan will be administered by the Organizational and Compensation Committee, or a designee thereof. The O&CC may authorize one or more officers of the Company (the “Authorized Officers”) to do one or both of the following: (a) designate Employees (other than Authorized Officers) to be recipients of awards, as defined in the Plan; and (b) determine the size of any such awards provided the employee is not considered an insider as determined by the Board applying Section 16 of the Exchange Act and related guidance.

PSEG 2021 Proxy Statement	77

Approval of the 2021 Long-Term Incentive Plan

Share Reserve. The total number of shares reserved under the Plan is 8,000,000 shares, subject to customary capitalization adjustments. Any shares of common stock subject to an award that terminate by expiration, forfeiture, cancellation, or surrender or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged prior to the issuance of shares for awards not involving shares, shall again be available for grant under the Plan. Shares underlying awards that can only be paid in cash, dividends or dividend equivalents do not count against the overall Plan Reserve. In addition, any shares that are granted or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company described in Section 6(a) of the Plan will not reduce the Shares available under this Plan.

No Liberal Recycling Provisions. The Plan provides that the following shares shall not be recycled and again made available for grant under the Plan: (1) those tendered or withheld in payment of an exercise price; (2) those delivered to or withheld by us for the payment of withholding taxes related to an award; and (3) those subject to an option or SAR that are not issued or delivered upon the net settlement or net exercise of such option or SAR.

Minimum Vesting. The Plan generally provides that, other than awards representing a maximum of five percent (5%) of the shares reserved for issuance under the Plan, all share-settled awards will have a vesting period of at least 12 months, subject to limited exceptions for death and disability, and for retirement eligible individuals, provided that any such awards do not settle until the date that they otherwise would settle if the individual was not retirement eligible and/or had not retired, in compliance with Code Section 409A and the change in control provisions of the Plan, as described below.

No Repricing. We have never repriced underwater stock options or SARs and repricing of options and SARs is prohibited without shareholder approval under the Plan other than as a result of certain customary capitalization adjustments.

Participant Award Limits. Subject to the Plan’s adjustment provisions, no more than 500,000 shares subject to an Award may be granted to any Participant during any calendar year.

Dividend Payouts. No dividends or dividend equivalents on unvested awards will be paid until those awards are vested and earned. No dividend equivalents will be paid with respect to stock options and SARs.

No Evergreen Provision. There is no evergreen feature under which the shares authorized for issuance under the Plan can be automatically replenished.

Other Features

•	The Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the Fair Market Value, as defined in the Plan, of our common stock on the date of grant.

•	All awards under the Plan are subject to the “clawback” policy adopted by our Board and to any other clawback or recoupment policy we may adopt from time to time.

•	The Plan imposes “double-trigger” change in control vesting for equity awards that are not assumed by an acquirer.

As of March 2, 2021:

•

There are a total of 1,734,035 full value awards outstanding, all of which are shares underlying performance share units and restricted stock units, and currently no options are outstanding and options have not been granted since December 2009; and

•

There are 11,359,318 shares of common stock remaining available under the 2004 Long-Term Incentive Plan, of which 8,297,303 are explicitly reserved for the grant of options which the Company has not granted since December 2009. If the Plan is approved by our shareholders, the Plan will become effective and no further awards will be made under the 2004 Long-Term Incentive Plan and the remaining balance under the 2004 Long-Term Incentive Plan will be cancelled.

•	No further awards are expected to be granted under the 2004 Long-Term Incentive Plan unless the Plan is not approved by shareholders.

•

If the Plan is approved, our share dilution on December 31, 2020 will be 1.58%. This level of full dilution assumes all 8,000,000 shares will actually be issued under the Plan. Management and our Board are cognizant of dilution levels and strive to maintain dilution at an appropriate level.

78	PSEG 2021 Proxy Statement

Approval of the 2021 Long-Term Incentive Plan

Summary of the Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan

The following summary of the material provisions of the Plan is not intended to be exhaustive and is detailed in its entirety by the terms of the Plan, a copy of which is set forth as Appendix C to this Proxy Statement.

Term

If approved by the shareholders, the Plan will be effective as of the date of shareholder approval. No awards shall be granted under the Plan later than ten years following the date of its approval by the Board.

Administration

The O&CC, or another designee of the Board thereof shall administer the Plan in accordance with its terms and shall have all powers, authority and discretion necessary or proper for such purpose, including the sole and exclusive power and discretion to:

•

determine which participants will be granted an award; the time or times at which awards will be granted; the form and amount or number of shares subject to each award; the expiration date of each award; the time or times within which the awards shall vest or may be exercised or otherwise settled; the Fair Market Value of an award, as defined in the Plan; whether to accelerate the exercise or vesting date of any outstanding award in the event of a grantee’s death or disability; the cancellation of the awards; the performance goals, if any, applicable to awards; and the other limitations, restrictions, terms and conditions applicable to the grant of the awards;

•	establish such rules and regulations as the administrator shall deem desirable or necessary for the proper administration of the Plan;

•	make determinations regarding and take such other action in connection with or in relation to the Plan as the O&CC deems necessary or advisable; and

•

interpret the provisions of, and correct or supply any omission in, the Plan or any award or award agreement in the manner and to the extent the O&CC deems desirable. Notwithstanding the foregoing, it is expected that, unless the Board determines otherwise, the Plan will be administered by the Board with respect to any award granted to a non-employee director.

Eligibility

Eligibility under the Plan is limited to employees of Public Services Enterprise Group Incorporated and its Subsidiaries, who are receiving remuneration for personal services rendered to the Company or Subsidiary, including and such person who is an officer of the Company or Subsidiary, subject to certain restrictions necessary to avoid adverse tax consequences under Code Section 409A. As of February 19, 2021, approximately 300 employees (including 43 officers) were eligible to participate in the Plan. The O&CC, in its sole discretion, shall determine and designate, from time to time, those Employees who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

Securities Subject to the Plan

Subject to customary capitalization adjustments, the number of shares of Company common stock that may be issued under the Plan may not exceed, in the aggregate, 8,000,000 shares. Any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, shall be available again for grant under the Plan. Any such shares that again become available for future grants pursuant to the preceding sentence shall be added back to the maximum aggregate shares available under the Plan as one share. The Plan, however, provides that the following shares will not be recycled and again made available for grant under the Plan: (a) those surrendered or withheld in payment of the exercise price of an award (including shares underlying a SAR, as defined below, that are retained by the Company to account for the exercise price of such SAR) or (b) those surrendered or withheld as payment of withholding taxes related to an award. In addition, shares underlying awards that can only be paid in cash do not count against the overall Plan limit. Awards that do not count against the overall share limit under the Plan include awards granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by us or our affiliates, or which we or our affiliates combine by merger or otherwise.

An equitable substitution or proportionate adjustment shall be made in the event of any corporate event or transaction (including a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind,

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or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, issuance of rights or warrants, or any similar corporate event or transaction, the O&CC, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and kind of shares that may be issued under this Plan or under particular forms of Awards, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, other Award terms, and other value determinations applicable to outstanding Awards. The O&CC may also make adjustments in the terms and conditions of, and the criteria included in, outstanding awards in recognition of unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles, if the O&CC determines that it is necessary to do so in order to prevent dilution or enlargement of the benefits or potential benefits intended to be conferred under the Plan. As determined by the O&CC in its sole discretion, other equitable substitutions or adjustments shall be made.

Subject to compliance with Code Section 409A, the O&CC may also cancel any outstanding award in exchange for (i) consideration (paid in cash or other property) having an aggregate Fair Market Value equal to the difference between (a) the fair market value of the shares, cash or other property covered by such award, less (b) the aggregate exercise price or purchase price thereof, if any, or (ii) for no consideration if the exercise price or purchase price of outstanding award is equal to or greater than the Fair Market Value, as defined in the Plan, of the shares of common stock, cash or other property covered by such Award.

On February 19, 2021, the closing per-share price of our common stock on the NYSE was $57.75.

Limits on Awards to Participants

The maximum number of shares that may be covered by Awards granted to any one individual pursuant to this Plan shall be five hundred thousand (500,000) shares during any calendar year.

Stock Options

The Plan authorizes awards of stock options, which includes (i) an option award intended to qualify as and designated as an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Option”), and an option that is not designated as an Incentive Option or that otherwise does not qualify as an Incentive Option (Non-Qualified Stock Option). Subject to the limits of the Plan, the O&CC may grant options for such number of shares and having such terms as the Organizational and O&CC’s designates.

Options shall vest and be exercisable in the time-frame determined by the O&CC, which shall be set forth in the applicable option award agreement. No option shall be exercisable after ten years from the date such option is granted.

The exercise price of shares under an option is determined by the O&CC shall not be less than the Fair Market Value, as defined in the Plan, of a share of common stock on the date of grant. Once determined by the O&CC, no price of any option shall be decreased, other than pursuant to customary adjustment provisions, unless that change is authorized by the Company’s shareholders.

Under the Plan, to the extent permitted under applicable law and the relevant option award agreement, the O&CC in its sole discretion may make available one or more of the following alternatives for the payment in whole or in part of the option exercise price (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker-assisted or otherwise) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the O&CC in its sole discretion.

Options may be exercised in whole or in part by giving written notice under the Plan. If an option award is intended to qualify as and is designated as an Incentive Option, then the Fair Market Value, determined as of the date of grant, of Incentive Stock Options that can first become exercisable in any calendar year will not exceed $100,000 without such excess amount ceasing to constitute an Incentive Option. Any Incentive Option granted to an owner of more than 10% of the total combined voting power of all classes of Company stock will have an exercise price that is not less than 110% of the Fair Market Value of a share of our common stock on the grant date, and the term of the Incentive Option shall not exceed five years after the grant date.

Share Appreciation Rights (SARs)

The Plan authorizes awards of share appreciation rights (SARs) the O&CC may grant SARs either (i) independently of Non-Qualified Options or (ii) in tandem with Non-Qualified Options such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Non-Qualified Option, respectively, with respect to such share. However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is, as of the Grant Date, part of: (a) the

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Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

The terms and conditions of a SAR award will be set forth in an applicable award agreement, as determined by the O&CC, in its sole discretion; provided, however, SARs granted in tandem with options will generally be exercisable only at such time or times and to the extent that the options to which they relate are exercisable under the Plan.

A freestanding SAR generally entitles the holder, upon exercise of the SAR, to receive payment up to, but not more than, an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the strike price established for such SAR on its grant date, by (ii) the number of shares as to which such SAR is being exercised. A SAR granted in tandem with an option award generally entitles the holder, upon exercise, to receive payment up to, but not more than, the number of shares equal in value to the number determined by multiplying (i) the excess of the Fair Market Value as of the date of exercise over the strike price specified in the related option, by (ii) the number of shares in respect of which the related SAR is being exercised.

The strike price for each SAR shall be not less than the Fair Market Value, as defined in the Plan, of a share of common stock on the grant date of the SAR. No SAR may be exercised after ten years from the date such SAR is granted.

Restricted Share Awards

Under the Plan, the O&CC may, in its discretion, grant shares of Restricted Stock to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the O&CC, in its sole discretion.

Restricted share awards may be granted by the O&CC to Participants under the Plan. Each restricted share award shall be evidenced by an award agreement that shall specify the restricted period(s), the number of shares of restricted stock to be awarded, the price (if any) to be paid by the Participant to acquire such shares, the period of time of restrictions and the performance goals applicable to such restricted shares and such other terms and conditions as the O&CC determines. To the extent deemed appropriate by the O&CC, the Company may require that it will retain any certificates or statements of holdings representing certain restricted share awards in the Company’s possession until such time as all conditions and restrictions applicable to such shares have been satisfied or lapse. A Participant shall forfeit a restricted share award if the restrictions, performance goals and conditions of the grant applicable to such shares are not attained.

Except as otherwise determined by the O&CC and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the O&CC, Participants holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction. Except as otherwise set forth in the Award Agreement, dividends or other distributions paid on Restricted Stock shall be accumulated and payable subject to the same restrictions and conditions as the shares underlying the Award.

Restricted Stock Units

The O&CC may, in its discretion, grant RSUs to eligible persons providing the right to receive one share of common stock or, in lieu thereof and to the extent provided in the applicable award agreement, the Fair Market Value, as defined in the Plan, of such share of common stock in cash, on the date or upon the occurrence of one or more events specified in the award agreement, including the attainment of applicable performance goals.

RSUs stock units are contingent upon the expiration of a specified restricted period and may, in addition thereto, be contingent upon the attainment of specified performance goals or such other restrictions or conditions as the O&CC may determine.

RSUs stock units are similar to restricted stock except that no shares of common stock are actually awarded to the Participant on the grant date of the RSUs.

During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the shares subject to the RSUs and shall have no right to vote such shares. Except as otherwise set forth in the Award Agreement, dividend equivalents equal to the per-share cash dividend paid by the Company shall be accumulated on RSUs and payable subject to the same restrictions and conditions as the shares underlying the Award.

Performance Awards

Subject to the terms of this Plan, Performance Awards may be granted to Participants in such number, and upon such terms, at any time and from time to time, as shall be determined by the O&CC in its sole discretion.

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Each Performance Award shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The O&CC shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Awards upon which payout will be based. The terms and conditions of performance awards shall be set forth in the applicable award agreement.

During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the shares subject to the Performance Stock Units (PSU) and shall have no right to vote such Shares.

Except as otherwise set forth in the Award Agreement, dividend equivalents equal to the per-share cash dividend paid by the Company shall be accumulated on Performance Shares and payable subject to the same restrictions and conditions as the shares underlying the Award.

New Plan Benefits

Because grants under the Plan are subject to the discretion of the O&CC it is not possible to determine the benefits that will be received by our executive officers and other employees if the Plan is approved by the shareholders. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive awards under this Plan.

Equity Compensation Plan

The following table indicates the securities authorized for issuance under equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a	)	(b	)	(c)

Equity Compensation plans approved by security holders	-		-		15,279,588

Equity compensation plans not approved by security holders	-		-		-

Total	-		-		15,279,588

The number of shares available for future issuance includes amounts remaining under our Amended and Restated 2004 Long-Term Incentive Plan (LTIP), 2007 Equity Compensation Plan for Outside Directors and Employee Stock Purchase Plan and reflect a reduction for non-vested restricted stock units and performance share units (assumed at target payout), including accrued dividend equivalent units. The number of shares available for future issuance may be increased or decreased depending on actual payouts for the performance share units based on achievement of targets and is also increased by the number of shares that are withheld to satisfy tax withholding obligations relating to any plan awards as well as shares subject to awards that are forfeited, canceled or otherwise terminated without the issuance of shares.

Transfer of Awards

Generally, no award under the Plan may be transferred other than by will or the laws of descent and distribution, until the award is fully vested or exercisable in accordance with the Plan or an Award Agreement. An Option or SAR transferred to a third-party financial institution shall be prohibited.

Amendment

The Board can amend, alter or terminate the Plan in whole at any time, and the O&CC may amend the terms of any award agreement, provided in either case that no amendment, alteration or termination shall be made that would impair the rights of any participant under any outstanding award under the Plan without the Participant’s consent. However, the Company shall obtain shareholder approval of any amendment to the extent required to comply with applicable law or the rules of any stock exchange on which the Company’s common stock is listed.

Change in Control

Unless otherwise determined by the O&CC and evidenced in an award agreement, in the event that a Change in Control (as defined in the Plan) occurs and either (i) an outstanding award is not assumed or substituted in connection with the Change in Control, or (ii) an outstanding award is assumed or substituted in connection therewith but the Participant’s employment is terminated by the Company (or its successor or affiliate) without Cause or by the Participant for Good Reason (each as defined in the Plan) within twenty-four (24) months after the Change in Control, then: (1) any unvested or un-exercisable portion of such award carrying a right to exercise shall become fully vested and exercisable, and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to the award granted will lapse and be treated as satisfied, and any performance conditions on the award will be deemed achieved at actual performance levels and payment will be made in respect of the award on a pro-rated basis, based on the elapsed proportion of the applicable performance period. Except as otherwise provided in an applicable award agreement, the Change in Control provisions of the Plan do not, unless explicitly provided in the applicable award agreement, apply to any cash awards.

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Clawback

The awards (and any cash payments or shares delivered pursuant thereto) are subject to forfeiture and recovery by the Company and our affiliates pursuant to the applicable award agreement or any clawback or recoupment policy which we adopt or our affiliates adopt from time to time, as set forth under the Plan.

Income Tax Consequences

The grant of a non-qualified stock option will not result in income for a Participant or in a deduction for PSEG. However, the exercise of a non-qualified stock option will result in ordinary income for the Participant and a deduction for PSEG (subject to applicable limits) measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

With respect to performance awards under the Plan, the Participant who receives such an award will recognize ordinary income at the time unrestricted stock or cash is received at the end of the performance period. If unrestricted stock is awarded to a Participant, the Participant will recognize ordinary income equal to the fair market value of the stock received less any amount paid for the stock. If the award is paid in cash, the Participant will recognize ordinary income equal to the amount of cash received. PSEG will be entitled to a deduction as a business expense in an equal amount subject to applicable limits. Income tax withholding would be required.

Generally, a Participant who receives shares of restricted stock will not be taxed on the grant until the applicable restrictions lapse since there is a substantial risk of forfeiture of the stock. When the restrictions lapse, the Participant will be taxed on the then current fair market value of the stock less any amount paid for the stock at ordinary tax rates, and PSEG will be entitled to a deduction as a business expense in an equal amount subject to applicable limits. The Participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Dividends paid on restricted stock are considered compensation and are taxable to the Participant at ordinary income tax rates or at the qualifying dividend rate, as applicable, and PSEG will be entitled to a deduction as a business expense in an equal amount subject to applicable limits. Income tax withholding would be required.

Neither the grant nor exercise of an incentive stock option results in taxable income to the grantee or in a deduction as a business expense for PSEG. However, the spread between the exercise price of the incentive stock option and its fair market value constitutes an item of adjustment to the grantee for alternative minimum tax purposes. Subsequent qualifying transfers of stock acquired through the exercise of incentive stock options are taxed at capital gains rates. PSEG will not be entitled to a tax deduction at the time of transfer.

The grant of a SAR would not result in income for a grantee or in a deduction for PSEG. However, the exercise of a SAR would result in ordinary income for the grantee and a deduction for PSEG (subject to applicable limits) measured by the fair market value of and stock and/or cash received at the time of exercise. Income tax withholding would be required.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, local or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, an Award Agreement or Awards.

Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that the Company grants pursuant to the Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Plan may not be deductible by the Company to the extent that the annual deduction limitation is exceeded.

The foregoing is only a summary of the effect of current U.S. federal income taxation upon participants and the company and with respect to awards under the Plan. It does not purport to be complete and does not discuss the impact of employment or other tax requirements, the tax consequences of a Participant’s death, or the provisions of the income tax laws of any municipality, state, or foreign country in which the Participant may reside. These rules are subject to change and Participants should seek their own advice.

Code Section 409A

The Company intends that this Plan and Awards granted under the Plan shall be exempt from, or otherwise comply with, the requirements of Code Section 409A, and it shall be interpreted and administered accordingly, including the six-month delay for specified employees. To the extent that Code Section 409A applies, the date of a termination of employment shall be determined in accordance with the separation from service rules under Code Section 409A.

Vote required: An affirmative vote of a majority of the votes cast at the meeting. Abstentions will be counted as votes cast and will have the effect of votes against the Proposal. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be counted on this proposal.

  THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL.

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Annual Meeting, Voting and Procedures

VOTING ANNUAL MEETING, VOTING AND PROCEDURES

Proxy Statement

This Proxy Statement is provided by us on behalf of the Board. A proxy is a person you have legally designated to vote the stock you own. We are asking you to designate as proxies the individuals named by us on the proxy card, voting instruction form or electronic instruction associated with this Proxy Statement to vote at the 2021 Annual Meeting of Stockholders scheduled to be held on April 20, 2021 and at all adjournments or postponements of that meeting. For instructions on how to vote, please see Proxy Card and Voting of Shares section below.

The mailing address of our principal executive offices is 80 Park Plaza, Newark, NJ 07102, telephone (973) 430-7000. Our Internet website is https://corporate.pseg.com.

Annual Report on Form 10-K

We have provided without charge to each person solicited by means of this Proxy Statement a copy of our Form 10-K for 2020, which has been filed with the SEC, including a list briefly describing the related exhibits. You may request copies of the exhibits by writing to: Vice President—Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. The Form 10-K is also available on our website https://investor.pseg.com/financial-information/sec-filings.

Delivery of Documents and Internet Availability

We use several different methods to deliver the Proxy Statement and voting materials to you, including the U.S. Mail and the Internet. Each stockholder receives a proxy card, voting instruction form or electronic instructions for voting. For detailed information on how to vote, see Proxy Card and Voting of Shares below.

One Copy per Household

We have sent only a single copy of our Annual Report to Stockholders, including our Form 10-K and Proxy Statement, to any household with two or more stockholders having the same last name and address unless one of the stockholders has requested individual copies. This householding saves our Company printing and delivery costs. If you share an address with another stockholder and receive only a single copy of one of those documents, you may request an additional copy or delivery of a separate copy in the future by writing to the above address or contacting us at (973) 430-8249.

Electronic Delivery

Stockholders may choose to no longer receive printed copies of our Annual Report, Form 10-K and Proxy Statement and instead receive and view them electronically over the internet. If you would like to receive these documents, as well as other stockholder communications and materials, electronically in the future and save us the cost of printing and mailing them to you, you may do so by following the instructions at the websites shown on page i, under Future Electronic Delivery. If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery. You may also follow the instructions provided for future electronic delivery if you vote via the Internet.

If you receive our future Proxy Statements, Annual Reports and Forms 10-K electronically over the Internet, you will receive each year an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card.

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Stockholder Engagement and Communications with the Board

You, as a stockholder, and other interested parties, have a variety of channels for expressing your views to the Board:

•	You may communicate directly with the Board, including the Lead Director and other independent directors, by writing to:

        Michael K. Hyun, Secretary

        Public Service Enterprise Group Incorporated

        80 Park Plaza, T4B, Newark, NJ 07102

Please indicate who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Director and to the Chair of the Board committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon request.

•	Voting for Directors – you have the opportunity to vote for the election of all of our directors on an annual basis.

•	Say-On-Pay – you have the opportunity to cast an advisory vote each year on our executive compensation program.

•	Director Nominations – you have the opportunity to recommend nominees for election to the Board in accordance with our By-Laws.

•	Shareholder Proposals – you may submit proposals intended for inclusion in our Proxy Statement, in accordance with SEC rules.

•	Proxy Access – subject to the applicable criteria, stockholders may nominate and include in our Proxy Statement director candidates.

•	Engagement – we dialogue with a variety of our stockholders throughout the year, including at meetings of our major stockholders and at investor conferences.

Stockholder Nominations and Proxy Access

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or other sources. Our By-Laws require that stockholder nominations must be delivered to the Company’s Secretary at least 90 days in advance of an Annual Meeting of Stockholders. With respect to an election to be held at a special meeting of stockholders for the election of directors, advance notice of the nomination must be delivered to the Company’s Secretary no later than the close of business on the seventh day following the date on which notice of the meeting is first given to stockholders. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the advance notice procedure contained in our By-Laws.

In order for a stockholder’s proposed nominee to be included in the Company’s Proxy Statement pursuant to the proxy access provisions of our By-Laws, the proposal must be received by the Company’s Secretary no earlier than 150 days and no later than 120 days prior to the anniversary of the mailing date of the Company’s Proxy Statement in the prior year. The proxy access provisions of our By-Laws permit an eligible stockholder (or a group of no more than 20 eligible stockholders) owning 3% or more of the Company’s common stock continuously for at least three years to nominate director candidates representing up to 25% of the Board, and, upon the eligible stockholder’s satisfaction of certain conditions as outlined in our By-Laws, require us to include the proposed nominees in our Proxy Statement and proxy card for the Annual Meeting of Stockholders. These proxy access provisions were adopted by the Board in 2015. In its consideration of proxy access, the Board engaged with a number of our significant stockholders and reviewed the published positions of other significant stockholders. Following these outreach efforts, the Board amended our By-Laws in order to provide meaningful proxy access rights to stockholders who are representative of the long-term interests of our Company.

Each nomination discussed above must be submitted in writing to Michael K. Hyun, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102. Nominations must be made in compliance with the procedures and requirements set forth in our By-Laws and accompanied by the written consent of the nominee to serve if nominated and elected and by biographical material and the applicable requirements of the SEC to permit evaluation of the recommended nominee.

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Annual Meeting, Voting and Procedures

Annual Meeting

This year we will be holding our Annual Meeting virtually and no physical location will be available.

Attendance
Our Annual Meeting will be held virtually on April 20, 2021 at 1:00 PM Eastern Time.

•  You have the right to attend virtually the Annual Meeting if you are a stockholder of record, beneficial owner whose shares are held of record by a bank, a broker or a participant in one of the plans noted below.

• If you plan to attend the virtual Annual Meeting, you will need to register in advance at register.proxypush.com/peg

Holders of record of the 505,093,089 shares of common stock outstanding on February 19, 2021 will have one vote per share. A quorum will consist of the holders of common stock entitled to cast a majority of the votes at the Annual Meeting, present at the virtual meeting or represented by proxy. All cash votes will be counted. Except for Proposals 4 and 5, abstentions and broker non-votes will not be counted other than for the purpose of establishing a quorum. For Proposals 4 and 5, abstentions will be counted and have the same effect as an “against” vote and broker non-votes will not be counted. All votes will be tabulated by an independent inspector of elections.

Election of Directors under Proposal 1 is subject to our majority vote requirement described below. The Advisory Vote on the Approval of Executive Compensation in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. The affirmative vote of a majority of the votes cast is needed for Ratification of the Appointment of Independent Auditor under Proposal 3. For Proposals 4 and 5, the affirmative vote of a majority of the votes cast for each proposal is needed for approval of the respective equity plan under that proposal.

Majority Voting for Election of Directors

Our By-laws provide that in an uncontested election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares cast for a director’s election exceeds the number of votes cast against that director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in the Governance Principles, the Board has adopted a policy whereby any incumbent director receiving a majority vote against must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted for that director does not exceed the number of shares voted against that director. If an incumbent director fails to receive the required majority vote, the Corporate Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Corporate Governance Committee.

Failure to Receive a Majority Vote

Under our Governance Principles, a director who fails to receive a majority vote in an uncontested election shall not participate in the recommendation of the Corporate Governance Committee or the determination of the Board with respect to the director’s resignation letter or that of any other director in regard to that year’s Annual Meeting election. The director may, however, participate in other matters of the Board and its various committees to the fullest extent to which the director would otherwise be permitted in accordance with applicable law and the Governance Principles. If a majority of the Corporate Governance Committee fails to receive a majority vote, then the remaining independent directors will determine whether to accept one or more of the applicable resignations. If three or fewer independent directors do not receive a majority vote in the same election, then all independent directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that directors may not vote to accept or reject their own resignation offers).

In evaluating tendered resignations, the Corporate Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to, the stated reason(s) for the against vote, the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation, the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise, the qualifications of the director and the director’s past and anticipated future contributions to us.

The Corporate Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to accepting or rejecting of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

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Following the Board’s determination, we will publicly disclose the decision and, as applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Corporate Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

Proxy Card and Voting of Shares: How to Vote

Stockholders of Record

Every vote is important. We urge you to vote whether or not you plan to attend the Annual Meeting. You may specify your choices by marking the appropriate boxes on the enclosed proxy card. Once done, kindly sign, date and return the accompanying proxy card or you may vote your proxy using the toll-free telephone number listed on the proxy card or via the Internet at the electronic address provided on the Notice of Annual Meeting of Stockholders and also listed on the proxy card. When a proxy card is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented by the proxy will be voted by the persons named as proxies in accordance with the voting stockholder’s directions. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically.

Shares Held in Plans

•

Enterprise Direct: The proxy card includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan). If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of the plan will vote those shares in accordance with the recommendations of the Board.

•

PSEG Employee Stock Purchase Plan (ESPP): If you are a participant in the ESPP, you will receive a separate voting instruction form from the administrator of the plan. If no instructions are received from you with respect to any shares held in the ESPP, the administrator of the plan may vote those shares in accordance with the recommendations of the Board for routine proposals only, such as ratification of the independent auditor, but will not vote those shares on non-routine matters such as election of director nominees and the advisory vote on executive compensation.

•

PSEG Employee Benefit Plans: If you are a participant in the Thrift and Tax-Deferred Savings Plan or the Employee Savings Plan of PSEG (PSEG Savings Plans) or either of the two Incentive Thrift Plans (Incentive Thrift Plans) of Long Island Electric Utility Servco LLC, a subsidiary of PSEG Long Island, you will receive a separate proxy card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of common stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received with respect to the PSEG Savings Plans, the shares will not be voted. If no instructions are received with respect to the Incentive Thrift Plans, the respective trustee will vote your shares in the same proportion as those shares as to which it receives instructions from other participants in the plan in which you participate.

Shares Held by Banks or Brokers

If your shares are held in the name of a bank or broker, you should follow the voting directions on the instruction form received from your bank or broker. For such shares, while the availability of telephone or Internet voting will depend on the processes of your bank or broker. In accordance with the rules of the NYSE, if no instructions are received from you by a bank or broker with respect to your shares, the bank or broker may use its discretion to vote your shares that are held by it only in regard to Proposal 3: Ratification of the Appointment of Independent Auditor and the shares will not be voted on the other proposals presented in this Proxy Statement.

Revoking a Proxy

You may revoke a proxy given in the form of the card that accompanies this Proxy Statement or a vote made telephonically or electronically. Appearing at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of revocation with the Secretary of PSEG prior to the voting of the proxies at the Annual Meeting or you vote the shares subject to the proxy by written ballot. The Secretary’s mailing address is: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102.

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, none of whom will be directly compensated for these services, in

PSEG 2021 Proxy Statement	87

Annual Meeting, Voting and Procedures

person or by telephone, electronically or by facsimile. We have also retained Alliance Advisors to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of these services to us is approximately $21,500 plus reimbursement of expenses.

Date for Submission of Stockholder Proposals

In accordance with SEC rules, stockholders may submit proposals intended for inclusion in the Proxy Statement in connection with our 2022 Annual Meeting of Stockholders. Proposals should be sent to: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, Newark, NJ 07102 and must be received by November 15, 2021.

Proxy Voting Authority

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote their proxies in accordance with their best judgment. As of the date of this Proxy Statement, the Board and management did not know of any other matters that might be presented for stockholder action at the Annual Meeting.

If we are not notified by January 29, 2022 of any proposal intended to be presented for consideration at the 2022 Annual Meeting of Stockholders, then the persons named by us shall have discretionary voting authority with respect to such proposal if presented at that Annual Meeting.

The named proxies may vote at their discretion for any replacement nominee if any nominee named in this Proxy Statement withdraws, resigns or otherwise does not stand for election.

Voting Tabulation Results

Proxies and ballots will be received and tabulated by an independent inspector of elections. We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting. After it is filed, the Form 8-K will be available on our website at https://investor.pseg.com/sec-filings and on the SEC’s website at www.sec.gov

88	PSEG 2021 Proxy Statement

Appendix A: Reconciliations

APPENDIX A

For a comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, which can be found on our website https://investor.pseg.com/financial-information/sec-filings and on the SEC’s website, www.sec.gov. A copy of our Form 10-K has been provided to each person solicited by means of this Proxy Statement.

Operating Earnings (Non-GAAP) and Adjusted EBITDA (Non-GAAP) Reconciliations

Public Service Enterprise Group Incorporated
	Year Ended December 31
	2020	2019	2018	2017	2016
Reconciling Items	($ millions, Unaudited)

Net Income	$1,905	$1,693	$1,438	$1,574	$887
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax(a) (PSEG Power)	(231)	(255)	144	(133)	(5)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(b) (PSEG Power)	81	(285)	117	167	168
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(122)	402	(51)	975	669
Goodwill Impairment, pre-tax (PSEG Power)	-	16	-	-	-
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	2	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	58	8	77	147
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	106	37	(74)	(427)	(391)
Tax Reform	-	-	-	(745)	-

Operating Earnings (non-GAAP)	$1,741	$1,666	$1,582	$1,488	$1,475

Fully Diluted Average Shares Outstanding (in millions)	507	507	507	507	508

	($ Per Share Impact – Diluted, Unaudited)

Net Income	$3.76	$3.33	$2.83	$3.10	$1.75
(Gain) Loss on NDT Fund Related Activity, pre-tax(a) (PSEG Power)	(0.46)	(0.50)	0.28	(0.26)	(0.01)
(Gain) Loss on MTM, pre-tax(b) (PSEG Power)	0.16	(0.56)	0.23	0.33	0.33
Plant Retirements and Dispositions, pre-tax (PSEG Power)	(0.24)	0.79	(0.10)	1.92	1.32
Goodwill Impairment, pre-tax (PSEG Power)	-	0.03	-	-	-
Oil LOCOM adjustment, pre-tax (PSEG Power)	-	-	-	-	-
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	-	0.11	0.02	0.15	0.29
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	0.21	0.08	(0.14)	(0.84)	(0.78)
Tax Reform	-	-	-	(1.47)	-

Operating Earnings (non-GAAP)	$3.43	$3.28	$3.12	$2.93	$2.90

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for prior years, except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

PSE&G
	Year Ended December 31
	2020	2019	2018	2017	2016
Reconciling Items	($ millions, Unaudited)

Net Income	$1,327	$1,250	$1,067	$973	$889
Tax Reform	-	-	-	(10)	-

Operating Earnings (non-GAAP)	$1,327	$1,250	$1,067	$963	$889

PSEG 2021 Proxy Statement	A-1

Appendix A: Reconciliations

PSEG Power LLC
	Year Ended December 31
	2020	2019	2018	2017	2016
Reconciling Items	($ millions, Unaudited)

Net Income	$594	$468	$365	$479	$18
(Gain) Loss on NDT Fund Related Activity, pre-tax(a)	(231)	(255)	144	(133)	(5)
(Gain) Loss on MTM, pre-tax(b)	81	(285)	117	167	168
Plant Retirements and Dispositions, pre-tax	(122)	402	(51)	975	669
Goodwill Impairment, pre-tax	-	16	-	-	-
Oil LOCOM adjustment, pre-tax	2	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(c)	106	63	(73)	(395)	(336)
Tax Reform	-	-	-	(588)	-

Operating Earnings (non-GAAP)	$430	$409	$502	$505	$514
Depreciation and Amortization, pre-tax(d)	360	372	346	333	329
Interest Expense, pre-tax(d)(e)	118	114	72	48	83
Income Taxes(d)	82	140	139	286	275

Adjusted EBITDA (non-GAAP)	$990	$1,035	$1,059	$1,172	$1,201

(a)	Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income instead of Other Comprehensive Income (Loss).

(b)	Includes the financial impact from positions with forward delivery months.

(c)

Income tax effect calculated at 28.11% statutory rate for 2020, 2019 and 2018 and 40.85% statutory rate for prior years, except for NDT related activity which is calculated at the statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.

(e)	Net of capitalized interest.

PSEG Enterprise/Other
	Year Ended December 31
	2020	2019	2018	2017	2016
Reconciling Items	($ millions, Unaudited)

Net Income (Loss)	$(16)	$(25)	$6	$122	$(20)
Lease Related Activity, pre-tax	-	58	8	77	147
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform(a)	-	(26)	(1)	(32)	(55)
Tax Reform	-	-	-	(147)	-

Operating Earnings (non-GAAP)	$(16)	$7	$13	$20	$72

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.

Management uses Operating Earnings and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States (GAAP). Operating Earnings and Adjusted EBITDA are non-GAAP financial measures that differ from Net Income. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in the tables above may not be comparable to similarly titled measures used by other companies.

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Appendix B: 2021 Equity Compensation Plan for Outside Directors

APPENDIX B

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2021 EQUITY

COMPENSATION PLAN FOR OUTSIDE DIRECTORS

I.	PURPOSE AND DURATION OF PLAN

The purpose of this Public Service Enterprise Group Incorporated 2021 Equity Compensation Plan for Outside Directors (“Plan”) is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals of superior talent, ability and achievement to serve on its Board of Directors.

It is intended that the Plan will be interpreted and administered to prevent taxation under Section 409A of the Code. Any provision of or amendment to this Plan that would cause any amount to be taxable under Section 409A with respect to any individual is void and without effect. Any election by any Participant, and any administrative action by the Committee that would cause any amount to be taxable under Section 409A with respect to any individual is void and without effect under the Plan. In the event that a Participant fails to make a Section 409A-compliant payment election, the Plan’s default payment provisions, as set forth in Subsection VI.G and Section VIII, shall apply.

This Plan shall become effective upon the date it receives shareholder approval, April 20, 2021 (the “Effective Date”) and terminate on the tenth anniversary of the Effective Date, unless terminated earlier pursuant to Section VIII of the Plan. After this Plan is terminated, no Awards may be granted however, Awards previously granted shall remain outstanding subject to this Plan’s terms and conditions.

II.	DEFINITIONS

The following words and phrases shall have the meanings set forth below unless a different meaning is required by the context:

a)	Annual Meeting: The Annual Meeting of Stockholders of the Company.

b)

Award: An award granted under the Plan to a Participant by the Corporate Governance Committee pursuant to any terms and conditions that the Committee may establish and set forth in the applicable Award Agreement. Restricted Stock Units are granted under the Plan pursuant to Section V.

c)

Award Agreement An agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee or Board (as applicable) that sets forth the terms and conditions of an Award granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee or Board (as applicable), acceptation is not required by Participant.

d)	Board: The Board of Directors of the Company as constituted at any time.

e)	Code: The Internal Revenue Code of 1986, as it may be amended from time to time.

f)

Committee: The Corporate Governance Committee of the Board of Directors, or any Committee designated by the Board of Directors as successors to the powers and duties of the Corporate Governance Committee. The Committee shall be comprised of not less than two members who shall be ‘”non-employee directors” within the meaning of Rule 16b-3(b) (3) (or any successor rule) promulgated under the Exchange Act.

g)	Common Stock: The Common Stock without nominal or par value of the Company.

h)	Company: Public Service Enterprise Group Incorporated, a corporation organized and existing under the laws of the State of New Jersey, or its successor or successors.

i)

Disability: Any physical or mental condition of a permanent nature which, in sole reasonable judgment of the Committee, renders an Outside Director incapable of performing the duties of a member of the Board.

j)	Exchange Act: The Securities and Exchange Act of 1934, as amended, or as it may be amended from time to time.

k)

Fair Market Value: The closing price of a share, as reported on the New York Stock Exchange on the date as of which the determination is being made or, if no sales of shares are reported on this date, on the next day on which there were sales of shares reported.

l)	NYSE: The New York Stock Exchange, Inc.

m)	Outside Director: A member of the Board on or after the Effective Date who never has been employed by the Company or any of its affiliates.

PSEG 2021 Proxy Statement	B-1

Appendix B: 2021 Equity Compensation Plan for Outside Directors

n)	Participant: An Outside Director who receives an Award under this Plan.

o)	Plan: This Public Service Enterprise Group Incorporated 2021 Equity Compensation Plan for Outside Directors, as it may be amended from time to time.

p)	Restricted Stock Unit: An award, representing the right to receive shares of Common Stock as an Outside Director, subject to the provisions of Section V hereof.

q)	Principles: The PSEG Corporate Governance Principles, which set forth the stock ownership requirements for Outside Directors.

r)	Securities Act: The Securities Act of 1933, as amended, or as it may be amended from time to time.

s)	Service: A Director’s service as a member of the Board.

t)

Year of Service: The annual period commencing on May 1st of each year and ending at the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders. For any person first elected as a member of the Board after May 1st of any year, his/her first Year of Service shall commence upon his/her election as an Outside Director and shall end at the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders.

III.	SHARES SUBJECT TO THE PLAN

250,000 shares of Common Stock are reserved to satisfy Awards pursuant to the terms of this Plan. Such shares may be acquired directly from the Company or, at the discretion of the Company, purchased on the open market by the Company or its agent.

Individual Limit: The maximum aggregate value of shares with respect to which Awards may be granted in any one calendar year to any one Participant shall not exceed $750,000.

Share Usage. The number of Shares available for issuance under the Plan, shall be subject to the following:

(a)

The maximum number of shares that may be issued under an Award shall be counted against the shares subject to the plan at the time of grant and reserved for issuance, unless the Award Agreement provides otherwise;

(b)

The maximum number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Award Units;

(c)

Any shares withheld by the Company or otherwise used to satisfy tax withholding obligations associated with an Award granted under this Plan, shall, in each case, count against the shares subject to the plan.

Adjustments in Authorized shares. In the event of any corporate event or transaction (including a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, issuance of rights or warrants, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of shares that may be issued under this Plan or under particular forms of Awards, the number and kind of shares subject to outstanding Awards, other Award terms, and other value determinations applicable to outstanding Awards.

IV.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall establish rules and regulations regarding the administration and operation of the Plan, including acceptable forms of notices under the Plan.

V.	RESTRICTED STOCK UNIT AWARD

A.

Upon the commencement of each Year of Service as a member of the Board, each Outside Director shall be granted an Award in an amount as shall be established from time to time by the Board of Directors. The date of grant shall be the first business day of May. With respect to an Outside Director first elected as a director after May 1 of any year, the date of such Outside Director’s initial award grant under this Plan shall be the first business day of the month next following the Outside Director’s initial election as a member of the Board.

B.

The number of Awards to be awarded on any particular date of grant shall be equal to the amount of the award grant (expressed in dollars) divided by the Fair Market Value on the date of grant, rounded up to the next whole share.

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Appendix B: 2021 Equity Compensation Plan for Outside Directors

C.

If a Participant fails to complete the Year of Service with respect to which a Stock Unit Award has been granted, other than on account of Disability or death, such Stock Unit Award and any earnings thereon shall be prorated to reflect the portion of the Year of Service actually served by the Participant, Participant shall vest in such awards 1/12 for each completed month of service. Notwithstanding the foregoing, if a Participant’s termination of service as an Outside Director is on account of Disability or death, such Participant shall be fully vested in their Award.

D.

No stock shall be issued in connection with any Award, except as set forth in Section VII A., and shall be evidenced by a bookkeeping account in the name of the Participant maintained by the Company. The Company shall not be required to segregate any amounts credited to these Stock Unit Award accounts, which shall be established merely as an accounting convenience. Amounts credited to the Award accounts shall at all times remain solely the property of the Company subject to the claims of its general creditors. Award accounts shall be credited with dividend equivalents at a rate equal to such dividends as may be declared by the Company on the Common Stock. Such dividends equivalents shall be deemed invested as additional Stock Units at a share price equal to the Fair Market Value on the NYSE on the payable date of the Company Stock dividend.

E.

Until distribution of shares of Common Stock from the Plan, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony, property settlement or separate maintenance owed by a Participant or any other person, or be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

In the event that a domestic relations order is received by the Plan, the Committee shall determine whether the order is a Qualified Domestic Relations Order (“QDRO”) (within the meaning of Code section 414(p)). The Participant’s Account shall be valued as of the business day preceding the date specified in such QDRO. Upon notice to the Committee that a QDRO is being sought with respect to a Participant’s Account, no distribution shall be made to a Participant until such time as the status of the QDRO is determined. The alternate payee of the Participant’s Account shall thereafter participate in the Plan in accordance with its terms, except such person shall not have the rights or benefits provided in Subsection V.A. If a QDRO is issued and the amount awarded the alternate payee exceeds the value of the Participant’s Account, the amount apportioned shall be limited to the amount then in the account. If a QDRO so provides, benefits may be paid to an alternate payee before they would otherwise be distributable under the Plan, and no such distribution to an alternate payee shall be treated as a distribution to the Participant for purposes of Section VI.

F.

No Participant shall have any of the rights of a stockholder (including the right to vote and to receive dividends and other distributions (except as set forth in Section V (D) and (G)) with respect to Restricted Stock Units unless and until shares of Common Stock are actually issued in their name.

G.

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock, such adjustments, if any, as are appropriate to reflect such change shall be made with respect to outstanding Restricted Stock Units.

H.

Upon a Change in Control of the Company all outstanding Awards shall be considered as having met the requirements of Section V.C. For the purposes of this Plan, “Change in Control” shall mean the occurrence of any of the following events:

a)

Any “Person” (within the meaning of Section 13(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, a “Beneficial Owner”), of voting securities of the Company (excluding (i) any voting securities acquired directly from the Company or its affiliates, (ii) any voting securities of the Company acquired in connection with an acquisition by the Company, (iii) voting securities of the Company acquired by an employee benefit plan (or related trust) sponsored or maintained by the Company or Affiliate, (iv) any voting securities of the Company acquired by any corporation pursuant to a transaction which complies with (1) or (2) of subsection (c) or subsection (d) of this definition ) representing 25% or more of the combined voting power of the Company’s then outstanding securities, or

b)

During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals constitute a majority of the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in

PSEG 2021 Proxy Statement	B-3

Appendix B: 2021 Equity Compensation Plan for Outside Directors

office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

c)

There is consummated a merger or consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

d)

The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (a), (b), (c) and (d), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

VI.	DISTRIBUTIONS

A.

A Participant who has met the stock ownership requirements set forth in the Principles, determined as of the beginning of the annual election period, may make an election to (i) receive the shares attributable to their vested Restricted Stock Unit Award within the 30-day period following the next April 30th, or (ii) defer receipt of the shares in accordance with Paragraphs B through H of this Section. Such election is irrevocable.

If a Participant makes an election under (i) in the preceding paragraph, the shares shall be distributed to the Participant within the 30-day period following the next April 30th.

If a Participant does not make an election with respect to a Stock Unit Award, shares attributable to their vested Restricted Stock Unit Award shall be distributed to the Participant within 30 days following the date of termination of the Participant’s Service.

B.

Upon the termination of a Participant’s service as an Outside Director, or as of such later date as is elected by the Participant under Section VI.F., the Company shall issue to the Participant shares of Common Stock equal to the number of Restricted Stock Units in their account without any restriction of any kind in accordance with such Participant’s distribution elections hereunder. Any fractional shares may be paid in cash, paid in fractional shares, or rounded up or down to the nearest whole share. Restricted Stock Units shall be valued based upon the Fair Market Value on the day of distribution.

C.

By written notice to the Plan filed with the Company’s Secretary, (or another record- keeper prescribed by the Committee), prior to December 31 of the year prior to the year a Restricted Stock Unit Award is granted, a Participant may elect to have distribution of their Restricted Stock Unit account commence: (1) within 30 days following the date of termination of the Participant’s Service, or on a date indicated by the Participant as a specified number of years and/or months following termination of the Participant’s Service. Distribution shall commence within 30 days following the date that the Participant elects. If a Participant does not make an election respect to an Award, such Restricted Stock Unit shall be distributed to the Participant within 30 days following the date of termination of the Participant’s Service.

D.

By written notice to the Plan filed with the Company’s Secretary, (or another record- keeper prescribed by the Committee), prior to December 31 of the year prior to the year an Award is granted, a Participant may elect to receive the distribution of their Award account in the form of (1) one lump-sum payment, or (2) annual distributions over a period of three to fifteen years as selected by the Participant. In the event a lump-sum payment is made under the Plan,

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Appendix B: 2021 Equity Compensation Plan for Outside Directors

the amount then standing to the Participant’s credit in their Award account shall be paid to the Participant on the date determined under Section VI.B. In the case of a distribution over a period of years, the Company shall pay to the Participant, commencing on the date determined under Section VI.B, annual installments from the amount then standing to their credit in their Award account. The amount of each installment shall be determined by dividing the then unpaid balance in the Participant’s Restricted Stock Unit account by the number of installments remaining to be paid. If a Participant does not make an election as to the manner of distribution of their Restricted Stock Unit account, such distribution shall be made in the form of a lump sum.

E.

In the event of a Participant’s death, the balance of the Participant’s Restricted Stock Unit Award account shall be distributed to the Participant’s Beneficiary(ies) in a lump-sum payment within 30 days following the Participant’s death. A Participant may change Beneficiary designations at any time in accordance with the rules as prescribed by the Committee. If a Participant does not make a Beneficiary designation, or if the Beneficiary has predeceased the Participant, such distribution shall be made as a lump-sum to their estate.

F.

Participants may, (i) by rules as prescribed by the Committee prior to December 31st of any year, make changes of distribution elections on a prospective basis with respect to future grants of Restricted Stock Unit Awards; and (ii) by notice filed with the Company, make changes of distribution elections with respect to prior deferred compensation as long as (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred., If a Participant has elected a distribution in installments, installment payments shall be treated as one payment.

G.

Notwithstanding any other provision of the Plan, if the Board, by vote of the Outside Directors, other than the Participant making the claim, shall determine in its sole discretion that the time of payment of a Participant’s Restricted Stock Unit account should be advanced because of protracted illness or other undue hardship, then the Board may advance the time or times of payment (whether before or after the date of Participant’s termination of service as a Director) of an amount or amounts needed to meet the emergency in accordance with the requirements of Section 409A and the regulations promulgated thereunder.

H.

Distribution in Case of Certain Tax Events – If, with respect to any Participant, the Plan fails to meet the requirements of the Code with respect to the deferral of tax liability, the Company may accelerate distribution from a Participant’s Account amounts sufficient to meet such Participant’s resulting Federal, State, Local and/or Foreign tax liability (including any interest and penalties).

VII.	FURTHER CONDITIONS

A.

Unless the shares of Common Stock to be distributed pursuant to the Plan have been registered with the Securities and Exchange Commission under the Securities Act prior to issuance, the Participant receiving such shares must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

B.

The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

C.

The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the award of Restricted Stock Units or the distribution of any Common Stock, including, but not limited to (i) the withholding of delivery of certificates for shares of Common Stock until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold or (iii) withholding the amount due from any such Participant’s other compensation.

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Appendix B: 2021 Equity Compensation Plan for Outside Directors

VIII.	TERMINATION AND AMENDMENT

The Company, by action of the Board of Directors, reserves the right to amend the Plan at any time and for any reason. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company, by the Board of Directors, reserves the right to discontinue its sponsorship of the Plan or to terminate the Plan (or both), at any time, by the action of the Board of Directors. In general, upon the termination of the Plan, the affected Participants shall receive payment of their benefits in accordance with the terms of Section VI. However, the Company may, in its discretion, terminate the entire Plan and pay each Participant a single lump-sum distribution of their entire Account Balance, in the event that the Company satisfies any of the following:

(a)

Such distributions are made between 12 and 24 months following the termination of the Plan, and the Company does not adopt a new plan which would be aggregated with this Plan under IRS guidance under Code Section 409A at any time within the five years following the Plan termination.

(b)

The Plan is terminated within the 30 days preceding or the 12 months following a Change in Control, all payments are made within 12 months of the date of termination, and all substantially similar arrangements sponsored by the Company are terminated as well.

(c)

The Plan is terminated within 12 months of a corporate dissolution, as defined in IRS guidance under Code Section 409A, and lump sum payments are made in the latest of (i) the year of the termination, (ii) the year in which amounts are no longer subject to a substantial risk of forfeiture; or (iii) the first year in which payment is administratively practicable.

The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

IX.	NOT A CONTRACT FOR CONTINUED SERVICE

Nothing contained in the Plan or in any stock unit agreement executed pursuant hereto shall be deemed to confer upon any Outside Director to whom Awards are or may be awarded hereunder any right to remain a member of the Board or in any way limit the right of the Board or the Stockholders to terminate or fail to renominate or reelect any such Outside Director as a member of the Board.

X.	MISCELLANEOUS

A.	The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any award or to any Outside Director receiving an award.

B.	This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey.

C.

The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

D.	Whenever the time for payment or performance hereunder shall fall on a weekend or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

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Appendix C: 2021 Long-Term Incentive Plan

APPENDIX C

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2021 LONG-TERM INCENTIVE PLAN

1.	Purpose of Plan.

The purposes of the Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan (“Plan”) are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility; to align Participants’ interests with those of the Company’s shareholders and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units, or any combination of the foregoing.

2.	Duration of Plan.

This Plan shall become effective upon the date it receives shareholder approval on April 20, 2021 (the “Effective Date”) and terminate on the tenth anniversary of the Effective Date, unless terminated earlier pursuant to Section 17 of the Plan. After this Plan is terminated, no Awards may be granted, however Awards previously granted shall remain outstanding subject to the terms and conditions of this Plan and the applicable Award Agreement.

3.	Definitions.

Capitalized terms used in this Plan have the meanings specified in this Section 3:

“Award” means a grant to a Participant of one or more Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, or any combination thereof.

“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, must be accepted by Participants within 45 calendar days from Grant Date and if not accepted within this period of time will result in the forfeiture of the Award.

“Aggregate Share Limit” means the maximum number of shares available for Awards under the Plan, as set forth in Section 6.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Cause” means an act of dishonesty, moral turpitude or an intentional or grossly negligent act, in each case, detrimental to the best interests of the Company or a Subsidiary, including violation of the Company’s Standards of Conduct, as determined by the Committee in its sole discretion, and as may be further defined in the Award Agreement.

“Change in Control” means the occurrence of any of the following events:

(1)

any “Person” (within the meaning of Section 13(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act, a “Beneficial Owner”) of voting securities of the Company (excluding (i) any voting securities acquired directly from the Company or its Affiliates, (ii) any voting securities of the Company acquired in connection with an acquisition by the Company, (iii) voting securities of the Company acquired by an employee benefit plan (or related trust) sponsored or maintained by the Company or Affiliate, (iv) any voting securities of the Company acquired by any corporation pursuant to a transaction which complies with paragraphs (A) or (B) of subsection (3) or subsection (4) of this definition) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(2)

during any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who at the beginning of such period constitute a majority of the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof; or

(3)

there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of

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Appendix C: 2021 Long-Term Incentive Plan

the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (1), (2), (3) and (4), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended, including regulations and guidance issued thereunder.

“Committee” means the Organization and Compensation Committee of the Board of Directors, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Organization and Compensation Committee.

“Common Stock” means the Company’s authorized Common Stock, no par value, except as this may be adjusted pursuant to Section 16 or may be modified as provided in Section 17.

“Company” means Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

“Date of Termination” means the first day occurring on or after the Grant Date of an Award on which the Participant is not performing services as an Employee for the Company or any Subsidiary, regardless of the reason for cessation of services. Unless determined otherwise by the Committee, if, as a result of a sale or other transaction, the organization for which a Participant is performing services as an Employee ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services as an Employee for the Company or a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

“Disability” shall have the meaning ascribed to such term in the Company’s Long-Term Disability Plan (regardless of whether the Participant has such coverage).

“Effective Date” shall have the meaning set forth in Section 2.

“Employee” means any employee of the Company or a Subsidiary who is receiving remuneration for personal services rendered to the Company or Subsidiary, including any such person who is an officer of the Company or Subsidiary, but, for the avoidance of doubt, excluding (1) a non-employee director of the Company or a Subsidiary, (2) a consultant, (3) an independent contractor, (4) an individual who is a “leased employee” within the meaning of Code Section 414(n), or (5) any other individual engaged by the Company or Subsidiary in a relationship that the Company characterizes as other than an employment relationship or who has waived their rights to coverage as an employee (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Subsidiary for the purposes of the Code or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period beginning on the date on which an Option or Stock Appreciation Right becomes exercisable pursuant to its terms, and ending on the Expiration Date (as defined in the applicable Award Agreement) of such Option or Stock Appreciation Right.

“Exercise Price” means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option or Stock Appreciation Right is granted.

“Fair Market Value” or (“FMV”) as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange - Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are

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Appendix C: 2021 Long-Term Incentive Plan

sales. If the shares are not then listed on the NYSE, and if the shares of Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available. In all events, with respect to Non-Qualified Options and Stock Appreciation Rights, Fair Market Value shall not be less than fair market value as determined under Code Section 409A, and with respect to Incentive Options, in a manner consistent with Code Section 422.

“Grant Date” means the grant date specified in the Award Agreement.

“Incentive Option” means an Option which is intended to be an “incentive stock option” as defined in Code Section 422.

“Non-Qualified Option” means an Option which is not intended to qualify as an Incentive Option as defined above.

“NYSE” means the New York Stock Exchange, any successor stock exchange thereto or such other stock exchange upon which the Common Stock is listed.

“Option” means an Incentive Option or a Non-Qualified Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

“Participant” means an Employee selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Agreement.

“Performance Award” means an Award of Performance Shares, and/or Performance Share Units.

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with a Performance Award. Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries or any combination thereof, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies, in each case as the Committee may deem appropriate.

“Performance Measures” means the measurable performance objective or objectives established pursuant to this Plan, when determined by the Committee, for Awards granted to Participants pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the goals or actual levels of achievement regarding the Performance Measures, in whole or in part, as the Committee deems appropriate and equitable. Refer to Section 12 for a non-exhaustive list of possible Performance Measures.

“Performance Period” means the period of time designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share” means a grant of shares of Common Stock which is contingent on achievement of Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

“Performance Share Unit” means a grant of a Stock Unit which is contingent on the achievement of Performance Goals and satisfaction of such restrictions and conditions as may be established by the Committee.

“Period of Restriction” means any period designated by the Committee during which (i) the Common Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the terms of Award Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Award shall remain in effect.

“Plan” means this Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan.

“Prior Plans” mean the Public Service Enterprise Group Incorporated 1989 Long-Term Incentive Plan, the Public Service Enterprise Group Incorporated 2001 Long-Term Incentive Plan and the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan.

“Reduction in Force” means an event determined by the Company to be a reduction in force.

“Restricted Stock” means an Award of Common Stock pursuant to Section 9, which is not a Restricted Stock Unit.

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Appendix C: 2021 Long-Term Incentive Plan

“Restricted Stock Unit” means a grant of a Stock Unit which is subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives or conditions, as determined by the Committee.

“Retirement” means cessation of services as an Employee for the Company or a Subsidiary by reason of satisfying the criteria for retirement (normal retirement or early retirement) under the provisions of the qualified defined benefit plan of the Company or Subsidiary in which the Employee participates on the date of the Employee’s cessation of services.

“Stock Appreciation Right” or “SAR” means a grant of an Award that will enable the Participant to receive shares of Common Stock or cash equal to the appreciation in value, if any, of the Common Stock between the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted and the Fair Market Value of the Common Stock on a future exercise date.

“Stock Unit” means a right to receive a share of Common Stock in the future.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least fifty percent of the voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

“Successor” means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 13 or, if none, under the Participant’s will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such Awards or shall have died intestate, by the Participant’s legal representative or representatives.

4.	Administration.

General. The Committee is responsible for administering this Plan subject to the provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee. The Committee, the Company, and the Company’s officers, administrators and Board of Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company and all other parties.

Authority of the Committee and the Board. With respect to Awards granted to Employees, the Committee has full and exclusive discretionary power to determine eligibility and to interpret the terms of this Plan, any Award Agreement and any other document ancillary or related to this Plan, to determine eligibility for Awards. The Committee shall adopt such rules, regulations, forms and guidelines for administering this Plan as the Committee may deem necessary or proper. The Committee’s authority shall include, but not be limited to: (i) selecting Award recipients, (ii) establishing all Award terms and conditions, (iii) resolving or reconciling any ambiguity or inconsistency of or among provisions of the Plan, any Award Agreement or related documents, (iv) correcting any defect (including scrivener’s errors) in the Plan, Award Agreement or other related document, (v) supplying any omission in the Plan, Award Agreement or other related document, (vi) making substitutions or adjustments pursuant to Section 16, and (vii) subject to Section 17, adopting modifications and amendments to this Plan, any Award Agreement or other related document. In addition, the Committee is authorized to take any action it determines, in its sole discretion, to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

Delegation. To the extent permitted under applicable law and NYSE listing standards, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company and its Subsidiaries, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may authorize one or more officers of the Company (the “Authorized Officers”) to do one or both of the following on the same basis as can the Committee:

(a) designate Employees (other than the Authorized Officers) to be recipients of Awards; and

(b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee or a Non-employee member of the Board of Directors who is considered an insider (as determined by the Board applying Section 16 of the Exchange Act and related guidance);

(ii) the Committee action providing such authorization sets forth the total number of shares that may be issued with respect to Awards granted by such officer; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Any such allocation or delegation may be revised or revoked by the Committee at any time.

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Appendix C: 2021 Long-Term Incentive Plan

Minimum Vesting Requirements. The administrator shall provide that the Participant’s right to an Award, or a portion thereof, becomes non-forfeitable or unrestricted no earlier than the first anniversary of the Award’s Grant Date. Notwithstanding the preceding sentence, to the extent provided in the Award Agreement, an Award may become non- forfeitable or unrestricted earlier than the first anniversary of the Award’s Grant Date: (i) in connection with a Change in Control, or the death or Disability of the Participant, (ii) for retirement eligible individuals, provided that any such awards do not settle until the date that they otherwise would settle if the individual was not retirement eligible and/or had not retired, or (iii) with respect to up to five percent (5%) of the aggregate number of shares of Common Stock authorized for issuance under the Plan that shall be issued as an Award without regard to the employment vesting requirements.

Consultation. In making its determinations relating to Award grants, the Committee may consult with the Chief Executive Officer of the Company and may take into account the recommendations of the Chief Executive Officer with respect to grants to be made to Employees other than the Chief Executive Officer. The Committee may also take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant.

Clawback. All Awards granted under the Plan shall be subject to the Company’s Clawback Practice on the clawback or recoupment of gains realized from any Awards as may be in effect from time to time.

5.	Eligibility.

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

(a)

In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of such Employee’s services and accomplishments, such Employee’s present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

(b)

The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any Participant or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any Participant or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any Participant or other individual at any time.

(c)

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)	Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future.

6.	Shares Available Under This Plan.

Number of Shares Available for Awards. The type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

(a)

The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and held as treasury shares, including shares purchased in the open market or in private transactions, all at the time of the Award.

(b)

Subject to adjustment as provided in Section 16 herein, the maximum number of shares of Common Stock available for issuance to Participants under the Plan (the “Share Authorization”) as of the Effective Date shall be 8,000,000, increased by the number of shares attributable to Awards issued under the Prior Plans prior to the Effective Date “Aggregate Share Limit.”

(c)

Subject to Section 16, the maximum number of shares that may be covered by Awards granted to any one individual pursuant to this Plan shall be five hundred thousand (500,000) shares during any calendar year.

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Appendix C: 2021 Long-Term Incentive Plan

Share Usage. The number of shares available for issuance under the Plan, shall be subject to the following:

•

Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee;

•

Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without issuance, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of the Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under the Plan;

•

The maximum number of shares that may be issued under an Award shall be counted against the Aggregate Share Limit at the time of grant and reserved for issuance, unless the Award Agreement provides that the Award will be paid in cash;

•

Any Award that is to be paid in cash pursuant to the applicable Award Agreement, whether or not such Award is denominated in shares, shall not result in any shares being counted against the Aggregate Share Limit and shares of Common Stock reserved for issuance;

•

The maximum number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units; and

•

Any shares withheld by the Company or otherwise used (i) to pay the Exercise Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall, in each case, count against the Aggregate Share Limit.

Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Section 6(a) of this Plan will not reduce the Shares available under this Plan or otherwise count against the limits contained in Section 6 of this Plan. In addition, no Shares subject to an Award that is granted by, or becomes an obligation of, the Company under Section 6(b) of this Plan, will be added to the Aggregate Share Limit.

7.	Options

Grant of Options. Subject to the terms of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion; provided, however, that Incentive Options may be granted only to eligible Employees of the Company or any Subsidiary (as permitted under Code Sections 422 and 424) and only prior to the tenth anniversary of the Effective Date. An Employee who is employed by a Subsidiary may only be granted Options to the extent the Subsidiary is, as of the Grant Date, part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, each as determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control. No Award of an Option may entitle a Participant to dividends or dividend equivalents with respect to the shares covered by the Option.

Award Agreement. Each Award of Options shall be evidenced by an Award Agreement that shall specify the Exercise Price, the maximum duration of the Option, the number of shares to which the Option pertains, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement shall also specify whether the Option is intended to be an Incentive Option or a Non-Qualified Option.

Exercise Price. The Exercise Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion, shall be specified in the Award Agreement and must be at least equal to one hundred percent (100%) of the FMV of the underlying shares on the Grant Date. Notwithstanding the preceding sentence, Incentive Options shall be granted only in accordance with Code Section 422.

Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable on or after the tenth (10th) anniversary of its Grant Date.

Exercise of Options. Options may be exercised at such times and be subject to such restrictions and conditions as the Committee in its sole discretion shall in each instance approve, which terms and restrictions need not be the same for each Grant or for each Participant. Options, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, Disability, Reduction in Force, Retirement or termination of employment under certain circumstances. The aggregate FMV of

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Appendix C: 2021 Long-Term Incentive Plan

shares with respect to which Incentive Options are exercisable for the first time by a grantee during any calendar year (under this Plan or any other plan adopted by the Company or its parent or subsidiary) shall not exceed one hundred thousand dollars ($100,000). If such aggregate FMV (determined with respect to each Incentive Option at the time of grant) exceeds such amount, such number of Incentive Options as have an aggregate FMV equal to the amount in excess of such amount shall be treated as Non-Qualified Options.

Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares as set forth below.

Payment of the Exercise Price is a condition precedent to the issuance of the shares as to which an Option is exercised. The Exercise Price shall be payable to the Company in full by, to the extent permitted by law: (a) paying cash or its equivalent; (b) tendering (either by actual delivery or attestation) previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (c) cashless (broker- assisted or otherwise) exercise; (d) any combination of (a), (b), and (c); or (e) any other method or methods approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry shares or, if requested by the Participant, certificated shares in an appropriate amount based upon the number of shares purchased under the Option(s). Alternatively, if the relevant Award Agreement requires payment of cash or its equivalent at that time, the Company shall pay to the Participant the appropriate amount of cash or its equivalent.

Termination of Employment. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise any Option following termination of the Participant’s employment with the Company and/or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Prohibition on Repricing. Subject to Section 16, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options for the purpose of replacing or re-granting such Options with an Exercise Price that is less than the original Exercise Price of the Option, or (ii) change the Exercise Price of an Option to an Exercise Price that is less than the original Exercise Price of the Option, or (iii) cancel outstanding Options with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

8.	Stock Appreciation Rights (SARs)

Grant of SARs. Subject to the terms of this Plan, SARs may be granted to Participants in such number, and upon such terms, at any time, and from time to time, as shall be determined by the Committee in its sole discretion. In addition, the Committee may grant SARs either (i) independently of Non-Qualified Options or (ii) in tandem with Non- Qualified Options such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Non-Qualified Option, respectively, with respect to such share. However, an Employee of a Subsidiary may only be granted SARs to the extent the Subsidiary is, as of the Grant Date, part of: (a) the Company’s controlled group of corporations, or (b) a trade or business under common control with the Company, each determined under the rules of Code Section 414, but substituting for this purpose ownership of at least fifty percent (50%) of the Subsidiary to determine the members of the controlled group of corporations and the entities under common control.

The Exercise Price for each SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, except with respect to Awards granted under Section 16 of this Plan, the Exercise Price must be at least equal to one hundred percent (100%) of the FMV of the underlying shares on the Grant Date.

No Award of a SAR may entitle a Participant to dividends or dividend equivalents with respect to the shares covered by the SAR.

Award Agreement. Each Award of SARs shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the number of shares to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Term of SARs. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable on or after the tenth (10th) anniversary of its Grant Date.

PSEG 2021 Proxy Statement	C-7

Appendix C: 2021 Long-Term Incentive Plan

Exercise of SARs. SARs may be exercised at such times and be subject to such restrictions and conditions as the Committee in its sole discretion shall in each instance approve, which restrictions and conditions need not be the same for each Grant or for each Participant. SARs, or a portion thereof, may become exercisable upon certain events, such as the Participant’s death, Disability, Reduction in Force, Retirement or termination of employment under certain circumstances.

Settlement of SARs. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by (ii) the number of shares with respect to which the SAR is exercised.

At the discretion of the Committee, payment upon the exercise of a SAR may be in cash, shares or a combination thereof, or in any other manner approved by the Committee. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Termination of Employment. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise any SAR following termination of the Participant’s employment with the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into each Participant, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Other Restrictions. The Committee may impose such restrictions on any shares acquired pursuant to the exercise of a SAR granted under this Plan as it may deem advisable.

Prohibition on Repricing. Subject to Section 16, in no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding SARs for the purpose of replacing or regranting such SARs with an Exercise Price that is less than the original Exercise Price of the SAR, or (ii) change the Exercise Price of a SAR to an Exercise Price that is less than the original SAR Exercise Price, or (iii) cancel outstanding SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

9.	Restricted Stock

Grant of Restricted Stock. Subject to the terms of this Plan, shares of Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in its sole discretion.

Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number of shares of Restricted Stock issued and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Termination of Employment. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to retain shares of Restricted Stock following termination of the Participant’s employment with the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Other Restrictions. The Committee may impose such restrictions on any shares of Restricted Stock granted under this Plan as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or time- based restrictions placed on the shares by the Company upon vesting of such Restricted Stock. Restricted Stock, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, Disability, Reduction in Force, Retirement or termination of employment under certain circumstances.

Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the Period of Restriction.

Dividends. Except as otherwise set forth in the Award Agreement, dividends or other distributions paid on Restricted Stock shall be accumulated and payable subject to the same restrictions and conditions as the shares underlying the Award.

10.	Restricted Stock Units

Grant of Restricted Stock Units. Subject to the terms of this Plan, Restricted Stock Units may be granted to Participants in such number, and upon such terms, at any time and from time to time, as shall be determined by the Committee in its sole discretion.

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Appendix C: 2021 Long-Term Incentive Plan

Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period of Restriction or Performance Period, the number Restricted Stock Units granted and such other provisions as the Committee shall determine.

Termination of Employment. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have vested in their Restricted Stock Units following termination of the Participant’s employment with the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Other Restrictions. The Committee may impose such restrictions on any Restricted Stock Units granted under this Plan as it may deem advisable including requirements that Participants pay stipulated purchase prices for each Share subject to a Restricted Stock Unit and/or time-based restrictions placed by the Company on the shares delivered to a Participant upon the vesting of the Restricted Stock Units. Restricted Stock Units, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, Disability, Retirement or termination of employment under certain circumstances.

Ownership. During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the shares subject to the Restricted Stock Units and shall have no right to vote such shares.

Dividend Equivalents. Except as otherwise set forth in the Award Agreement, dividend equivalents equal to the per-share cash dividend paid by the Company shall be accumulated on Restricted Stock Units and payable subject to the same restrictions and conditions as the shares underlying the Award.

11.	Performance Awards.

Grant of Performance Awards. Subject to the terms of this Plan, Performance Awards may be granted to Participants in such number, and upon such terms, at any time and from time to time, as shall be determined by the Committee in its sole discretion.

Value of Performance Awards. Each Performance Award shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and number of Performance Awards upon which payout will be based.

Earning of Performance Awards. Subject to the terms of this Plan, including after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout based upon the value and number of Performance Shares earned by the Participant over the Performance Period determined as a function of the extent to which, or whether, the corresponding performance goals have been achieved.

Payment of Performance Awards. Payment of earned Performance Awards shall be in such form and at such time as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or shares (or in a combination thereof) equal to the value of the earned Performance Shares.

Termination of Employment. Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to vest in their Performance Awards following termination of the Participant’s employment with the Company and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Other Restrictions. The Committee may impose such restrictions on any Performance Awards granted under this Plan as it may deem advisable. Any shares delivered to a Participant upon the vesting and settlement of Performance Awards may be subject to any restrictions deemed appropriate by the Committee. Performance Shares, or a portion thereof, may become nonforfeitable or vest upon certain events, such as the Participant’s death, Disability, Reduction in Force, Retirement or termination of employment under certain circumstances.

Ownership. During the Period of Restriction or Performance Period, the Participant will have no rights of ownership in the shares subject to the Restricted Stock Units and shall have no right to vote such Shares.

Dividends Equivalents. Except as otherwise set forth in the Award Agreement, dividend equivalents equal to the per-share cash dividend paid by the Company shall be accumulated on Performance Shares and payable subject to the same restrictions and conditions as the shares underlying the Award.

PSEG 2021 Proxy Statement	C-9

Appendix C: 2021 Long-Term Incentive Plan

12.	Performance Measures.

A non-exhaustive list of Performance Measures criteria established by the Committee that could be used for performance-based Awards under this Plan includes any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; workforce hiring plan measures; air quality control project management; environmental; OSHA recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; INPO rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); or leak rate per mile.

Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non- recurring items, and the cumulative effects of accounting changes, each as defined by Generally Accepted Accounting Principles in the United States (“GAAP”). Any Performance Measure(s) may be used to measure the performance of the Company on a corporate-wide basis or one or more business units, divisions, or Subsidiaries and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies, in each case as the Committee may deem appropriate. In establishing Performance Measures, the Committee may provide that any financial factor that in whole or in part comprises any Performance Measure will be determined in accordance with GAAP or that any such financial factor may be non- GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non- GAAP items.

13.	Non-Transferability.

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant, their guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise their Awards after the Participant’s death. An Option or Stock Appreciation Right transferred to a third-party financial institution shall be prohibited. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

14.	Rights of Participant.

Nothing in this Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or service, at any time or for any reason, nor shall they confer upon any Participant any right to continue employment or service as an Employee for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Sections 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and its Subsidiaries.

15.	Listing and Registration of Shares and Restrictions on Shares.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee. The Board of Directors or the Committee may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

The Committee may impose such restrictions on any shares acquired pursuant to any Award as it may deem advisable, including restrictions to comply with applicable state and federal securities laws, rules and regulations or any NYSE listing standards applicable to such shares.

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Appendix C: 2021 Long-Term Incentive Plan

In addition to any legends that may be required pursuant to applicable state and federal securities laws, certificates representing shares subject to Restricted Stock Awards may bear a legend substantially as follows:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Public Service Enterprise Group Incorporated 2021 Long-Term Incentive Plan, and in an award document. A copy of such Plan and award documents may be obtained from Public Service Enterprise Group Incorporated.

The Company shall have the right to retain (or escrow) shares of Common Stock that are subject to Restricted Stock Awards until such time as all restrictions applicable to such shares have been satisfied. Shares subject to Restricted Stock Awards shall become freely transferrable (subject to applicable laws and Company imposed trading restrictions) once all restrictions applicable to such shares have been satisfied.

The Committee may require Participants to execute stock powers or other similar instruments in order to facilitate the return to the Company of shares upon forfeiture of Restricted Stock Awards or for such other purposes as deemed reasonably necessary by the Committee to facilitate the administration of the Plan, any Award Agreement or any Award.

Except as otherwise set forth in this Plan or any Award Agreement, neither the Participant nor their Successor will have any of the rights or privileges of a shareholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing such shares (which may be certificated or in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).

16.	Adjustments and Substitutions

Adjustments. The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants.

Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up or split off, spinoff or spinout, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company, issuance of rights or warrants, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, may substitute or adjust, as applicable, the number and kind of shares that may be issued under this Plan or under particular forms of Awards, the number and kind of shares subject to outstanding Awards, the Exercise Price applicable to outstanding Awards, other Award terms, and other value determinations applicable to outstanding Awards.

Notwithstanding anything in this Plan to the contrary:

•

Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

•

In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders of the Company and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

PSEG 2021 Proxy Statement	C-11

Appendix C: 2021 Long-Term Incentive Plan

The determination of the Committee as to the adjustments and substitutions described above, if any, shall be conclusive and binding on the Company, Participants and beneficiaries under this Plan. The adjustments and substitutions described in this Section shall be made in compliance with: (i) Code Sections 422 and 424 with respect to Incentive Options; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to Non-Qualified Options, applied as if the Non-Qualified Options were Incentive Options; and (iii) Code Section 409A, to the extent necessary for exemption therefrom, and to avoid adverse tax consequences.

17.	Amendments and Termination.

(a)

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(b) as Awards pursuant to Sections 7 through 12, to any Participant, or (b) change the class of individuals eligible for Awards. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the amendment or termination by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment or termination is effective, provided that adjustments pursuant to Section 16 are not subject to such limitation.

(b)

Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement prospectively or retroactively as it deems advisable to conform the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature, to the administrative regulations and rulings promulgated thereunder or to Internal Revenue Service, the state and federal securities laws, rules and regulations or NYSE listing standards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Performance Awards under this Plan.

By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17(b) to any Award granted under the Plan without further consideration or action. No amendment shall have a materially adverse impact to a Participant without written consent to the amendment by the Participant.

(c)

In no event shall the Committee or the Board, without first obtaining the approval of the Company’s shareholders, have the right to: (i) cancel outstanding Options or SARs for the purpose of replacing or re-granting such Options or SARs with an Exercise Price that is less than the original Exercise Price of the Option or SAR, or (ii) change the Exercise Price of an Option or SAR to an Exercise Price that is less than the original Option or SAR Exercise Price, or (iii) cancel outstanding Options or SARs with an Exercise Price that is more than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

18.	Tax Withholding.

Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount necessary to satisfy federal, state, local or other taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, an Award Agreement or Awards hereunder.

Share Withholding. With respect to withholding required upon the lapse of restrictions, settlement or any other taxable event arising as a result of an Award that is payable through the issuance and delivery of shares to the Participant, unless the Committee determines otherwise, each Participant may satisfy their withholding requirement by having the Company withhold a number of shares having a Fair Market Value on the date the withholding amount is to be determined in an amount not to exceed the maximum rate for the Participant in the applicable jurisdiction.

19.	Foreign Jurisdictions.

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable, to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

20.	Compliance with Code Section 409A.

The Company intends that this Plan and Awards granted under the Plan shall be exempt from, or otherwise comply with, the requirements of Code Section 409A, and it shall be interpreted and administered accordingly, including the six-month delay for specified employees. To the extent that Code Section 409A applies, the date of a termination of employment shall be determined in accordance with the separation from service rules under Code Section 409A.

C-12	PSEG 2021 Proxy Statement

Appendix C: 2021 Long-Term Incentive Plan

21.	Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 80 Park Plaza, Newark, New Jersey 07102, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or Subsidiary or, if applicable, to the Participant’s Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

22.	General.

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the singular shall include the plural and the plural shall include the singular.

Reference to “including”, “include” or “includes” does not limit the generality of the relevant statement.

The titles and headings of the sections of the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

The provisions of the Plan shall take precedence over any conflicting provision contained in an Award or Award Agreement. All matters relating to the Plan, an Award Agreement or an Award granted hereunder shall, to the extent not preempted by Federal law, be governed and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws.

The Plan, the Award Agreement and any Award shall be binding on the Company and on successors to the Company, whether the existence of such successor to the Company is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Action Required. If the Company, a Participant or beneficiary is required to take any action under this Plan within a certain number of days, and the final day of such period ends on Saturday, Sunday or a federal holiday, the Company, Participant or beneficiary must take such action no later than the last business day preceding such day.

PSEG 2021 Proxy Statement	C-13

THE PSEG VISION: POWERING PROGRESSOur vision for a future where people use less energy, and its cleaner and more reliable than ever. PSEG CORE COMMITMENTS SAFETY We put safety first. INTEGRITY We do whats right. CONTINUOUS IMPROVEMENT We aspire to achieve excellence. DIVERSITY, EQUITY AND INCLUSION We treat all individuals with dignity and respect. CUSTOMER SERVICE We keep customers at the heart of everything we do. ACHIEVEMENTS ENVIRONMENT AND SUSTAINABILITY Published inaugural PSEG Climate Report Dow Jones Sustainability North America Index for 13th consecutive year 2021 selection in S&P Sustainability Yearbook Announced plans to explore strategic alternatives for PSEGs non-nuclear generation fleet Landmark $1B Clean Energy Future Energy Efficiency program in N.J. Announced intent to acquire 25% equity interest in N.J. Ocean Wind project New Jerseys largest source of carbon-free energy DIVERSITY, EQUITY AND INCLUSION One of Forbes Best Employers for Diversity Member of EEI Diversity and Inclusion Initiative Joined The Valuable 500 disability inclusion organization Named to Newsweeks 2021 list of Americas Most Responsible Companies CORPORATE RESPONSIBILITY Donated 50,000 masks and 200,000 pairs of gloves to frontline medical workers $4M PSEG Foundation, Corporate Giving commitment to COVID-19 relief efforts, including $1M to N.J. Pandemic Relief Fund $1M PSEG Foundation, Corporate Giving commitment to Powering Equity and Social Justice Initiative Employee volunteerism participation continued throughout the pandemic COMMUNITIES AND THE ECONOMY Joined New Jersey CEO Council hiring, supplier diversity commitment to address COVID-19 economic impacts $1.5M PSEG Community Gift to 14 organizations addressing pandemic needs Corporate Citizenship Award from Long Island Business News CUSTOMER SERVICE AND RELIABILITY ReliabilityOne" Award for Outstanding Reliability Performance in Mid-Atlantic Region, 19th consecutive year 2020 Outstanding Customer Engagement Award Launched first mobile apps for PSE&G, PSEG Long Island customers Continued to provide essential energy services throughout global pandemic EMPLOYEES One of Americas Best Employers by Forbes magazine 2021 Military Friendly Employer Industry leader in employee PPE, health and safety protocols

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The Board of Directors Recommends a Vote “FOR” Items 1-5.

1. ELECTION OF DIRECTORS:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST		ABSTAIN

1.1 Ralph Izzo	☐	☐	☐	1.6 Scott G. Stephenson	☐	☐		☐

1.2 Shirley Ann Jackson	☐	☐	☐	1.7 Laura A. Sugg	☐	☐		☐

Please fold here – Do not separate

1.3 Willie A. Deese	☐	☐	☐	1.8 John P. Surma	☐	☐		☐

1.4 David Lilley	☐	☐	☐	1.9 Susan Tomasky	☐	☐		☐

1.5 Barry H. Ostrowsky	☐	☐	☐	1.10 Alfred W. Zollar	☐	☐		☐

2. Advisory vote on the approval of executive compensation				☐ For	☐	Against	☐	Abstain

3. Ratification of the appointment of Deloitte & Touche LLP as Independent Auditor for the year 2021				☐ For	☐	Against	☐	Abstain

4. Approval of the 2021 Equity Compensation Plan for Outside Directors				☐ For	☐	Against	☐	Abstain

5. Approval of the 2021 Long-Term Incentive Plan				☐ For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date	Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Public Service Enterprise Group Incorporated

2021 Annual Meeting of Stockholders

April 20, 2021 at 1:00 p.m. ET via Live Webcast

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•

Visit register.proxypush.com/peg on your smartphone, tablet or computer. You will need the latest versions of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.

•	Enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation e-mail and a second e-mail approximately 1 hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/peg.

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders

The 2021 Proxy Statement and the 2020 Annual Report to Stockholders are available at: www.pseg.com/annualmeeting

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (PSEG)

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 20, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Shirley Ann Jackson and Ralph Izzo, and each or either of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of PSEG to be held on April 20, 2021 and at all adjournments or postponements thereof, upon all matters which may properly come before the meeting or any adjournment or postponement thereof, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

Please mark your proxy on the reverse side,

sign and date it, and return it promptly in the envelope provided.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL

www.proxypush.com/peg	1-866-883-3382
Use the Internet to vote your proxy.	Use a touch-tone telephone to vote your proxy.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by April 19, 2021.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.